EXHIBIT 10.1

LICENSE AGREEMENT

by and between

ASTRAZENECA AB

and

MAP PHARMACEUTICALS, INC.

DATE: December 19, 2008

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TABLE OF CONTENTS

1	DEFINITIONS		1

2	CONSTRUCTION		18

3	GOVERNANCE		18

	3.1	Executive Steering Committee	18

	3.2	Joint Project Team	19

	3.3	General Provisions Governing Committees	23

4	DEVELOPMENT AND REGULATORY AFFAIRS		26

	4.1	Ongoing Development	26

	4.2	Development Plans	26

	4.3	MAP Development	28

	4.4	AstraZeneca Development	31

	4.5	Publications and Presentations	32

	4.6	Compliance	33

	4.7	Cooperation	33

	4.8	Regulatory Responsibilities	34

	4.9	Information Disclosure; Assistance	36

	4.10	Regulatory Data and Records	37

	4.11	Reporting to JPT	37

	4.12	Adverse Event Reporting	38

	4.13	Product Recall	39

	4.14	Safety Agreement	39

	4.15	Other Licensed Products	39

	4.16	Target Product Characteristics Disputes	39

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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5	COMMERCIALIZATION		40

	5.1	In General	40

	5.2	Commercialization Plan	40

	5.3	Diligence Obligations in the [***]	41

	5.4	Diligence Obligations [***]	42

	5.5	Commercially Reasonable Efforts	42

	5.6	No Other Diligence Obligations	42

	5.7	Limitations to Diligence Obligations	42

	5.8	Commercial Reports	42

	5.9	Change in Lead Licensed Product	43

	5.10	Notice and Summary of Commercialization Activities	43

	5.11	Establishment of Committee	43

6	MANUFACTURING		43

	6.1	MAP Responsibilities	43

	6.2	AstraZeneca Responsibilities	44

	6.3	Transfer of Commercial Manufacturing Relationships	44

	6.4	Transfer of Clinical Manufacturing Relationships and Elan Services Agreement	44

	6.5	Retained Liability	45

	6.6	Quality Agreement	45

	6.7	Acknowledgment	45

7	CO-PROMOTION RIGHT		45

	7.1	Co-Promotion of Lead Licensed Product	45

	7.2	Terms of Co-Promotion Agreement	45

	7.3	[***] Co-Promotion Agreement	45

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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8	CONSIDERATION		46

	8.1	Milestone Payments	46

	8.2	Royalties	48

	8.3	Bundled Products	49

	8.4	Consent Sublicenses	49

	8.5	Reduction of Royalty	50

	8.6	Royalty Stacking	50

	8.7	Royalty Term	52

	8.8	Sales Subject to Royalties	52

	8.9	Royalty Payments	53

	8.10	Non-Monetary Consideration	53

	8.11	Records Retention; Audit	53

	8.12	Mode of Payment	54

	8.13	Currency	54

	8.14	Taxes	54

	8.15	Imports	55

9	GRANT OF RIGHTS		55

	9.1	License Grants to AstraZeneca	55

	9.2	Combination Product Options	56

	9.3	No Implied Licenses	58

	9.4	Sublicenses	58

	9.5	Distributorships	58

	9.6	Co-Promotion Rights	59

	9.7	Mutual Non-Compete	59

	9.8	No Encumbrance	60

	9.9	Exclusivity Term	60

	9.10	Assignment of Regulatory Documentation	60

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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	9.11	License Grant to MAP	61

	9.12	License Grant for the Benefit of Elan	61

10	CONFIRMATORY PATENT LICENSES		61

11	OWNERSHIP OF INTELLECTUAL PROPERTY		62

	11.1	Ownership of Technology	62

	11.2	Ownership of Licensed Patents and Licensed Know-How	62

	11.3	Improvements	62

	11.4	Ownership of Joint Inventions, Joint Patents and Joint Know-How	63

	11.5	Rights to Acquire Intellectual Property	64

12	TRADEMARKS AND TRADE DRESS		64

	12.1	Trademarks	64

	12.2	Defense and Enforcement	64

	12.3	Assignment of MAP Product Trademark	64

	12.4	Patent Marking	65

	12.5	Use of MAP Name and Elan Acknowledgment	65

13	MAINTENANCE AND PROSECUTION OF PATENTS		66

	13.1	Coordination	66

	13.2	Prosecution Obligations	67

	13.3	Decisions to Prosecute	68

	13.4	Cooperation	68

	13.5	Joint Patents	69

	13.6	CREATE Act	70

	13.7	Patent Term Extension	70

	13.8	Orange Book Listings	70

	13.9	Patents Under Elan Agreements	70

	13.10	Other AZ Patents	71

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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14	ENFORCEMENT OF PATENTS		71

	14.1	Rights and Procedures	71

	14.2	Recovery	73

	14.3	Enforcement of Elan Intellectual Property	73

15	POTENTIAL THIRD PARTY ACTIONS		74

	15.1	Third Party Licenses	74

	15.2	Invalidity or Unenforceability Defenses or Actions	74

	15.3	Third Party Litigation	75

	15.4	Duty to Inform; Consent to Settlements	76

	15.5	Cooperation	76

	15.6	Enforcement of Elan Intellectual Property	77

	15.7	Excluded AZ Patents	77

	15.8	Costs and Expenses	78

16	REPRESENTATIONS, WARRANTIES AND COVENANTS		78

	16.1	MAP Representations	78

	16.2	AstraZeneca Representations	83

	16.3	Mutual Representations	84

	16.4	AstraZeneca Participation with Respect to Elan Agreements	84

	16.5	DISCLAIMER	86

17	CONFIDENTIALITY		86

	17.1	MAP Product Information	86

	17.2	Confidentiality Generally	87

	17.3	Permitted Disclosures	87

	17.4	Exclusions	89

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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	17.5	Use of Name	90

	17.6	Press Release	90

18	INDEMNIFICATION, LIABILITY AND INSURANCE		91

	18.1	Indemnification of MAP by AstraZeneca	91

	18.2	Indemnification of AstraZeneca by MAP	91

	18.3	Notice of Claim	93

	18.4	Indemnification Procedures	93

	18.5	LIMITATION ON DAMAGES	95

	18.6	Insurance	95

19	TERM AND TERMINATION		96

	19.1	HSR and Other Governmental Filings	96

	19.2	Effective Date and Term	96

	19.3	Termination	97

	19.4	Consequences of Termination	99

	19.5	Unauthorized Sales	105

	19.6	Remedies	106

	19.7	Accrued Rights; Surviving Obligations	106

	19.8	Termination Upon Insolvency	106

	19.9	Bankruptcy	107

20	MISCELLANEOUS		108

	20.1	Compliance	108

	20.2	Force Majeure	108

	20.3	Assignment	109

	20.4	Subcontracting	109

	20.5	Change of Control and Certain Other Events	109

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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20.6	Arbitration	112

20.7	Governing Law, Jurisdiction, Venue and Service	113

20.8	Notices	114

20.9	Relationship of the Parties	115

20.10	Waiver and Non-Exclusion of Remedies	115

20.11	Equitable Relief	115

20.12	Further Assurances	116

20.13	Expenses	116

20.14	Amendment	116

20.15	Entire Agreement	116

20.16	Severability	116

20.17	English Language	117

20.18	Counterparts	117

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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SCHEDULES

Schedule 1.13 – Primary Endpoints of 301 Study

Schedule 1.87 – Schedule of FTE Rates

Schedule 1.101 – Initial Development Budget

Schedule 1.102 – Initial Development Plan

Schedule 1.117 – Licensed Patents

Schedule 1.121 – Fully Burdened Manufacturing Cost

Schedule 1.126 – MAP Name

Schedule 1.130 – MAP Product Trademark

Schedule 1.165 – Target Product Characteristics of Lead Licensed Product

Schedule 3.2.5 – Tollgates

Schedule 7.1 – Terms of Licensed Product Co-Promotion Agreement

Schedule 10 – Form of Confirmatory Patent License Agreement

Schedule 16.1.1(A) – Owned Patents

Schedule 16.1.1(B) – In-Licensed Patents

Schedule 17.6 – Form of Press Release

Schedule 19.3.3(b) – [***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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This LICENSE AGREEMENT (this “Agreement”) is made as of the 19th day of December, 2008, by and between:

ASTRAZENECA AB, a Swedish corporation with offices at S-151 85 Södertälje, Sweden (“AstraZeneca”); and

MAP Pharmaceuticals, Inc., a Delaware corporation with offices at 2400 Bayshore Parkway, Suite 200, Mountain View, California, United States of America 94043 (“MAP”).

RECITALS

WHEREAS, AstraZeneca and its Affiliates have specialized experience and expertise in researching, developing and commercializing nebulized and other inhaled forms of the corticosteroid budesonide for the treatment of pediatric asthma;

WHEREAS, MAP has developed a new formulation of inhaled nebulized budesonide, known as unit dose budesonide, that may prove to be an effective treatment for the treatment of pediatric asthma;

WHEREAS, a Generic Version (as defined below) of Pulmicort Respules (as defined below) has been approved by the FDA for sale in the United States; and

WHEREAS, MAP desires to grant a license to AstraZeneca, and AstraZeneca desires to take a license, to develop and commercialize the above-mentioned formulation of budesonide in accordance with the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1	DEFINITIONS

Unless otherwise specifically provided herein, the following terms, when used with a capital letter at the beginning, shall have the following meanings:

1.1 “301 Data Package” means the complete data package compiled upon completion of the 301 Study, including (i) a detailed summary of all data generated or compiled in connection with the 301 Study (including electronic or other reasonable access to all raw data, including case report forms), (ii) all results and analyses of the 301 Study, including all analyses performed in accordance with the statistical plan agreed to by MAP and the FDA and any other analyses conducted by or on behalf of MAP in connection with the 301 Study, (iii) any regulatory submissions made to the FDA or any other Regulatory Authority by or on behalf of MAP with respect to the 301 Study or that are otherwise reasonably necessary to evaluate the 301 Study, and (iv) such other material information relating to the 301 Study or that is otherwise reasonably necessary to evaluate the 301 Study in the Control of MAP as AstraZeneca may reasonably request. For the avoidance of doubt, all data, results and analyses, whether compiled

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

by MAP, its Affiliates, its contractors or its consultants in connection with the 301 Study or any other study performed by or on behalf of MAP or its Affiliates that is necessary to evaluate the 301 Study shall be included or summarized in the 301 Data Package.

1.2 “301 Study” means the study conducted under protocol MAP0010-CL-P301 entitled “A Randomized, Double-Blind, Placebo-Controlled, Parallel-Group Study Investigating the Safety and Efficacy over Twelve-Weeks Treatment Period of MAP0010 in Asthmatic Infants and Children Twelve Months to Eight Years of Age”.

1.3 “302 Study” means the study conducted under protocol MAP0010-CL-P302 entitled “A Twelve-Week, Randomized, Double-Blind, Placebo-Controlled, Parallel Group, Phase 3 Study, Comparing the Safety and Efficacy of MAP0010 (0.135 mg and 0.25 mg) with Placebo in Twelve-Month-Old to Eight-Year-Old Children With Asthma”.

1.4 “A/B Rated” means, inside the United States, “therapeutically equivalent” as evaluated by the FDA, applying the definition of “therapeutically equivalent” set forth in the preface to the then-current edition of the FDA publication “Approved Drug Products With Therapeutic Equivalence Evaluations” and, outside the United States, such equivalent determination by the applicable Health Authorities as is necessary to permit pharmacists or other individuals authorized to dispense pharmaceuticals under Applicable Law to substitute one product for another product in the absence of specific instruction from a physician or other authorized prescriber under Applicable Law.

1.5 “Acquired Party” has the meaning set forth in Section 20.5.2.

1.6 “Acquiror” has the meaning set forth in Section 20.5.2.

1.7 “Acquiror Affiliate” has the meaning set forth in Section 20.5.2.

1.8 “Adverse Event” means the development of an undesirable medical condition or the deterioration of a pre-existing medical condition in a patient or clinical investigation subject following or during exposure to a pharmaceutical product or investigational drug, whether or not considered causally related to such product or drug, the exacerbation of any pre-existing condition(s) occurring during the use of such product or drug, or any other adverse experience or adverse drug experience described in the FDA’s Investigational New Drug safety reporting and NDA post-marketing reporting regulations, 21 C.F.R. §§ 312.32 and 314.80, respectively, and any applicable corresponding regulations outside the United States, in each case as may be amended from time to time. For purposes of this Agreement, “undesirable medical condition” shall include symptoms (e.g., nausea, chest pain), signs (e.g., tachycardia, enlarged liver) or the abnormal results of an investigation (e.g., laboratory findings, electrocardiogram), including unfavorable side effects, toxicity, injury, overdose or sensitivity reactions. Failure of a product to exhibit its expected pharmacologic/biologic effect in a clinical study is not considered an Adverse Event.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.9 “Affiliate” means, with respect to a Person, any Person that Controls, is Controlled by or is under common Control with such first Person. For purposes of this definition only, “Control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities, by contract relating to voting rights or corporate governance, or (b) to own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or other ownership interest of such Person.

1.10 “ANDA Act” has the meaning set forth in Section 14.1.1.

1.11 “Annual Net Sales” means the Net Sales made during a given Calendar Year.

1.12 “Applicable Law” means the applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of the Health Authorities, that may be in effect from time to time.

1.13 “Applicable Standard” means, with respect to the 301 Study, that [***] in the 301 Study, as set forth in Schedule 1.13 and as determined in accordance with [***] with respect to such study, have been met.

1.14 “Applicable Safety Standard” means, with respect to the 301 Study, that (a) the Adverse Event profile for [***] such study is [***] and (b) the risk/benefit profile for both doses used in such study is [***].

1.15 “AstraZeneca” has the meaning set forth in the introduction hereto.

1.16 “AstraZeneca Party” has the meaning set forth in Section 18.2.

1.17 “AstraZeneca Program Data” means any and all documentation and data owned or Controlled by AstraZeneca and in tangible form at the time of termination of the Agreement that (a) have been generated with respect to Licensed Products or pursuant to the Initial Development Plan or the Development Plan, and (b) is reasonably necessary to enable MAP to continue development and commercialization of Licensed Products in the country or countries for which this Agreement has been terminated (or, if applicable, the Territory), in each case not including documentation and data relating to the Manufacture of any Licensed Products. For clarity, AstraZeneca Program Data does not include documentation and data related to products that are not Licensed Products, such as Pulmicort Respules, except to the extent generated pursuant to the initial Development Plan or the Development Plan.

1.18 “Authorized Generic Version” means, with respect to a pharmaceutical product, any other pharmaceutical product that (a) is sold under the Drug Approval Application for the first product, (b) is sold under a different Trademark than the first product and (c) has a National Drug Code (“NDC”) number that differs from the NDC number for the first product (other than on a temporary basis as may be necessary to launch the second product in the applicable market).

1.19 “AZ Disclosable Patents” has the meaning set forth in Section 13.1.

1.20 “AZ Publication Policy” means AstraZeneca’s and its Affiliates’ policies and procedures with respect to the publication of the results of clinical trials, including AstraZeneca’s “International Procedure: Disclosure of Clinical Study Information on Public Websites,” each as may be amended by AstraZeneca or its Affiliates, as applicable, from time to time.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.21 “Bankruptcy Code” means Title 11, United States Code, as amended, or analogous provisions of Applicable Law outside the United States.

1.22 “Breaching Party” has the meaning set forth in Section 19.3.2.

1.23 “Budesonide” means the glucocorticosteroid budesonide, [***].

1.24 “Bundled Product” has the meaning set forth in Section 8.3.

1.25 “Calendar Quarter” means each successive period of three (3) consecutive calendar months commencing on 1st January, 1st April, 1st July and 1st October.

1.26 “Calendar Year” means each successive period of twelve (12) consecutive calendar months commencing on 1st January.

1.27 “Change of Control” means the occurrence of any of the following:

(a) A Party enters into a merger, consolidation, stock sale or sale or transfer of all or substantially all of its assets, or other similar transaction or series of transactions with another Person, unless, following such transaction or transactions, (i) the individuals and entities who were the beneficial owners of the outstanding voting securities of such Party immediately prior to such transaction beneficially own, directly or indirectly, at least fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or similar governing persons of the corporation or other entity resulting from such transaction (“Successor”) in substantially the same proportions as their ownership immediately prior to such transaction of such outstanding voting securities, (ii) at least fifty percent (50%) of the members of the Board of Directors or similar governing body of the Successor were members of the Board of Directors of such Party at the time of the execution of the initial agreement, or the action of the Board of Directors of such Party, providing for such transaction, (iii) the Party retains title ownership after the transaction or transactions to properties and assets (x) representing more than fifty percent (50%) of such Person’s consolidated total assets or (y) from which more than fifty percent (50%) of such Person’s consolidated operating income for its most recent fiscal year was derived, and (iv) such Party is the surviving entity in such transaction or transactions; or

(b) any transaction or series of related transactions in which any Person or group of Persons acquires beneficial ownership of securities of a Party representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of such Party;

provided, however, that notwithstanding (a) or (b) above, a stock sale to underwriters of a public offering of such Party’s capital stock shall not constitute a Change of Control.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.28 “CEO” means chief executive officer.

1.29 “Clinical Product” has the meaning set forth in Section 16.1.17.

1.30 “Combination Product” means a product in a form suitable for human application that contains as an active ingredient a Formulation, together with one or more Other Active Ingredients, the combination of which is sold either as a fixed dose or as separate doses in a single package, which product is specifically formulated for administration using a Nebulizer.

1.31 “Commercialization Plan” has the meaning set forth in Section 5.2.2.

1.32 “Commercialize” or “Commercialization” means, with respect to a product, to conduct the First Commercial Sale or otherwise commercially sell such product.

1.33 “Commercially Reasonable Efforts” means, with respect to the research, development, Manufacture or commercialization of a Licensed Product, efforts and resources [***] used in the [***] pharmaceutical industry for [***] the commercialization of a Licensed Product [***] in such country, [***]. Except where otherwise indicated in this Agreement, Commercially Reasonable Efforts shall be determined based on [***].

1.34 “Committee” has the meaning set forth in Section 3.3.

1.35 “Competing Product” means any pharmaceutical product (other than a Licensed Product) (a) that contains [***], (b) that is [***], and (c) that is [***].

1.36 “Competitor Transaction” has the meaning set forth in Section 20.5.

1.37 “Competitor” means a Third Party pharmaceutical company (a) that is clinically developing or commercializing a product containing Budesonide [***] and (b) with respect to which the sharing of information related to AstraZeneca’s clinical development or commercialization efforts with respect to any Licensed Product [***]. For purposes of clause (a) of this definition, [***].

1.38 “Complaining Party” has the meaning set forth in Section 19.3.2.

1.39 “Confidential Information” means, subject to Section 17.3, any and all data, results, know-how (including Licensed Know-How), plans, business information and other Information, whether oral or in writing or in any other form, disclosed before, on or after the date of this Agreement by one Party to the other Party, including the terms and existence of this Agreement and the Co-Promotion Agreement. For purposes of this Agreement, notwithstanding the Party that discloses such data, results, know-how, plans, business information and other Information, all data, results, know-how, plans, business information and other Information generated or collected by or on behalf of MAP and its Affiliates in connection with the exercise of its rights or the performance of its obligations pursuant to Article 7 or the Co-Promotion Agreement (other than non-product specific information and expertise relating to promotional practices generally that would not be Confidential Information of AstraZeneca but for this sentence) shall be [***].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.40 “Consent Sublicense” has the meaning set forth in Section 9.4.1(c).

1.41 “Control” means, with respect to any item of Information, Patent or Intellectual Property Right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign, or grant a license, sublicense or other right to or under, such Information, Patent or Intellectual Property Right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.42 “Co-Promotion Agreement” has the meaning set forth in Section 7.1.

1.43 “Corticosteroid License” has the meaning set forth in Section 20.5.

1.44 “Corticosteroid Program” has the meaning set forth in Section 20.5.

1.45 “CPI-U” means the United States Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor.

1.46 “CRE Factors” means, with respect to a Licensed Product, [***] and cost to [***] and the nature and extent of [***] status, [***] with respect to the Licensed Product, [***] the cost of [***] status for the Licensed Product, including with respect to the [***], any other risks related to the [***], including any impact such [***], and, with respect to the factors that [***] the impact of any [***].

1.47 “CREATE Act” has the meaning set forth in Section 13.6.

1.48 “Detail” means that part of an in-person, face-to-face sales call during which a sales representative, who is fully trained and knowledgeable with respect to a pharmaceutical product, including its product label and insert and the use of the applicable promotional materials, makes a full presentation of such product to a physician or other medical professional with prescribing authority such that the relevant characteristics of such product are described by the sales representative in accordance with Applicable Law and in a fair and balanced manner that is customary in the industry for the purpose of promoting a prescription pharmaceutical product. For the avoidance of doubt, the following shall not constitute a “Detail” except as otherwise set forth herein: (a) any activities performed by medical information scientists, market development specialists, managed care account directors and other personnel who are not conducting face-to-face sales calls; (b) [***]; (c) presentations made at conventions or to any group of more than five (5) physicians or other medical professionals with prescribing authority; or (d) a mere delivery of product samples without discussion with a medical professional about the product. When used as a verb, “Detail” means to perform a Detail.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.49 “Development Budget” has the meaning set forth in Section 4.2.2(a), as approved by the JPT and as may be amended from time to time in accordance with the terms of this Agreement.

1.50 “Development Costs” means the [***] in accordance with U.S. generally accepted accounting principles, consistently applied, by or on behalf of MAP or any of its Affiliates, incurred with respect to activities conducted [***], that are (a) specifically identifiable or reasonably allocable to the development of Licensed Products, and (b) incurred in accordance with the Initial Development Plan and Initial Development Budget, or any other Development Plan or Development Budget. Development Costs shall not include [***] with respect to development activities to the extent that such activities are [***]. For clarity, Development Costs shall [***].

1.51 “Development Plan” has the meaning set forth in Section 4.2.2(a), as approved by the JPT and as may be amended from time to time in accordance with the terms of this Agreement.

1.52 “Direct Relationship” means, with respect to any and all rights (including licenses) of MAP under the Elan License Agreement as of the Effective Date or under the Elan Services Agreement as of the Effective Date with respect to which AstraZeneca is intended under the terms and conditions of this Agreement to [***] (including as a Sublicensee (as that term is defined in the Elan License Agreement)), a relationship of [***] that would enable AstraZeneca to [***] during the Term, subject to [***] the Elan License Agreement or the Elan Services Agreement, as applicable (or any related agreement implementing the Direct Relationship), and subject to the terms and conditions to be agreed by AstraZeneca and MAP providing for reasonable coordination and consultation between AstraZeneca and MAP with respect to [***], which coordination and consultation shall [***]. Notwithstanding anything to the contrary, “Direct Relationship” shall not be deemed to require the assignment of the Elan License Agreement [***].

1.53 “Disclosing Party” has the meaning set forth in Section 17.2.

1.54 “Disclosure Letter” means that certain mutually agreed written disclosure letter that is delivered by each of MAP and AstraZeneca to the other contemporaneously with the execution of this Agreement, and any amendment or supplement thereto approved in writing by both Parties.

1.55 “Distributor” has the meaning set forth in Section 9.5.

1.56 “Drug Approval Application” means a New Drug Application as defined in the USFDCA and the regulations promulgated thereunder, or any corresponding foreign application in the Territory, including, with respect to the EEA, a Marketing Authorization Application filed with the EMEA pursuant to the centralized approval procedure or with the applicable Health Authority of a country in the EEA with respect to the mutual recognition or any other national approval procedure.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.57 “EEA” means the European Economic Area, as it may be constituted from time to time.

1.58 “Effective Date” has the meaning set forth in Section 19.2.

1.59 “Elan” means (a) with respect to the Elan License Agreement, Elan Pharma International Limited, (b) with respect to the Elan Services Agreement, Elan Drug Delivery, Inc., (c) with respect to any agreement described in clause (c) of the definition of Elan Agreement, Elan Pharma International Limited, Elan Drug Delivery, Inc., or any of their respective Affiliates, in each case which Third Party is the counterparty to such agreement with MAP or its Affiliate.

1.60 “Elan Acknowledgment” means, to the extent permitted by Applicable Law and to the extent required pursuant to the Elan License Agreement, a due acknowledgment, on the packaging, labeling or promotional materials for the Licensed Product(s), that Product Intermediate was developed by Elan Pharma International Limited or its Affiliate.

1.61 “Elan Agreement” means (a) the Elan License Agreement, (b) the Elan Services Agreement, or (c) any other agreement relating to Product Intermediate, a Formulation, a Licensed Product or any Improvement thereto that MAP (or its Affiliate or any successor or assignee of MAP or its Affiliate) may enter into with Elan (or any successor or assignee of Elan), as may be amended from time to time.

1.62 “Elan License Agreement” means that certain License Agreement, dated as of February 3, 2005, by and between Elan Pharma International Limited and MAP, as amended by the first, second and third amendments thereto, and as may be amended from time to time.

1.63 “Elan Patent Rights” has the meaning set forth in Section 16.4.1.

1.64 “Elan Rights” has the meaning set forth in Section 16.4.1.

1.65 “Elan Services Agreement” means certain Services Agreement, dated February 3, 2005, by and between MAP and Elan Drug Delivery Inc., as amended by the first amendment thereto, and as may be amended from time to time.

1.66 “Embodiments of Intellectual Property” has the meaning set forth in Section 19.9.

1.67 “EMEA” means the European Medicines Agency, and any successor agency thereto.

1.68 “EPIL Developed Technology” has the meaning given it in the Elan License Agreement.

1.69 “EPIL Intellectual Property” has the meaning given it in the Elan License Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.70 “EPIL Know-How” has the meaning given it in the Elan License Agreement.

1.71 “EPIL Patents” has the meaning given it in the Elan License Agreement.

1.72 “ESC” or “Executive Steering Committee” has the meaning set forth in Section 3.1.1.

1.73 “Europe” means the countries comprising the European Union as constituted as of the date hereof.

1.74 “European Union” means the economic, scientific and political organization of member states, which, as of the date hereof, consists of Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom of Great Britain and Northern Ireland.

1.75 “Exclusivity Period” has the meaning set forth in Section 9.7.

1.76 “Existing Pediatric Asthma Product” means an [***] that is owned or otherwise Controlled by AstraZeneca or its Affiliates and is [***] as of the Effective Date.

1.77 “Exploit” means to make, have made, import, use, sell, or offer for sale, including to research, develop, register, modify, enhance, improve, Manufacture, have Manufactured, hold/keep (whether for disposal or otherwise), formulate, optimize, have used, export, transport, distribute, promote, market or have sold or otherwise dispose or offer to dispose of, a product or process.

1.78 “Exploitation” means the act of Exploiting a product or process.

1.79 “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.80 “First Commercial Sale” means, with respect to a product, the first sale for monetary value for use or consumption by the general public of such product in any country in the Territory after all Health Registration Approvals for such product have been obtained in such country. For the avoidance of doubt, sales prior to receipt of all Health Registration Approvals necessary to commence regular commercial sales, such as so-called “treatment IND sales”, “named patient sales” and “compassionate use sales”, shall not be construed as a First Commercial Sale.

1.81 “Force Majeure” has the meaning set forth in Section 20.2.1.

1.82 “Force Majeure Party” means a Party prevented or delayed in its performance under this Agreement by an event of Force Majeure.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.83 “Formulation” means any formulation of Budesonide that [***], which formulation is [***] as of the Effective Date or at any time during the Term (including any formulation that is [***]). For the avoidance of doubt, [***] is a Formulation.

1.84 “Formulation Improvement” means any Improvement that [***] the Formulation that is [***], as such Formulation [***].

1.85 “FTE” means the equivalent of the work of one (1) employee full time for one (1) Calendar Year (consisting of at least a total of [***] hours per Calendar Year, or such other number as may be agreed by the Parties) of work directly related to the development or commercialization of a Licensed Product or any other activities contemplated under this Agreement.

1.86 “FTE Costs” of an activity within a period of time means the number of hours actually spent directly and specifically on such activity during such period, multiplied by the applicable FTE Rate, provided, however, that no payment shall be made with respect to any person’s hours to the extent the person works a number of hours that, when annualized, is more than [***] hours (or such other number as may be agreed by the Parties).

1.87 “FTE Rate” means, with respect to MAP employees performing development or commercialization services under this Agreement, the FTE rate set forth on Schedule 1.87. The FTE Rate shall account for: [***].

1.88 “Generic Version” means, with respect to a particular product, a second product that (a) is not [***], and (b) is A/B Rated with respect to such product.

1.89 “Grant-Back Patents” has the meaning set forth in Section 19.4.3.

1.90 “Health Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Exploitation of Licensed Products in the Territory.

1.91 “Health Registration Approval” means, with respect to a country or region in the Territory, any and all approvals, licenses, registrations or authorizations of any Health Authority necessary to commercially distribute, sell or market a product in such country, including, where applicable, (a) pricing or reimbursement approval in such country, (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), (c) labeling approval and (d) technical, medical and scientific licenses, necessary for commercial distribution, sale or marketing of such product in such country.

1.92 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.93 “HSR Filing” has the meaning set forth in Section 19.1.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.94 “Improvements” means any invention, discovery, development or modification with respect to (i) any [***], (ii) any [***], or (iii) any [***] or (iv) the [***], in each case whether or not patented or patentable, that is conceived, reduced to practice, discovered, developed or otherwise made at any time during the Term, including any [***].

1.95 “Indemnification Claim Notice” has the meaning set forth in Section 18.3.

1.96 “Indemnified Party” means a Party, its Affiliates or its or their respective directors, officers, employees and agents seeking to recover a Loss under Sections 18.1 or 18.2.

1.97 “Indemnifying Party” means a Party from whom recovery of a Loss is sought under Sections 18.1 or 18.2.

1.98 “Indirect Taxes” means value added taxes, sales taxes, consumption taxes and other similar taxes.

1.99 “Information” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results, laboratory notes and notebooks, and other material, including: drug discovery and development technology; biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols; assays and biological methodology; Manufacturing and quality control procedures and data, including test procedures; and synthesis and purification techniques, (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed, and any products, apparatuses, cultures, biological materials and other materials and compositions, but excluding the Regulatory Documentation.

1.100 “Infringement Suit” has the meaning set forth in Section 15.3.

1.101 “Initial Development Budget” means the budget for the Initial Development Plan, attached hereto as Schedule 1.101, as may be amended from time to time in accordance herewith.

1.102 “Initial Development Plan” means the work plan, attached hereto as Schedule 1.102, as may be amended from time to time in accordance herewith, for conducting (a) [***] activities related to the development and filing of a Drug Approval Application [***], and (b) certain limited activities related to the development of [***].

1.103 “In-License Agreement” has the meaning set forth in Section 16.1.1.

1.104 “In-Licensed Patents” has the meaning set forth in Section 16.1.1.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.105 “Intellectual Property Rights” means Trademarks, trade secrets, registered designs, design rights, copyrights (including rights in computer software), domain names, database rights and any rights or property similar to any of the foregoing (other than Patents) in any part of the world, whether registered or not, together with the right to apply for the registration of any such rights.

1.106 “Invalidity Action” has the meaning set forth in Section 15.4.

1.107 “IP” has the meaning set forth in Section 19.9.1.

1.108 “Jet Nebulizer” means a Nebulizer that delivers medicine in the form of a mist through a pressurized gas supply delivered through a nozzle or a jet.

1.109 “Joint Know-How” has the meaning set forth in Section 11.4.

1.110 “Joint Patents” has the meaning set forth in Section 11.4.

1.111 “JPT” or “Joint Project Team” has the meaning set forth in Section 3.2.1.

1.112 “Key Trials” means either (a) the 301 Study and the 302 Study or, (b) [***] of the studies in (a) fails to meet its primary endpoints as determined in accordance with the statistical plan agreed upon by MAP and the FDA with respect to such failed study, then the study in (a) that met its primary endpoints, along with [***] that is conducted pursuant to the Initial Development Plan, as may be amended for such additional Phase III Clinical Trial, after the Effective Date.

1.113 “Knowledge” means the [***] understanding of [***] a Party and its Affiliates of the facts and information [***]. With respect to MAP, [***]. With respect to AstraZeneca, [***].

1.114 “Lead Licensed Product” means the Licensed Product that is [***].

1.115 “Licensed Improvement” means any Improvement that (a) is [***], and (b) is [***] of [***] Affiliates or their respective employees and agents (whether alone or jointly with others), or [***] by [***].

1.116 “Licensed Know-How” means all Information that is acquired, conceived, reduced to practice, discovered, developed, made, owned or otherwise Controlled by MAP or its Affiliates, as of the Effective Date or at any time during the Term, that is necessary or reasonably useful for the Exploitation of any Formulation or any Licensed Product, including any Information related to Licensed Improvements deemed to be Licensed Know-How pursuant to Section 11.3.2. For the avoidance of doubt, Licensed Know-How includes the EPIL Know-How and [***] (to the extent representing Information) that MAP obtains rights to or otherwise Controls as of the Effective Date or at any time during the Term, and any other Information that MAP or its Affiliates obtains rights to or otherwise Controls under any Elan Agreement as of the Effective Date or at any time during the Term.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.117 “Licensed Patents” means (a) all of the Patents that MAP or its Affiliates own, have under license or otherwise Control as of the Effective Date or at any time during the Term that claim or cover (i) inventions necessary or reasonably useful for the Exploitation of any Formulation or Licensed Product, (ii) any Formulation or any Licensed Product, including, with respect to clauses (i) and (ii), the Patents set out in Schedule 1.117 hereto, or (iii) Licensed Know-How, or (b) any Patent with respect to Licensed Improvements deemed to be a Licensed Patent pursuant to Section 11.3.2. For the avoidance of doubt, Licensed Patents include the In-Licensed Patents, the EPIL Patents and Patents Controlled by MAP (as of the Effective Date or at any time during the Term) claiming the [***] and any other Patents that MAP Controls under any Elan Agreement as of the Effective Date or at any time during the Term. Licensed Patents exclude Patent claims Controlled by MAP [***], but include Patent claims to the extent they claim [***].

1.118 “Licensed Product” means any Product or any Combination Product.

1.119 “Losses” means any and all direct or indirect liabilities, damages, losses or expenses, including interest, penalties, and reasonable lawyers’ fees and disbursements. In calculating Losses, the legal duty to mitigate on the part of the Party suffering the Loss shall be taken into account.

1.120 “Manufacture” and “Manufacturing” means, with respect to a product or compound, the synthesis, manufacturing, processing, formulating, packaging, labeling, holding and quality control testing of such product or compound.

1.121 “Manufacturing Cost” has the meaning set forth on Schedule 1.121.

1.122 “MAP” has the meaning set forth in the introduction hereto.

1.123 “MAP Change of Control Event” has the meaning set forth in Section 20.5.

1.124 “MAP Combination Product” has the meaning set forth in Section 9.2.

1.125 “MAP Developed Technology” has the meaning given it in the Elan License Agreement.

1.126 “MAP Name” means the name and Trademark set forth on Schedule 1.126.

1.127 “MAP Notice” has the meaning set forth in Section 20.5.

1.128 “MAP Party” has the meaning set forth in Section 18.1.

1.129 “MAP Product Information” has the meaning set forth in Section 17.1.

1.130 “MAP Product Trademark” means the Trademarks set forth on Schedule 1.130.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.131 “NanoCrystal Technology” has the meaning set forth in the Elan License Agreement.

1.132 “Nebulizer” means an electrically powered (including battery-powered) device that converts a solution or suspension of medication into a fine mist for delivery into the inspiratory breath of a patient from ambient air or through a face mask, mouth piece, endotracheal tube or other apparatus that connects the patient to the device. “Nebulized” means to be delivered using a Nebulizer. For clarity, neither a metered dose inhaler, a dry powder inhaler, nor MAP’s Tempo® delivery device is a Nebulizer.

1.133 “Net Sales” means the gross invoiced amount on sales of the Licensed Products by AstraZeneca and its Affiliates to Third Parties (including Distributors, but not including distributors of Authorized Generic Versions of Licensed Products, the Net Sales with respect to which shall be calculated in accordance with Section 8.5, and not including Sublicensees, the Net Sales with respect to which shall be calculated in accordance with Section 9.4) after deduction of:

(a) normal and customary trade, quantity or prompt settlement discounts (including chargebacks and allowances) actually allowed;

(b) amounts repaid or credited by reason of rejection, returns or recalls of goods, rebates or bona fide price reductions determined by AstraZeneca or its Affiliates in good faith;

(c) rebates and similar payments made with respect to sales paid for by any governmental or regulatory authority such as, by way of illustration and not in limitation of the Parties’ rights hereunder, Federal or state Medicaid, Medicare or other similar state programs in the United States, or equivalent governmental programs in any other country;

(d) bad debts, to the extent recognized in accordance with International Financial Reporting Standards, consistently applied;

(e) excise taxes, Indirect Taxes, customs duties, customs levies and import fees imposed on the sale, importation, use or distribution of the Licensed Products, but in all cases excluding income taxes; and

(f) as an allowance for transportation costs, distribution expenses, special packaging and related insurance charges, [***] of the amount arrived at after application of the provisions of items (a) to (e) above.

Net Sales shall be calculated using [***].

1.134 “NextGen Nebulizer” means a Nebulizer that [***] by using a [***].

1.135 “NextGen Product” means a Licensed Product suitable for delivery using a NextGen Nebulizer.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.136 “Notice Period” has the meaning set forth in Section 19.3.2.

1.137 “Other Active Ingredient” means (a) a currently marketed [***] (b) a currently marketed [***], (c) any [***] has proprietary rights or (d) any [***] in combination or together with Budesonide.

1.138 “Owned Patents” has the meaning set forth in Section 16.1.1.

1.139 “Party” means either AstraZeneca or MAP, and “Parties” means both AstraZeneca and MAP.

1.140 “Pass-Through Costs” has the meaning set forth in Section 4.3.4(b).

1.141 “Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection rights, or any importation, revalidation, confirmation or introduction patent or any registration patent or patent of additions to any such foregoing patent applications and patents.

1.142 “Payments” has the meaning set forth in Section 8.14.1.

1.143 “PDE” means a primary Detail equivalent where (a) a Primary Product Presentation has a value of [***] primary Detail equivalent and (b) a Secondary Product Presentation has a value of [***] primary Detail equivalent.

1.144 “Permitted Overrun” has the meaning set forth in Section 4.3.4(c).

1.145 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.146 “Phase III Clinical Trial” means a human clinical trial conducted in accordance with Applicable Law in patients with a particular disease or condition the principal purpose of which is to establish safety and efficacy in patients with the disease target being studied as described in or contemplated by 21 C.F.R. § 312.21(c), as may be amended from time to time, or other Applicable Law, that is designed to obtain sufficient data to support approval of a Drug Approval Application for a pharmaceutical product.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.147 “Post-Termination Control Agreements” has the meaning set forth in Section 19.4.6.

1.148 “Primary Product Presentation” means, with respect to a pharmaceutical product, a Detail during a sales call in which the product is given primary emphasis.

1.149 “Product” means any product in a form suitable for human application that contains a Formulation as the sole active ingredient, which product is specifically formulated for administration using a Nebulizer.

1.150 “Product Improvement” means (a) any Improvement [***] that is (i) a [***] or (ii) a [***] in each case ((i) and (ii)) that is [***] for administration using a Nebulizer for pulmonary inhalation[***], (b) any product in a form suitable for human application that contains one or more Improvements set forth in clause (a) [***].

1.151 “Product Intermediate” has the meaning set forth in the Elan License Agreement.

1.152 “Product Trademark” has the meaning set forth in Section 12.1.

1.153 “Prohibition Period” has the meaning set forth in Section 20.5.3.

1.154 “Publication” has the meaning set forth in Section 4.5.

1.155 “Pulmicort Respules” means that formulation of inhaled Nebulized Budesonide marketed under the Trademark ‘Pulmicort Respules’ by AstraZeneca and its Affiliates in the United States and any other branded versions of such product outside the United States.

1.156 “Receiving Party” has the meaning set forth in Section 17.2.

1.157 “Regulatory Documentation” means all applications, registrations, licenses, authorizations and approvals, all correspondence submitted to or received from Health Authorities (including minutes and official contact reports relating to any communications with any Health Authority) and all supporting documents and all clinical studies and tests, relating to any Licensed Products, and all data contained in any of the foregoing, including all investigational new drug applications, Health Registration Approvals, Drug Approval Applications, regulatory drug lists, advertising and promotion documents, adverse event files and complaint files.

1.158 “Regulatory Exclusivity” means any period of regulatory data protection or market exclusivity or similar regulatory protection afforded by the Health Authorities in a country, including any such periods listed in the FDA’s Orange Book or periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, and all international equivalents.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.159 “Safety Agreement” has the meaning set forth in Section 4.14.

1.160 “Secondary Product Presentation” means, with respect to a pharmaceutical product, a Detail during a sales call in which the product receives emphasis that is less than the emphasis given to one (but no more than one) other product.

1.161 “Section 3.2.5 Matter” has the meaning set forth in Section 3.2.5(a).

1.162 “Selected Market” means each of the [***].

1.163 “Stackable License” means any Third Party License for which AstraZeneca may take offsets pursuant to Section 8.6.1(a) or Section 8.6.1(b).

1.164 “Sublicensee” has the meaning set forth in Section 9.4.

1.165 “Target Product Characteristics” means the target characteristics for the Lead Licensed Product set forth in Schedule 1.165.

1.166 “Term” has the meaning set forth in Section 19.2.

1.167 “Territory” means all countries in the world, except for those countries in which this Agreement is terminated pursuant to Sections 19.3 or 19.3.2.

1.168 “Third Party” means any Person, not including the Parties or their respective Affiliates.

1.169 “Third Party Claim” has the meaning set forth in Section 18.1.

1.170 “Trademark” means any word, name, symbol, color, designation or device or any combination thereof for use in the course of trade, including any domain name, trademark, trade dress, brand mark, trade name, brand name, logo or business symbol, any registrations thereof or any pending applications thereto.

1.171 “Transition Agreement” has the meaning set forth in Section 19.4.9.

1.172 “Triggering Event” has the meaning set forth in Section 15.1.

1.173 “United States” or “U.S.” means the United States of America, including its territories, possessions and Puerto Rico.

1.174 “USFDCA” has the meaning set forth in Section 16.1.17.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.175 “Valid Claim” means, with respect to a particular country and a particular Licensed Product, any claim of a Licensed Patent or Joint Patent that specifically or generically claims (a) the Formulation used in such Licensed Product as a composition of matter, (b) a method of treatment with or use of such Licensed Product for one or more indications for which all required Health Registration Approvals have been obtained for such Licensed Product in such country, or (c) a [***]. For the avoidance of doubt, any claim shall be deemed not to be a Valid Claim that (w) has been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal, (x) has been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, (y) has expired, or (z) is included in a pending application that has not been granted within [***] following the priority date for such claim (unless and until such claim is granted). [***].

2	CONSTRUCTION

Except where the context requires otherwise, whenever used the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders and the word “or” has the inclusive meaning represented by the phrase “and/or”. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The headings of this Agreement are for convenience of reference only and do not define, describe, extend or limit the scope or intent of this Agreement or the scope or intent of any provision contained in this Agreement. The term “including” or “includes” as used in this Agreement means including, without limiting the generality of any description preceding such term. The wording of this Agreement shall be deemed to be the wording mutually chosen by the Parties and no rule of strict construction shall be applied against any Party.

3	GOVERNANCE

3.1 Executive Steering Committee.

3.1.1 Formation and Responsibilities. As of the Effective Date, the Parties have established an executive steering committee (the “Executive Steering Committee” or “ESC”), which shall have the following responsibilities with respect to Licensed Products:

(a) [***] the work of the JPT, and [***] reports and other information submitted by the JPT;

(b) [***] disputes referred to the ESC by the JPT; and

(c) making such other decisions as may be delegated to the ESC pursuant to this Agreement or by written agreement of the Parties.

3.1.2 Membership. Each Party shall designate, in its sole discretion, [***] officers to serve as members of the ESC, each with the requisite experience and seniority to make decisions on behalf of the Parties with respect to issues falling within the jurisdiction of the ESC. No member of the ESC may also serve on the JPT. MAP and AstraZeneca shall designate their respective initial members of the ESC within thirty (30) days after the Effective Date.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.1.3 Dispute Resolution. The ESC members shall use reasonable efforts to reach agreement on all matters. If, despite such efforts, agreement on a particular matter cannot be reached by the ESC within [***] days after the ESC first considers such matter (or such shorter time as may be reasonable in the circumstances), then the ESC shall refer the disputed matter for resolution by [***]. If such executives cannot resolve the disputed matter, [***]. Notwithstanding the foregoing, (i) disputes regarding [***] the Initial Development Plan or the Initial Development Budget and [***] the Initial Development Plan shall be resolved [***], (ii) disputes regarding [***] diligence obligations shall be resolved [***], (iii) disputes regarding [***] to [***] a Development Plan or a Commercialization Plan [***] shall be resolved [***], (iv) disputes regarding [***] shall be resolved [***], and (v) disputes regarding [***] of this Agreement [***] shall be resolved [***].

3.1.4 Disputes Under the Initial Development Plan and Initial Development Budget. Notwithstanding Section 3.1.3, if the [***] cannot resolve any dispute relating to (i) an amendment to the Initial Development Plan or the Initial Development Budget, or (ii) the implementation of an activity under the Initial Development Plan or the Initial Development Budget (to the extent the implementation of such activity is not expressly described in the Initial Development Budget or, if expressly described therein, to the extent the costs and expenses for such activity would exceed the Initial Development Budget), then, (x) in the case of a dispute relating to a proposed amendment, [***] and (y) in the case of a dispute relating to the implementation of an activity, [***].

3.2 Joint Project Team.

3.2.1 Formation and Responsibilities. As of the Effective Date, the Parties have established a joint project team (the “Joint Project Team” or “JPT”), which (i) shall [***] the development of the Licensed Products [***] and the submission of applications for Health Registration Approvals and other regulatory submissions for Licensed Products [***] and shall facilitate the flow of information with respect to development activities being conducted for the Licensed Products and clinical studies in support of Health Registration Approvals for the Licensed Products [***]; and (ii) shall serve as a forum for facilitating the flow of information with respect to commercialization of Licensed Products [***], shall [***], in each case for Licensed Products [***], and shall [***]. Specifically, the JPT shall have the following responsibilities:

(a) [***] a strategy for the development and obtaining of Health Registration Approvals for Licensed Products [***];

(b) [***] activities under, and compliance with, the Initial Development Plan and Initial Development Budget, and adopting any amendments thereto, including [***];

(c) [***] the Development Plan and any Development Budget, and [***] any amendments thereto as circumstances may require;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d) [***] the preparation and submission of all Regulatory Documentation [***] with respect to [***] Licensed Product, including Drug Approval Applications;

(e) [***] and submission [***] of all further Regulatory Documentation [***] with respect to Licensed Products [***] and all Regulatory Documentation [***] with respect to [***] Licensed Products, including, in each case, Drug Approval Applications;

(f) [***] communications with the FDA in connection with registration efforts with respect to Licensed Products;

(g) [***] data, reports or other information submitted by either Party with respect to development activities conducted by or on behalf of such Party pursuant to Section 4.10 or otherwise;

(h) facilitating the exchange of information and data with respect to the development of Licensed Products [***] between the Parties;

(i) when so requested by the ESC, preparing a progress report on development and associated regulatory activities with respect to Licensed Products in the Territory, and providing to the ESC such additional information with respect thereto as it may request;

(j) facilitating the exchange of information and data between the Parties with respect to the commercialization of Licensed Product [***] to the extent and only as expressly required under other terms of this Agreement;

(k) [***] Commercialization Plans, and any amendments and updates thereto, and providing a forum for discussion as to [***];

(l) [***] MAP’s co-promotion of Licensed Products in the United States pursuant to Section 7.1, if applicable;

(m) [***] disputes between the Parties on issues relating to [***] and providing a forum for the Parties to discuss disputes relating to [***];

(n) [***] disputes between the Parties on issues relating to [***];

(o) making such other decisions as may be delegated to the JPT pursuant to this Agreement or by written agreement of the Parties; and

(p) establishing working groups to implement the foregoing responsibilities, which working groups shall have such responsibilities, and be comprised of such number of employees from each of the Parties with such expertise and seniority, as the JPT may direct from time to time, supervising and directing the activities of such working groups and accepting reports and recommendations from such working groups.

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3.2.2 Membership. Each Party shall designate, in its sole discretion, such number of employees as it reasonably determines (which number shall be at least [***]), each with the requisite experience and seniority to make decisions on behalf of the Parties with respect to issues falling within the jurisdiction of the JPT. MAP and AstraZeneca shall designate their respective initial members of the JPT within thirty (30) days after the Effective Date.

3.2.3 Dispute Resolution, Generally. The JPT members shall use reasonable efforts to reach agreement on all matters within its jurisdiction.

(a) If, despite such efforts, agreement on [***] cannot be reached by the JPT within thirty (30) days after the JPT first considers such matter (or such shorter time as may be reasonable in the circumstances), then the JPT shall refer the disputed matter to the ESC.

(b) If, despite such efforts, agreement on a [***] matter cannot be reached by the JPT within [***] days after the JPT first considers such matter (or such shorter time as may be reasonable in the circumstances), then [***].

(c) Notwithstanding the foregoing, (i) disputes regarding [***] diligence obligations with respect to [***] matters [***] shall be resolved [***], (ii) disputes regarding [***] a Development Plan or a Commercialization Plan [***] shall be resolved [***], (iii) disputes regarding [***] shall be resolved [***], (iv) disputes regarding whether [***] meet the [***] shall be resolved [***], and (v) disputes regarding [***] of this Agreement [***] shall be resolved [***].

3.2.4 Disputes Regarding Whether Efforts Constitute Satisfactory Diligence. Subject to Section 3.2.5, if at any time a Party has a reasonable basis to believe that the other Party is in material breach of its material obligations with respect to development diligence and associated regulatory matters under Article 4 or commercialization diligence under Article 5, then it shall so notify the other Party in writing, specifying the basis for its belief, and the Parties shall meet within ten (10) days after such notice to discuss in good faith its concerns. If the Parties do not reach agreement as to whether or not there has been a material breach of the other Party’s material obligations, then notwithstanding Sections 3.1.3 and 3.2.3, the matter shall be referred to the executive officers designated below or their successors or designees, for attempted resolution by good faith negotiations within [***] days. Said designated officers are as follows:

For MAP:	[	***]
For AstraZeneca:	[	***]

If the designated executive officers do not resolve such dispute within the allotted [***] days, either Party may within [***] days of the end of the [***]-day period refer the dispute for resolution by expedited arbitration pursuant to Section 20.6.1. If (a) the arbitration panel described in Section 20.6.1 determines that the other Party is in material breach of such

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obligations, and (b) the other Party does not rectify such breach within [***] days following such determination (or, if such failure cannot be rectified within such [***] period, if the other Party does not commence actions to rectify such breach within such period and thereafter diligently pursue such actions), then the non-breaching Party may exercise its right of termination provided under Section 19.3.2, [***].

3.2.5 Disputes Regarding Whether Content of Development Plan or Commercialization Plan Would Constitute Satisfactory Diligence.

(a) Dispute Resolution. Notwithstanding Sections 3.1.3 and 3.2.3, if MAP reasonably believes that the content of a Development Plan or a Commercialization Plan (or any update or amendment thereto) is such that AstraZeneca’s use of Commercially Reasonable Efforts to implement such plan (or such update or amendment) would not satisfy AstraZeneca’s diligence obligations under Section 4.4 or Article 5 (or if MAP disputes any failure by AstraZeneca to update or amend the Development Plan upon the occurrence of a tollgate) (either, a “Section 3.2.5 Matter”), then if the JPT has not been terminated, MAP may submit such matter for resolution by the JPT within [***] days of the JPT receiving such plan. If the JPT cannot reach agreement on the matter within [***] days after the JPT first considers such matter or if the JPT has been terminated, then (i) in the case of a dispute with respect to a Development Plan, if the ESC has not been terminated, MAP may submit the matter to the ESC within [***] days after the JPT first considers such matter (or within [***] days after MAP receives such plan, if the JPT has been terminated). If the ESC is unable to resolve such matter within [***] days after the ESC first considers such matter or if the ESC has been terminated, then MAP may submit such matter for resolution by the [***] within [***] days after the ESC first considers such matter (or within [***] days after the JPT first considers the matter if the ESC has been terminated and the JPT has not been terminated, or within [***] days after MAP receives such plan, if both the ESC and the JPT have been terminated); and (ii) in the case of a dispute with respect to a Commercialization Plan, MAP may submit such matter for resolution directly to the [***] within [***] days after the JPT first considers such matter (or within [***] days after MAP receives such plan, if the JPT has been terminated). In either case ((i) or (ii)), if such executives cannot resolve the disputed matter within [***] days (or such longer period as the Parties may agree) after the date that MAP submitted such disputed matter to the executives, either Party may refer such Section 3.2.5 Matter for resolution by expedited arbitration in accordance with Section 20.6.1.

(b) Dispute Resolution Following Certain MAP Change of Control Events. [***] MAP shall provide AstraZeneca with any comments on any such Development Plan or Commercialization Plan (or any update or amendment thereto) in writing within [***] days of receipt thereof (or shall notify AstraZeneca in writing if it disputes any failure by AstraZeneca to update or amend a Development Plan upon the occurrence of a tollgate), and AstraZeneca shall promptly provide MAP with a written response thereto, including any modifications to the applicable Development Plan or Commercialization Plan (or update or amendment thereto). Upon receipt of such response, if MAP reasonably believes that the content of the applicable Development Plan or Commercialization Plan (or any update or amendment thereto) is such that AstraZeneca’s use of Commercially Reasonable Efforts to implement such

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plan (or such update or amendment) would not satisfy AstraZeneca’s diligence obligations under Section 4.4 or Article 5, as applicable (or if MAP disputes any failure by AstraZeneca to update or amend the Development Plan upon the occurrence of a tollgate), then MAP may, on written notice to AstraZeneca (which notice shall specifically reference this Section 3.2.5(b)), refer such dispute within [***] days of receipt of such response to the [***]. If such executives are unable to resolve the dispute within [***] days (or such longer period as the Parties may agree) after the date that MAP submitted such disputed matter to the executives, then either Party may refer the question for resolution by expedited arbitration in accordance with Section 20.6.1.

(c) [***] If (i) MAP [***] the Development Plan or Commercialization Plan (or, as applicable, an update or amendment thereto) in [***] or if MAP [***] the Development Plan or Commercialization Plan (or, as applicable, an update or amendment thereto [***] or (ii) in the event that MAP no longer has the right to receive Development Plans and Commercialization Plans [***] within the required time periods [***] with respect to a Development Plan only to the [***] until the next AstraZeneca applicable development [***] whereupon the procedures set forth in this Section 3.2.5 shall be repeated. Upon [***] achievement of the requirements necessary for it to [***] promptly inform [***] of the general nature, timing and other relevant parameters [***].

(d) Progress Pending Resolution. In the event of such a disagreement as to whether AstraZeneca’s use of Commercially Reasonable Efforts to implement a Development Plan or a Commercialization Plan (or such plan, as updated or amended) would satisfy AstraZeneca’s diligence obligations under Section 4.4 or Article 5, as applicable (or if MAP disputes any failure by AstraZeneca to update or amend the Development Plan upon the occurrence of a tollgate), AstraZeneca shall be entitled to either (A) commence activities under the proposed plan (or such plan as updated or amended) [***], or (B) [***] suspend any or all such disputed activities (including any activities reasonably related thereto that are not in dispute) until the end of the applicable time periods for submission or escalation of the dispute (or such longer period as the Parties may agree) (if MAP does not submit or escalate the matter in accordance with the timelines in the applicable Section) or until such disputed matter is resolved and a plan or amendment is approved, whether by such arbitration or by the Parties (if MAP submits and escalates the matter in accordance with the timelines in the applicable Section).

3.3 General Provisions Governing Committees. The following general provisions shall govern the conduct of the ESC, JPT and any working groups the ESC or JPT may establish from time to time under this Agreement (each, including the ESC and the JPT, a “Committee”), except as otherwise expressly provided elsewhere in this Agreement or as agreed to by the Parties in writing:

3.3.1 Chair; Membership. One of AstraZeneca’s representatives shall be designated by AstraZeneca as the chair of each Committee. Each Party shall have the right at any time to substitute qualified individuals, on a permanent or temporary basis, for any of its previously designated representatives to each Committee, by giving written notice to the other Party.

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3.3.2 Meetings.

(a) Schedule of Meetings; Agenda. Each Committee shall establish a schedule of times for regular meetings. In addition, the chair of each Committee may convene a special meeting of the Committee with at least two (2) weeks’ written or email notice to the members of the Committee if such meeting is to be conducted in person (and if MAP reasonably objects to such date due to a conflicting obligation, the chair will make good faith efforts to offer another date that will accommodate MAP’s schedule, but in no event shall the chair be obligated to delay such meeting for more than five (5) additional business days), and with at least one (1) week’s written or email notice if such meeting is to be conducted by teleconference, and shall prepare and circulate to each Committee member an agenda for each meeting not later than one (1) week prior to such meeting. Notwithstanding the foregoing, (i) notice of any such special meeting or receipt of such agenda may be waived in writing at any time, either before, during or after such meeting, and (ii) attendance of any member at a meeting shall constitute a valid waiver of notice of any such special meeting or receipt of such agenda from such member, unless such member attends the meeting for the express purpose of objecting to the failure to provide valid notice or an agenda. Regular and special meetings of the Committee may be held in person or by teleconference or videoconference. The chair of the Committee shall determine the location of each regular and special meeting; provided that the location of meetings to be held in person shall alternate between sites designated by each Party.

(b) Quorum; Voting; Decisions. A Committee shall have the right to adopt such standing rules as shall be necessary for its work to the extent that such rules are not inconsistent with this Agreement. A quorum of a Committee shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party. Members of a Committee may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by, the other participants. Representation by proxy shall be allowed. A Committee shall take action by consensus of the members present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance or by a written resolution signed by at least one (1) representative appointed by each Party. Employees of either Party that are not members of a Committee may attend any meeting of such Committee; provided, however, that such attendees (i) shall not vote or otherwise participate in the decision-making process of such Committee and (ii) are bound by obligations of confidentiality and non-disclosure equivalent to those set forth in Article 17.

(c) Minutes. Each Committee shall keep minutes of its meetings that record in reasonable detail all decisions and all actions recommended or taken. Drafts of the minutes shall be prepared and circulated to Committee members during the meeting, and the Parties shall alternate responsibility for the preparation and circulation of draft minutes. Each Committee member shall have the opportunity to provide comments on the draft minutes. The minutes shall be approved, disapproved and revised as necessary within five (5) days after the end of the applicable Committee meeting, provided that any member of the Committee shall have the right to withhold his or her consent with respect to any issue discussed during the meeting (e.g., in the event the proper expertise or level of information for a decision was not

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available), and the minutes for such meeting may reflect a lack of consensus on an issue-by-issue basis, the person(s) responsible for resolving such matter and by what date such matter shall be resolved. Upon approval, final minutes of each meeting shall be circulated to the members of the Committee by the chair of the Committee.

(d) Expenses. Each Party shall bear all costs of its representatives on a Committee related to their participation on the Committee and attendance at Committee meetings.

3.3.3 Working Groups. Each Committee may delegate its decision-making authority for specific matters or types of matters to working groups, each with representatives from each Party, which working group shall make such decisions by unanimous consensus and report back to such Committee.

3.3.4 Limitations on Authority. Each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in a Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. No committee shall have the power to amend, modify or waive compliance with this Agreement.

3.3.5 Interactions Between Committees and Internal Teams. The Parties recognize that each Party possesses an internal structure (including various committees, teams and review boards) that will be involved in administering such Party’s activities under this Agreement. Each Committee shall establish procedures to facilitate communications between such Committee and the relevant internal committee, team or board of each of the Parties in order to maximize the efficiency of such Committee and the performance of the Parties of their obligations under this Agreement, including by requiring appropriate members of such Committee to be available at reasonable times and places and upon reasonable prior notice for making appropriate oral reports to, and responding to reasonable inquiries from, the relevant internal committee, team or board.

3.3.6 MAP’s Membership in Committees. MAP’s membership in any Committee shall be at its sole discretion, as a matter of right and not obligation, for the sole purpose of participation in governance, decision-making, and information exchange with respect to activities within the jurisdiction of such Committee. MAP shall have the right to withdraw from membership in any or all of the Committees at any time upon thirty (30) days’ prior written notice to AstraZeneca, which notice shall be effective as to the relevant Committee upon the expiration of such thirty (30) day period (and for the avoidance of doubt, following such withdrawal, MAP shall continue to be required to perform its obligations pursuant to this Agreement, including under Section 4.3). Following the issuance of such notice for a given Committee, (a) MAP’s membership in such Committee shall be terminated, (b) MAP shall not have the right to resume participation therein, and (c) MAP shall have the right to continue to receive information it would otherwise be entitled to receive under the Agreement.

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(a) Termination of ESC. If the ESC is terminated pursuant to this Section 3.3.6, then disputes regarding amendments to and the implementation of the Initial Development Plan and the Initial Development Budget shall be resolved by the [***], and if such executives are unable to resolve the dispute, the dispute shall be resolved pursuant to the procedures set forth in Section 3.1.4. Any other dispute that would have been elevated to the ESC for resolution shall be elevated directly to the [***] for resolution, and if such executives are unable to resolve the dispute, [***]. For the avoidance of doubt, disputes regarding whether AstraZeneca’s efforts meet its development diligence obligations shall be resolved pursuant to the procedures set forth in Section 3.2.4, and disputes regarding whether AstraZeneca’s use of Commercially Reasonable Efforts to implement a Development Plan or a Commercialization Plan would satisfy AstraZeneca’s diligence obligations hereunder shall be resolved pursuant to the procedures set forth in Section 3.2.5.

(b) Termination of JPT. If the JPT is terminated pursuant to this Section 3.3.6, then (i) disputes regarding whether a Party’s efforts meet its development or commercialization diligence obligations shall be resolved pursuant to the procedures set forth in Section 3.2.4, (ii) any dispute that would have been resolved pursuant to Section 3.2.3(a) by the JPT shall be elevated directly to the ESC, and (iii) any dispute that would have been resolved pursuant to [***]. In addition, (x) the information that each Party is obligated to provide to the JPT pursuant to Section 4.11.1 shall be provided directly to the other Party; (y) [***] and (z) [***].

4	DEVELOPMENT AND REGULATORY AFFAIRS

4.1 Ongoing Development. As of the Effective Date, MAP has conducted or is conducting certain clinical studies for the Lead Licensed Product. The Parties acknowledge and agree that additional development will be required to obtain approval of a Drug Approval Application for the Lead Licensed Product in the Territory.

4.2 Development Plans.

4.2.1 Initial Development Plan and Initial Development Budget.

(a) Current IDP and IDB. The Initial Development Plan and Initial Development Budget are attached hereto as Schedules 1.102 and 1.101, as each may be amended from time to time as agreed in writing by the JPT. AstraZeneca shall not have any responsibilities under the Initial Development Plan (or in an amendment thereto) unless specifically provided herein or therein.

(b) Amendments for New Pivotal Study. If the 301 Study fails to meet its primary endpoints as determined in accordance with the statistical plan agreed upon by MAP and the FDA and if AstraZeneca does not terminate this Agreement pursuant to Section 19.3.1(b), the Parties shall work together in good faith promptly to amend the Initial Development Plan and Initial Development Budget to include a new Phase III Clinical Trial that is designed to meet the Target Product Characteristics and to allocate between the Parties the activities required to be performed in connection therewith.

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(c) CMC Amendments. The Parties agree that the Initial Development Plan must be designed to provide data, statistical interpretation and expert reports to meet the requirements of the FDA Guidance for Industry (Nasal spray and inhalation solution, suspension and spray drug products - chemistry, manufacturing and controls documentation) and that, given the status of the Manufacturing process development, the Chemistry, Manufacturing and Controls section of the Initial Development Plan is [***]. Accordingly, no later than [***] days after the Effective Date, the Parties shall (x) [***], and, in connection therewith, MAP shall provide AstraZeneca with full access to all Chemistry, Manufacturing and Controls Information related to the Licensed Products, and (y) use good faith efforts to agree on [***].

4.2.2 Development Plan and Development Budget.

(a) Preparation of Development Plan and Budget. No later than [***] days following AstraZeneca’s receipt from MAP of the complete 301 Data Package, AstraZeneca shall submit to the JPT for its review and approval, a development plan (the “Development Plan”) covering (x) any additional activities in support of [***], including post-marketing studies, if any, and the filing of Regulatory Documentation (including Health Registration Approvals) in connection therewith, and (y) the development of [***], in each case ((x) and (y)), along with the Parties’ respective obligations with respect thereto, and a development budget (the “Development Budget”) setting forth the [***] under the Development Plan. [***].

(b) Development Plan Requirements. The Development Plan shall generally: (x) set forth (i) the development objectives and activities to be performed to progress to the [***] with reasonable specificity, (ii) a timeline for such activities, and (iii) the decision points and criteria required to pass the [***]; and (y) be consistent with the other terms of this Agreement.

(c) MAP Obligations Under Development Plan and Development Budget. AstraZeneca shall have the right to include within the Development Plan and Development Budget for any given Calendar Year [***] activities relating to development of [***] that will require MAP to devote up to [***] of the time (determined on an annual basis) of (i) [***] and (ii) of up to [***] additional FTEs of employees with appropriate skill and expertise in the formulation and development of Formulations and Licensed Products, in order to complete the development activities assigned to MAP. Any FTE requirements of MAP beyond the FTE levels set forth in the previous sentence shall require the prior written consent of MAP[***]. For clarity, MAP shall [***] the Development Plan of [***] to the extent that the use of [***] a Formulation or Licensed Product.

(d) Review of Development Plans. For the avoidance of doubt, MAP shall [***] upon the Development Plan and Development Budget and each amendment or update thereto through its representatives on the JPT (and the ESC, as applicable) prior to its approval

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by the JPT, or, if applicable, the ESC. The Parties acknowledge that the Development Plan and Development Budget may need to be revised and amended from time to time. AstraZeneca will provide the JPT a final version of each Development Plan and Development Budget, and any updates and revisions to each such Development Plan as and when they occur for [***]. Additionally, the JPT shall [***] each Development Plan and Development Budget [***] as circumstances dictate.

4.3 MAP Development.

4.3.1 MAP Diligence. Under the direction and supervision of the JPT, MAP shall use Commercially Reasonable Efforts to perform the responsibilities assigned to it under the Initial Development Plan and the Development Plan.

4.3.2 AstraZeneca Step-In Right.

(a) If at any time AstraZeneca has a good faith belief that MAP is unwilling or is or will be unable to perform one or more of its responsibilities under the Initial Development Plan or the Development Plan (irrespective of whether MAP is using Commercially Reasonable Efforts to do so), then AstraZeneca shall provide MAP with written notice of its concerns and the Parties shall meet to discuss such concerns within five (5) business days. If MAP agrees with such assessment, AstraZeneca shall have the right to immediately assume control of such responsibilities, in whole or in part, under such plan. If MAP disagrees with such assessment, AstraZeneca shall have the right to refer the issue of MAP’s ability to perform such responsibilities for resolution by expedited arbitration in accordance with Section 20.6.1. If the arbitrator(s) determine that MAP is unwilling or is or will be unable to perform one or more of its responsibilities, then AstraZeneca shall have the right to immediately assume control of such responsibilities, in whole or in part.

(b) Obligations of the Parties Following Step-In. If AstraZeneca assumes control of any of MAP’s development activities under the Initial Development Plan or Development Plan pursuant to Section 4.3.2(a), then at AstraZeneca’s request and expense, MAP shall provide AstraZeneca with such assistance as is reasonably necessary to effectuate a smooth and orderly transition of such development activities so as to minimize any disruption of such activities. In particular, in each case at AstraZeneca’s request and expense and to the extent they relate directly to such activities, MAP shall transfer to AstraZeneca: (i) all material Confidential Information and MAP Product Information Controlled by MAP or its Affiliates related thereto as of the date of transfer, (ii) control of any applicable clinical trials then being conducted and, if so requested, MAP shall assign (or cause its Affiliates to assign) to AstraZeneca all agreements with any Third Party subcontractors that relate to the conduct of such clinical trials (except to the extent any such agreement expressly prohibits such assignment or covers clinical trials for products in addition to the Licensed Products (in which cases MAP shall cooperate with AstraZeneca in all reasonable respects to facilitate the execution of new agreements between AstraZeneca and the Third Party subcontractors), and (iii) all necessary supplies of Licensed Products in the possession of MAP or any of its Affiliates or contractors. Following AstraZeneca’s assumption of control, (x) notwithstanding Section 4.3.4, AstraZeneca shall no

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longer be required to reimburse MAP for Development Costs for activities for which AstraZeneca has assumed control, (y) MAP’s obligations under Section 4.3.1 shall cease to apply with respect to such activities to the extent AstraZeneca has assumed such control (but MAP shall continue to be responsible for its performance of such activities, or any breaches with respect thereto, prior to AstraZeneca assuming responsibility therefor, including any Losses with respect to such activities or breaches, whether such Losses arise before, on or after the date that AstraZeneca assumes such control) and (z) [***].

4.3.3 Retention Efforts. In addition to any other diligence efforts it may have under the Initial Development Plan and the Development Plan, MAP shall use commercially reasonable efforts to [***] and to maintain a technical staff with the appropriate experience and expertise with respect to the Licensed Products to enable MAP to effectively and efficiently fulfill its diligence obligations under this Section 4.3. If MAP is not able to [***].

4.3.4 Development Costs, Pass-Through Costs, and Budgeting.

(a) Development Costs. AstraZeneca shall reimburse MAP for its Development Costs incurred for activities performed in accordance with the Initial Development Plan and the Development Plan [***] in accordance with the Initial Development Budget and any Development Budget, each of which may be amended from time to time by the JPT pursuant to Section 4.3.4(c) or otherwise. For the avoidance of doubt, the costs incurred by AstraZeneca in connection with its activities under the Initial Development Plan shall not be Development Costs.

(b) Pass-Through Costs. The Parties acknowledge that certain of the costs budgeted for Third Party vendors in the Initial Development Budget or a Development Budget will initially be estimates (such estimated costs, “Pass-Through Costs”). MAP shall solicit and provide to the JPT bids for all material Pass-Through Costs prior to incurring or becoming liable for any such Pass-Through Costs, and shall take direction from the JPT with respect to such bids and such liability (or else shall be solely responsible for Pass-Through Costs that exceed the amounts budgeted therefor with respect to which it does not inform the JPT or take direction from the JPT). If MAP’s actual Pass-Through Costs under the Initial Development Budget or any Development Budget (on a line item–by–line item basis) are likely to exceed the amounts estimated for such line item by more than [***], MAP shall notify AstraZeneca and shall provide to AstraZeneca a full explanation of the basis for such excess costs (or else shall be solely liable for such excess), and the Parties shall meet to discuss the most efficient and cost-effective way to perform the relevant activity under the Initial Development Plan.

(i) To the extent that Pass-Through Costs exceed by up to [***] the amounts budgeted therefor in the applicable line item in the Initial Development Budget or Development Budget, such excess costs and expenses shall automatically be deemed to be Development Costs to be reimbursed by AstraZeneca pursuant to Section 4.3.4(a) (but the amounts budgeted for the applicable line item in the Initial Development Budget or the Development Budget shall not be deemed to be amended unless AstraZeneca agrees to such an amendment).

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(ii) To the extent that Pass-Through Costs exceed by more than [***] the amounts budgeted therefor in the applicable line item in the Initial Development Budget or Development Budget, such excess costs and expenses shall not be deemed to be Development Costs to be reimbursed by AstraZeneca pursuant to Section 4.3.4(a) (and the amounts budgeted for the applicable line item in the Initial Development Budget or the Development Budget shall not be deemed to be amended) except to the extent that AstraZeneca agrees to amend such line item to include such excess costs and expenses. The Parties acknowledge that the costs of the 302 Study remain uncertain, and agree to work together in good faith to amend the Initial Development Budget with respect thereto as such study and the costs associated therewith become more certain.

(c) Cost Overruns. MAP shall provide to AstraZeneca quarterly updates with respect to its actual costs and expenses incurred during the prior Calendar Quarter under the Initial Development Plan or the Development Plan on an activity-by-activity basis. If MAP’s aggregate actual Development Costs under the Initial Development Budget or any Development Budget in any Calendar Year (including any Pass-Through Costs that are deemed to be Development Costs pursuant to Section 4.3.4(b)(i) or 4.3.4(b)(ii)) are likely to exceed or do exceed by more than [***] those budgeted for all of its activities under such budget in the Calendar Year (as may be amended with the agreement of AstraZeneca pursuant to Section 4.3.4(b)(i) or 4.3.4(b)(ii)) (such [***] margin, expressed in dollars, the “Permitted Overrun”), MAP shall provide to AstraZeneca a full explanation and the Parties shall meet to discuss the most efficient and cost-effective way to perform the relevant activities. AstraZeneca shall reimburse MAP for any such excess up to the Permitted Overrun. MAP shall be solely responsible for any such excess beyond the Permitted Overrun except to the extent that AstraZeneca agrees in good faith to amend the Initial Development Budget or a Development Budget to include such excess.

(d) Invoicing. MAP shall invoice AstraZeneca [***] for all Development Costs and Permitted Overruns for which AstraZeneca is liable hereunder, and AstraZeneca shall pay such amounts for such costs within [***]. Such invoice shall include reasonable documentation evidencing (including with respect to the FTEs utilized and the activities performed) that such Development Costs and Permitted Overruns were incurred or paid.

(e) MAP Responsibility. For the avoidance of doubt, unless otherwise agreed by AstraZeneca, MAP shall be solely responsible for excess costs and expenses it incurs pursuant to the Initial Development Plan or Development Plan that are not included in Development Costs pursuant to this Section 4.3.4 or that exceed the Permitted Overrun.

4.3.5 Cooperation. In carrying out its obligations under the Initial Development Plan and any Development Plan, MAP shall cooperate with the JPT and all working groups formed as provided in Section 3.3.3. In addition to MAP’s obligations under the

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Initial Development Plan and the Development Plan and without limiting MAP’s obligations under Article 3, MAP shall afford to AstraZeneca’s development and regulatory personnel, [***], access to all facilities, sites, investigators, study coordinators, other personnel, contract research organizations and other subcontractors, meetings, databases, non-clinical and clinical study data, documentation and records, and communications with Health Authorities directly related to the conduct of development and regulatory activities under this Agreement, in each case to the extent that MAP’s own personnel have such access and MAP has the right to grant such access to AstraZeneca (which MAP shall use commercially reasonable efforts to secure), and to the extent consistent with Applicable Law; [***].

4.3.6 301 Data Package. MAP shall provide AstraZeneca with results and analyses from the 301 Study as those results and analyses become available. Prior to the readout of the 301 Study, the Parties will work together to [***]. Promptly after the completion of the 301 Study and the compilation of the data therefrom, MAP shall provide to AstraZeneca the complete 301 Data Package and shall notify AstraZeneca in writing when it deems the 301 Data Package complete. AstraZeneca shall notify MAP in writing no later than [***] after receipt of such notice if it does not believe that the 301 Data Package is complete, and shall provide detailed information regarding items that it believes are necessary to complete the 301 Data Package. MAP shall provide all requested Information in its possession or Control within [***] after receiving such notice or such longer period as the Parties may reasonably agree is necessary to provide the requested Information. The 301 Data Package shall be deemed complete (x) if AstraZeneca does not notify MAP of any missing items within such [***] period, on the last day of such [***] period, or (y) if MAP delivers all Information so requested by AstraZeneca, the date that MAP again notifies AstraZeneca in writing that it has delivered all such Information [***]. MAP’s obligations hereunder shall not be in derogation of its obligations under Section 4.9.

4.4 AstraZeneca Development.

4.4.1 In General. Except as provided in Section 4.3 with respect to MAP’s development and regulatory obligations, AstraZeneca shall have the sole right and responsibility, at its sole expense, for all aspects of the development of Licensed Products, which, [***] shall be performed in accordance with the Initial Development Plan and the Development Plan (as updated and amended pursuant to Section 4.2.2). Without limiting the generality of the foregoing, except as expressly provided in Section 4.8 and subject to Sections 4.4.3 and 4.4.4, AstraZeneca shall have the sole right and responsibility, at its sole expense, to submit all Drug Approval Applications and make all other submissions with Health Authorities and to otherwise seek all Health Registration Approvals for Licensed Products in the Territory, as well as to conduct all correspondence and communications with Health Authorities regarding such matters.

4.4.2 Diligence in the United States. Under the direction and supervision of the JPT, with respect to the United States, AstraZeneca shall use Commercially Reasonable Efforts to develop (a) the Lead Licensed Product and to obtain Health Registration Approvals from the FDA for the Lead Licensed Product for use in humans, and (b) the NextGen Product and to obtain Health Registration Approvals from the FDA for such products for use in humans.

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4.4.3 Development Diligence Obligations in the Selected Markets.

(a) [***].

(b) Examination of [***]. Once each [***] for the [***], AstraZeneca shall make a good-faith examination of the [***] developing and commercializing [***] Licensed Product [***] in a manner [***], provided, in the case of an examination of the [***] of [***] Licensed Product [***]. In connection with such good-faith examination, AstraZeneca shall [***] Licensed Product [***]. AstraZeneca shall provide MAP with written notice of [***] which notice shall [***] include [***] the basis of [***].

(c) Diligence Obligations. If, pursuant to such process, AstraZeneca concludes that [***] in [***], consistently applied, then, [***] AstraZeneca shall use Commercially Reasonable Efforts to develop such Licensed Product in [***] Licensed Product for use in humans [***].

4.4.4 Commercially Reasonable Efforts. In no event shall “Commercially Reasonable Efforts” mean, with respect to AstraZeneca’s obligations under this Section 4.4, that AstraZeneca shall be required to devote [***], in each case subject to AstraZeneca’s obligations to do so in compliance with Section 4.6.

4.4.5 No Other Diligence Obligations. AstraZeneca shall have the right, but no obligation, to [***].

4.4.6 Limitations to Diligence Obligations. AstraZeneca shall have no duty or obligation, fiduciary or otherwise, to develop or undertake any regulatory activity with respect to, any Formulation or any Licensed Product except as expressly set forth in this Article 4. For the avoidance of doubt, AstraZeneca shall not be obligated to obtain Health Registration Approvals for Licensed Products for which it does not have diligence obligations under this Section 4.4 [***]. In addition, MAP acknowledges that any failure by MAP to fulfill its obligations under Article 4 may affect the timelines in which AstraZeneca will fulfill its obligations under this Article 4 and may affect the resources and efforts that AstraZeneca is obligated to expend in fulfilling such obligations.

4.4.7 Development Costs. AstraZeneca shall be solely responsible for all costs and expenses of its diligence efforts under this Section 4.4.

4.5 Publications and Presentations. The Parties acknowledge that scientific publications must be strictly monitored to prevent any adverse effect from premature publication of results of the research and development activities hereunder. Accordingly, neither Party (nor their Affiliates) shall publish, present or otherwise disclose to any Third Party any material (including abstracts, scientific posters and presentations) related to the Exploitation of Formulations, the Licensed Products or Improvements licensed to AstraZeneca hereunder except pursuant to this Section 4.5 (any such publication, presentation or disclosure, a “Publication”):

4.5.1 AZ Publication Policy. The Parties (and their Affiliates) shall comply with the AZ Publication Policy, whether such activities were conducted prior to, on, or following the Effective Date.

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4.5.2 Opportunity to Review and Comment. Prior to disclosing any Publication, the Party seeking to make such disclosure (or whose Affiliate seeks to make such disclosure) shall provide the other Party with a written copy of the proposed Publication at least [***] days prior to the scheduled date of Publication (unless the material is an abstract, scientific poster or presentation, in which case the Party seeking disclosure shall provide the other Party with a written copy of the proposed Publication at least [***] days prior to the scheduled date of Publication). The other Party shall have the opportunity to comment thereupon, and the Parties shall endeavor to come to agreement on the content of such Publication.

4.5.3 Dispute Resolution. If the Parties are unable to come to agreement on the content of the Publication, then:

(a) if the subject of the Publication is the results of the development work performed under the Initial Development Plan, then neither Party (or its Affiliate) may make the Publication without the consent of the other Party, [***].

(b) if the subject of the Publication is development work performed outside of the Initial Development Plan, then [***].

4.6 Compliance. Each Party (and its Affiliates) shall perform its obligations under this Article 4, including the Party’s obligations under the Initial Development Plan and the Development Plan, in good scientific manner and in compliance with Applicable Law and the AstraZeneca Code of Conduct. For purposes of clarity, with respect to each activity performed under the Initial Development Plan or the Development Plan generating data, results or other information that will or would reasonably be expected to be submitted to a Health Authority in support of a Drug Approval Application or a Health Registration Approval, the Party (and its Affiliates) performing such activity shall comply in all material respects with, if and as applicable, the regulations and guidance of the FDA that constitute GLP, Good Manufacturing Practices or Good Clinical Practices (or, if and as appropriate under the circumstances, International Conference on Harmonization (ICH) guidances or other comparable regulations or guidances of an applicable Health Authority).

4.7 Cooperation. Scientists at MAP and AstraZeneca shall reasonably cooperate in the performance of their development activities and, subject to the terms of this Agreement and any confidentiality obligations to Third Parties, shall, if reasonably requested by the other Party, exchange such data, information and materials as are reasonably necessary for such other Party to perform its development diligence obligations hereunder, or in the case of MAP, such other assistance as AstraZeneca may reasonably request in connection with the research, Manufacture, development or commercialization of any Licensed Product. Any consultation provided by MAP pursuant to this Section 4.7 shall be at MAP’s cost. With respect to any activities performed by MAP at the request of AstraZeneca pursuant to this Section 4.7, unless otherwise agreed by the Parties, [***].

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4.8 Regulatory Responsibilities.

4.8.1 In General. AstraZeneca shall have primary responsibility for the day-to-day execution of all regulatory activities for all Licensed Products (the extent of such activities being subject to Section 4.4.3), whether in connection with development activities undertaken pursuant to the Initial Development Plan, Development Plan or otherwise, and whether within or outside the United States, including with respect to all communications with the Health Authorities and the submission of all Health Registration Approvals including Drug Approval Applications. Without limitation of the foregoing, AstraZeneca shall be the primary contact and interface with Health Authorities in each country and region in the Territory (to the extent there are any contacts or communications with such Health Authorities).

4.8.2 Initial Drug Approval Application. Without limiting the generality of Section 4.8.1, under the supervision of the JPT, AstraZeneca shall lead and coordinate the collaborative preparation of and shall be responsible for filing, in the name of AstraZeneca or its designee, the Drug Approval Application for the Lead Licensed Product with the FDA. AstraZeneca shall have the authority to determine the timing of the submission of such Drug Approval Application with the FDA, subject to its obligations under Section 4.4. The Parties agree that once [***] all data and analysis relating to the Lead Licensed Product are in form and substance acceptable to support a commercially successful launch of the Lead Licensed Product in the United States (taking into account any and all relevant factors), then AstraZeneca shall use Commercially Reasonable Efforts to launch the [***] in a timely manner. AstraZeneca acknowledges that pursuant to Clause 7.3 of the Elan License Agreement, Elan Pharma International Limited has the right to terminate the Elan License Agreement in its entirety or in any one or more countries in the Territory if a Regulatory Application (as defined therein) for a Product (as defined therein) is not submitted in the United States within three years following the dosing of the first patient in a Phase II clinical trial of the Product (other than for reasons of Force Majeure (as defined therein)), subject to certain extensions of time. AstraZeneca further acknowledges that MAP will not be able to make such submission directly because it has granted to AstraZeneca, pursuant to this Agreement, certain rights with respect to such submission and that to the extent such termination occurs, then certain licenses granted to AstraZeneca with respect to certain Elan intellectual property hereunder shall terminate, and to the extent the failure to make such submission in a timely manner is not due to a breach by MAP of its obligations hereunder, MAP shall have no liability or responsibility to AstraZeneca in connection therewith.

4.8.3 Other Regulatory Submissions. AstraZeneca shall be responsible for preparing and submitting all Regulatory Documentation related to Licensed Products (with AstraZeneca’s obligations to submit such Regulatory Documentation being subject to Section 4.4.3), including applications for Health Registration Approvals for [***]. All Drug Approval Applications, Health Registration Approvals and other Regulatory Documentation relating to Licensed Products shall be the property of AstraZeneca and held in the name of AstraZeneca or

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its Affiliates. Notwithstanding the foregoing, pursuant to Section 4.7 of the Elan License Agreement, Elan Drug Delivery Inc. has the right to own and maintain any drug master file for the Product Intermediate that covers any NanoCrystal Technology or, to the extent that it contains proprietary information of Elan or any of its Affiliates, that relates to the manufacture of Product Intermediate by Elan or its Affiliate. To the extent that Elan has provided to MAP or AstraZeneca, pursuant to Section 2.2.0 of the Elan License Agreement, access to and a right of use with respect to such drug master file and to information with respect thereto as reasonably necessary to obtain or maintain Health Registration Approvals with respect to Licensed Products in any country outside the United States in which a drug master file for the Product Intermediate cannot be referenced to obtain such Health Registration Approval for the Licensed Product in such country, MAP or AstraZeneca, as applicable, shall (i) use diligent efforts to (A) maintain the confidentiality of such information (to the extent permitted under Applicable Law) and (B) seek to eliminate or minimize the disclosure of such information (to the extent permitted under Applicable Law) in respect of which confidentiality cannot legally be so maintained, and (ii) provide Elan a reasonable opportunity to comment, and consider in good faith any such comments, with respect to the disclosure of such information and the strategy for protecting (to the extent permitted under Applicable Law) the confidentiality of such information in connection with regulatory activities in such country.

4.8.4 Opportunity to Comment on Regulatory Submissions. AstraZeneca shall provide MAP with an opportunity to review and comment upon all Drug Approval Applications and all proposed labeling for [***], including the Drug Approval Application for the Lead Licensed Product with the FDA, no later than [***] days prior to the anticipated date of such submissions. AstraZeneca shall reasonably consider MAP’s comments with respect to such submissions in good faith. AstraZeneca shall have no obligation to provide a translation of any such Drug Approval Application (if there are any Drug Approval Applications in languages other than English) unless AstraZeneca has made such a translation for its own internal review.

4.8.5 Written Communications with Health Authorities. AstraZeneca shall promptly provide MAP with copies of all material written or electronic communications received by it or its Affiliates from, or forwarded by it or its Affiliates to, the Health Authorities [***] with respect to a Licensed Product. Such material communications shall be provided within [***] days of such receipt or forwarding, in the case of Health Authorities in the United States, and within [***] days thereof, in the case of Health Authorities in [***].

4.8.6 Meetings with Health Authorities. AstraZeneca shall promptly provide MAP with prior written or email notice of all meetings, conferences and discussions scheduled with any Health Authority [***] concerning a Licensed Product (including advisory committee meetings and any other meeting of experts specifically convened by the FDA or such a Health Authority concerning any such Licensed Product) within [***] days after AstraZeneca or its Affiliate first receives notice of the scheduling of such meeting, conference or discussion (or within such shorter period as may be practicable and necessary in order to give MAP a reasonable opportunity to attend such meetings, conferences and discussions). MAP shall be entitled to, and when requested by AstraZeneca shall, have representatives of MAP with appropriate expertise present at all such material meetings, conferences or discussions, which at

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a minimum shall mean that MAP shall have the right to have at least one (1) MAP representative present. Subject to MAP’s right to have at least one (1) MAP representative present at any such meeting conference or discussion, the number of MAP representatives and the identities of such representatives to be present at any such meeting, conference or discussion shall be determined by AstraZeneca in its good faith judgment, based solely upon considerations relating to conducting an effective interaction with the FDA or the Health Authority. AstraZeneca shall not be required to account for the schedules of the MAP representatives in scheduling such meetings, conferences or discussions except to the extent that AstraZeneca is requiring the attendance of certain MAP representatives, in which case AstraZeneca shall conduct such scheduling reasonably and in good faith. AstraZeneca shall promptly forward to MAP copies of all meeting minutes and summaries of all such meetings, conferences and discussions with the FDA or, if there are any such meetings, conferences and discussions, such a Health Authority, including copies of all contact reports produced by or on behalf of AstraZeneca or its Affiliates.

4.9 Information Disclosure; Assistance. In connection with the transition of development and regulatory activities from MAP to AstraZeneca, MAP shall, and shall cause its Affiliates to:

(a) disclose and make available to AstraZeneca, in whatever form or electronic format AstraZeneca may reasonably request Regulatory Documentation, Licensed Know-How, Joint Know-How and any other Information claimed or covered by any Licensed Patent or Joint Patent or, to the extent acquired, conceived, reduced to practice, discovered, developed, made, owned or otherwise Controlled by MAP or it Affiliates, otherwise relating, directly or indirectly, to any Formulations or Licensed Product (including all clinical data with respect to Licensed Products and protocols for any ongoing clinical studies and proposed designs, if any, for any anticipated clinical studies with respect to Licensed Products), immediately after the Effective Date to the extent not done so already and thereafter promptly upon the earlier of the development, making, conception or reduction to practice of each such Regulatory Documentation, Licensed Know-How, Joint Know-How or other Information;

(b) provide all such Information in electronic formats compatible with AstraZeneca’s information systems and provide any related documentation or data dictionaries that are reasonably necessary for the effective use thereof; and

(c) provide AstraZeneca with all reasonable assistance required in order to transfer the Licensed Know-How to AstraZeneca in a timely manner or assist AstraZeneca with respect to the Exploitation of the Formulations, the Licensed Products and Improvements thereto. Without prejudice to the generality of the foregoing, if visits of MAP’s representatives to AstraZeneca’s facilities are reasonably requested by AstraZeneca for purposes of transferring the Licensed Know-How to AstraZeneca, for purposes of AstraZeneca acquiring expertise on the practical application of the Licensed Know-How or for purposes of MAP providing assistance on issues arising with respect to such Exploitation, MAP shall send appropriate representatives to AstraZeneca’s facilities.

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The Parties have included a reasonable allocation for the costs of the disclosure and assistance required from MAP under this Section 4.9 in the Initial Development Budget. To the extent costs not anticipated in such budget arise, [***] shall bear such costs to the extent they are routine, ordinary and of reasonable frequency, and otherwise [***] to the extent incurred in accordance with a budget for such activities agreed upon by the Parties (which budget the Parties shall use good faith efforts to promptly agree upon).

4.10 Regulatory Data and Records. MAP shall promptly provide AstraZeneca with copies of all clinical data and non-clinical data, results and analyses acquired, discovered, developed or otherwise Controlled by MAP or its Affiliates with respect to Licensed Products when and as such data, results and analyses become available. Each Party shall maintain, or cause to be maintained, all data, results and analyses (including site records and master files) resulting from, and all records of, the activities conducted under this Agreement by or on behalf of such Party, its Affiliates or sublicensees (including, with respect to MAP, under the Initial Development Plan or undertaken prior to the Effective Date in connection with Licensed Products), in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. The foregoing data, results, analyses and records (a) shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of each Party’s respective activities hereunder, (b) shall record only such activities and shall not include or be commingled with records of activities outside the scope of this Agreement, and (c) shall be retained by the relevant Party for at least [***] years after the termination of this Agreement or for such longer period as may be required by Applicable Law. Each Party shall have the right, during normal business hours and upon reasonable advance written notice, to inspect and copy any such records of the other Party, except with respect to any portion of such records that the other Party reasonably determines contains Confidential Information that is not related to this Agreement or the performance of the Parties’ obligations hereunder, with respect to which, such other Party shall, upon request, provide the requesting Party with redacted copies of such records [***].

4.11 Reporting to JPT.

4.11.1 Development Activities [***]. Each Party shall provide to the JPT a detailed report regarding development and regulatory efforts relating to the [***] during each Calendar Quarter during the Term within [***] days after the end of such Calendar Quarter. Such report shall contain sufficient detail to enable the JPT to assess the Party’s compliance with the Initial Development Plan, the Initial Development Budget, the Development Plan and any Development Budget, including: (a) the Party’s, or its Sublicensees’ or their respective Affiliates’ activities with respect to achieving Health Registration Approvals of such Licensed Products [***], and (b) clinical study results and results of other development activities. In addition, AstraZeneca shall notify MAP of the filing and approval of any Drug Approval Application for a Licensed Product or major supplements or amendments thereto with or by a Health Authority [***] promptly, but no later than, [***] days after the filing or approval thereof, as applicable [***].

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4.11.2 Development Activities [***]. [***]. In addition, AstraZeneca shall notify MAP of the filing and approval of any Drug Approval Application for a Licensed Product or major supplements or amendments thereto with or by any Health Authority [***] promptly, but no later than, [***] days after the filing or approval thereof, as applicable (if any such filings or approvals occurred).

4.12 Adverse Event Reporting.

4.12.1 Adverse Events. The rights and obligations of the Parties (and their Affiliates) with respect to safety and related reporting activities with respect to each Licensed Product shall be set forth in the applicable Safety Agreements. AstraZeneca shall be responsible for Adverse Event reporting to applicable Health Authorities in the Territory. MAP (and its Affiliates) shall report and provide to AstraZeneca or its designee all Adverse Event information relating to the Licensed Products in such a manner, time and format, and to such person(s) or department(s), as may be designated by AstraZeneca from time to time, so as to enable AstraZeneca to comply with Applicable Law. MAP and AstraZeneca (and their respective Affiliates) shall reasonably cooperate to ensure that the Adverse Event reporting processes of MAP and its Affiliates, distributors, licensees and sublicensees (excluding AstraZeneca and its Affiliates, Sublicensees and distributors) will efficiently communicate such Adverse Event information in such manner, time and format. AstraZeneca shall notify MAP when or promptly after such Adverse Events are reported to the FDA, and shall provide MAP with a point of contact who will be available to discuss with MAP its reasonable queries with respect thereto. AstraZeneca shall promptly provide to MAP copies of any reports that it files with the FDA describing Adverse Event information relating to the Licensed Products within [***] days after delivery to the FDA.

4.12.2 Complaints.

(a) MAP (and its Affiliates) shall maintain a record of any and all complaints it or its Affiliates receive with respect to Licensed Products, and shall notify AstraZeneca in reasonable detail of any complaint received by it in sufficient time to allow AstraZeneca and its Affiliates and Sublicensees to comply with Applicable Law in any country in which the Licensed Product is being developed, marketed or sold, and in any event within [***] days after such complaint is first received by MAP (or its Affiliate, distributor, licensee or sublicensee (excluding AstraZeneca and its Affiliates, Sublicensees and distributors)) if the complaint concerns a matter with the potential to adversely affect patient safety, and within [***] days after such receipt otherwise. AstraZeneca shall promptly provide to MAP copies of any reports that it files with the FDA describing complaint information relating to the Licensed Products within [***] days after delivery to the FDA.

(b) For so long as Licensed Product is being Manufactured or supplied by or on behalf of MAP hereunder, AstraZeneca shall maintain a record of any and all complaints it or its Affiliates receives with respect to Licensed Products, and shall notify MAP in reasonable detail of any complaint received by it or its Affiliates within the timelines set forth in a quality agreement to be entered into between the Parties (or their Affiliates).

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4.13 Product Recall.

4.13.1 Notification and Recall. In the event that any government agency or authority issues or requests a recall or takes similar action in connection with a Licensed Product, or in the event either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal, the Party notified of or desiring such recall or market withdrawal shall promptly advise the other Party thereof by telephone or facsimile. Following notification of a recall, AstraZeneca shall decide and have control of whether to conduct a recall or market withdrawal (except in the case of a government-mandated recall) in the Territory and the manner in which any such recall or market withdrawal shall be conducted.

4.13.2 Recall Expenses. [***] shall bear the expenses of [***] any Licensed Product; provided, however, that [***] to the extent that [***]. Such expenses of recall shall include expenses for notification, destruction and return of the recalled Licensed Product and any refund to customers of amounts paid for the recalled Licensed Product.

4.14 Safety Agreement. Within [***] days following the date hereof, the Parties shall enter into a safety agreement based on AstraZeneca’s then-current standard safety agreement governing the Parties’ respective responsibilities with respect to Adverse Events, complaints and other safety-related matters with respect to the Lead Licensed Product. With respect to each other Licensed Product (including the NextGen Product), MAP and AstraZeneca shall execute such a safety agreement (based on AstraZeneca’s then-current form) prior to the performance of any clinical development activities with respect to such Licensed Product. Each safety agreement, whether with respect to the Lead Licensed Product, the NextGen Product, or any other Licensed Product shall be a “Safety Agreement” for the purposes of this Agreement.

4.15 Other Licensed Products. If AstraZeneca is not required under this Article 4 to prepare a Development Plan for development of a given Licensed Product, then it will provide to MAP notice of its commencement of activities with respect to such Licensed Product and shall provide to MAP annual high-level summaries of its development efforts with respect to such Licensed Product.

4.16 Target Product Characteristics Disputes. If AstraZeneca believes that the Lead Licensed Product has failed to meet the Target Product Characteristics in the Key Trials conducted pursuant to the Initial Development Plan, as may be amended for any additional Phase III Clinical Trial, then AstraZeneca shall notify MAP in writing of such conclusions prior to the filing of the Drug Approval Application for the Lead Licensed Product in the United States. If MAP disagrees with such conclusion, it shall so notify AstraZeneca in writing within [***] days of receipt of AstraZeneca’s notice. If the Parties are unable to resolve such dispute within [***] days of AstraZeneca’s receipt of MAP’s notice, either Party may refer the dispute for resolution by expedited arbitration pursuant to Section 20.6.1. If [***] in accordance with this Section 4.16 that it [***] or if [***] with such conclusion within [***] days of receipt of AstraZeneca’s notice and neither Party refers the dispute for resolution within [***] days of AstraZeneca’s receipt of MAP’s notice, then [***]. If MAP [***] AstraZeneca’s conclusion within [***] days of receipt of AstraZeneca’s notice in accordance with this Section 4.16, then the Lead Licensed Product [***] for the purposes of this Agreement.

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5	COMMERCIALIZATION

5.1 In General. Except as provided in Section 7.1 with respect to MAP’s right to co-promote the Lead Licensed Product and Section 12.5 with respect to the use of the MAP Name and any Elan Acknowledgment, AstraZeneca shall have the sole right and responsibility, at its sole expense, for all aspects of the commercialization of Licensed Products.

5.2 Commercialization Plan.

5.2.1 Lead Licensed Product. No later than [***] days after the date of submission to the FDA of the Drug Approval Application for the Lead Licensed Product, AstraZeneca shall prepare and provide to the JPT for its review and comment a commercialization plan covering the commercialization of the Lead Licensed Product in the United States. For each Selected Market [***] AstraZeneca shall, no later than [***] days after the date of submission of the last Health Registration Approval commercially necessary for the First Commercial Sale of the Lead Licensed Product in the Selected Market, prepare and provide to the JPT for its review and comment a commercialization plan covering the commercialization of the Lead Licensed Product in such Selected Market.

5.2.2 NextGen Product. No later than [***] days after the date of submission to the FDA of the Drug Approval Application for the NextGen Product, AstraZeneca shall prepare and provide to the JPT for its review and comment a commercialization plan covering the commercialization of the NextGen Product in the United States. For each Selected Market [***] AstraZeneca shall, no later than [***] days after the date of submission of the last Health Registration Approval commercially necessary for the First Commercial Sale of the NextGen Product in the Selected Market, prepare and provide to the JPT for its review and comment a commercialization plan covering the commercialization of the NextGen Product in such Selected Market. For the purposes of this Agreement, each of the commercialization plans described in Sections 5.2.1 and 5.2.2 shall be a “Commercialization Plan”.

5.2.3 Commercialization Plan Requirements. Each Commercialization Plan shall include the following topics, as applicable: (a) preliminary strategic plans related to the prelaunch, launch, [***], promotion, [***] and sales of the Licensed Product in question, including, to the extent relevant, [***], [***] communications, [***] related to the Licensed Product and any planned Phase IV clinical studies; (b) reasonably descriptive overviews of [***] to be conducted; and (c) an estimated budget for the performance of the activities under the Commercialization Plan. Commencing with [***], each Commercialization Plan shall cover a period of at least [***] Calendar Years.

5.2.4 Review of Commercialization Plan. AstraZeneca shall provide the JPT with an update or amendment to each Commercialization Plan by [***] of each Calendar Year covering at least the next [***] Calendar Years. Within [***] days after the delivery of

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each Commercialization Plan (or update or amendment thereto) to the JPT, MAP shall have the right to provide comments thereon (or on the update or amendment thereto). Promptly after reviewing such comments, AstraZeneca shall deliver written notice to the JPT as to whether AstraZeneca shall prepare and deliver [***] a revised Commercialization Plan (or revised update or amendment thereto), which revised plan shall be delivered to the JPT no later than [***] days thereafter.

5.3 Diligence Obligations in the [***]. With respect to [***], AstraZeneca shall use Commercially Reasonable Efforts to (i) launch [***] Licensed Product [***] within [***] days after obtaining all Health Registration Approvals required for the launch of such Licensed Product; and (ii) thereafter commercialize [***] Licensed Product [***], and [***] of [***] Licensed Product [***] in [***]; provided that the foregoing shall not require AstraZeneca to [***] of [***] Licensed Product [***] in a manner that has [***]. With respect to [***], provided that the Lead Licensed Product meets the Target Product Characteristics in the Key Trials conducted pursuant to the Initial Development Plan, as may be amended for any additional Phase III Clinical Trial, until the [***], such Commercially Reasonable Efforts with respect to the Lead Licensed Product shall include, at a minimum, the following efforts and resources:

(a) Similar Launch Efforts. AstraZeneca shall launch the Lead Licensed Product with efforts and resources no less than those efforts and resources [***];

(b) PDEs. AstraZeneca shall ensure that its sales representatives (including the sales representatives of co-promoters (including, if applicable, MAP as provided herein) and Sublicensees) (i) perform [***] than they do for [***], if any, in such Calendar Year, which PDEs shall be performed and measured in accordance with AstraZeneca’s then-current Detail practices (notwithstanding the penultimate sentence in Section 1.48); (ii) perform [***] than they do for [***], if any, in such Calendar Year, which Primary Product Presentations shall be performed and measured in accordance with AstraZeneca’s then-current Detail practices (notwithstanding the penultimate sentence in Section 1.48) and (iii) place the Lead Licensed Product in [***] than [***], if any, which promotions shall be performed and measured in accordance with AstraZeneca’s then-current Detail practices (notwithstanding the penultimate sentence in Section 1.48); and

(c) Incentive Program. AstraZeneca shall ensure that the incentives offered to its sales representatives in connection with sales of the Lead Licensed Product [***] with the sale of [***], if any.

For purposes of this Section 5.3 only, “Details” shall also include [***] to the extent AstraZeneca and its Affiliates use such forms of sales calls for other of their products, and the defined terms PDE and Primary Product Presentation, as used in this Section 5.3, shall have correspondingly expanded meanings.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.4 Diligence Obligations [***].

5.4.1 [***] AstraZeneca shall use Commercially Reasonable Efforts to (i) launch such Licensed Product [***] days after obtaining all Health Registration Approvals commercially necessary for such launch; (ii) thereafter commercialize such Licensed Product within [***], and (iii) [***] of such Licensed Product within such [***]; provided that the foregoing shall not require AstraZeneca [***] of a Licensed Product in a manner that has [***].

5.4.2 [***]. With respect to [***] if AstraZeneca successfully obtains all necessary Health Registration Approvals required for the launch of the Licensed Product in such country (including Health Registration Approvals with respect to pricing and reimbursement, where applicable) [***], then AstraZeneca shall use Commercially Reasonable Efforts to (i) launch such Licensed Product within [***] days thereafter; and (ii) commercialize such Licensed Product within such country after such launch, and [***] such Licensed Product in the country where Regulatory Approval was obtained; provided that the foregoing shall not require AstraZeneca [***] of such Licensed Product in a manner that has [***]. Notwithstanding the previous sentence, in no event shall AstraZeneca be required to [***].

5.5 Commercially Reasonable Efforts. In no event shall “Commercially Reasonable Efforts” mean, with respect to AstraZeneca’s obligations under this Article 5, that AstraZeneca shall be required to [***]. AstraZeneca shall ensure that the [***].

5.6 No Other Diligence Obligations. AstraZeneca shall have the right, but no obligation, to commercialize [***] commercialize other Licensed Products (including Combination Products) in any country in the Territory.

5.7 Limitations to Diligence Obligations. AstraZeneca shall have no duty or obligation, fiduciary or otherwise, to commercialize any Licensed Product except as expressly set forth in this Article 5. In addition, MAP acknowledges that any failure by MAP to fulfill its obligations under Article 4 may affect the timelines in which AstraZeneca will fulfill its obligations under this Article 5 and may affect the resources and efforts that AstraZeneca is obligated to expend in fulfilling such obligations.

5.8 Commercial Reports.

5.8.1 Inside [***]. AstraZeneca shall provide to MAP a report regarding commercialization efforts relating to Licensed Products inside [***] during each [***] during the Term within [***] days after the end of such [***]. Such report shall contain sufficient detail to enable the JPT to assess the Party’s compliance with the applicable Commercialization Plan within [***].

5.8.2 Outside [***]. AstraZeneca shall provide to MAP a [***] report of its commercialization efforts relating to Licensed Products in [***], if there are any such efforts to report, during each [***] during the Term within [***] days after the end of such [***].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.9 Change in Lead Licensed Product. AstraZeneca may designate a different Licensed Product as the Lead Licensed Product pursuant to this Section 5.9 by written notice to MAP at least [***] days prior to the date upon which AstraZeneca proposes to have such designation be effective. No such designation may occur prior to the First Commercial Sale in the United States of the former Lead Licensed Product and approval by the FDA of a Drug Approval Application for such new Licensed Product in the United States. Such designation shall not limit AstraZeneca’s diligence obligations under the other provisions of this Article 5 with respect to the former Lead Licensed Product prior to the effective date of such designation. Upon the effective date of such designation, AstraZeneca’s diligence obligations under this Article 5 with respect to the Lead Licensed Product shall cease with respect to the former Licensed Product and shall become applicable with respect to the newly designated Lead Licensed Product.

5.10 Notice and Summary of Commercialization Activities. If AstraZeneca is not required under this Article 5 to prepare a Commercialization Plan for a given Licensed Product, then it will provide to MAP notice of its commencement of activities with respect to such Licensed Product and shall provide to MAP annual high level summaries of its commercialization efforts with respect to such Licensed Product.

5.11 Establishment of Committee. MAP and AstraZeneca shall establish a committee with [***] to provide for sharing of information, and, where applicable, the coordination of [***] activities under [***], with respect to: (a) the progress of development of Licensed Products, including regulatory filings and approvals; (b) the Manufacture and supply of [***]; and (c) the commercialization of Licensed Products in the Territory, including data regarding the [***], the [***] for Licensed Products, the [***] of the Licensed Products, [***] of Licensed Products and the [***] for Licensed Products. Upon [***] reasonable request, MAP or AstraZeneca shall provide [***] samples of promotional material used by MAP or AstraZeneca in connection with promotion of the Lead Licensed Product.

6	MANUFACTURING

6.1 MAP Responsibilities. MAP shall have the right to Manufacture and supply, and shall use Commercially Reasonable Efforts to Manufacture and supply or have Manufactured and supplied, in accordance with Applicable Law, clinical supplies of Licensed Products (including placebos), in such form and in such quantities as may be required for the development of the Lead Licensed Product prior to the first approval by the FDA of the Drug Approval Application therefor. The Parties shall enter into a supply agreement in connection with such obligation. The cost of such supply shall be the Manufacturing Cost. Upon the approval by the FDA of the Drug Approval Application for the Lead Licensed Product, AstraZeneca shall have the right to require MAP to transfer to AstraZeneca, at the Manufacturing Cost, any or all of MAP’s remaining inventory of clinical supply of Licensed Products (including placebos) or any intermediates (including Product Intermediate) with respect thereto.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.2 AstraZeneca Responsibilities. Except as provided in Section 6.1, and subject to [***], AstraZeneca shall have the sole right to Manufacture and supply, or have Manufactured and supplied, all of its requirements of Licensed Products (including placebos), including its requirements for commercial and, following the first approval by the FDA of the Drug Approval Application for the Lead Licensed Product, clinical supply of Licensed Products. In addition, AstraZeneca shall use Commercially Reasonable Efforts to Manufacture and supply clinical supplies of comparator products (including placebos with respect to such comparator products) required to obtain Health Registration Approvals for all Licensed Products in such form and in such quantities as may be provided for in the Initial Development Plan and any Development Plan.

6.3 Transfer of Commercial Manufacturing Relationships. Within [***] days after the Effective Date, AstraZeneca shall notify MAP in writing which, if any, agreements (other than the [***]) related (in whole or in part) to the commercial supply of Licensed Products it wishes MAP to assign to AstraZeneca or its designee. Upon receiving such notice, MAP shall use Commercially Reasonable Efforts to assign such agreements (or those parts of such agreements relating to commercial supply of Licensed Products) (including by using Commercially Reasonable Efforts to obtain all necessary consents therefor) to AstraZeneca as soon as practicable. If, despite the use of Commercially Reasonable Efforts, MAP is unable to promptly effect any assignment of a particular agreement with a Third Party, MAP shall thereafter, at the written request of AstraZeneca, (a) use diligent and good faith efforts to assist AstraZeneca in entering into an agreement with such Third Party on terms no less favorable to AstraZeneca than those secured by MAP, or (b) exercise and enforce (or forgo such exercise or enforcement of) its rights under such agreement when and as directed by AstraZeneca; provided that AstraZeneca shall not have the right to cause MAP to exercise or enforce (or forego such exercise or enforcement) any such right in a manner that is likely to result in material harm to MAP.

6.4 Transfer of Clinical Manufacturing Relationships and [***]. Within [***] days after the first approval by the FDA of the Drug Approval Application for the Lead Licensed Product, AstraZeneca shall notify MAP in writing which, if any, agreements related (in whole or in part) to the clinical supply of Licensed Products it wishes MAP to assign to AstraZeneca or its designee. Further, AstraZeneca shall have the right, at any time from and after the first approval by the FDA of the Drug Approval Application for the Lead Licensed Product, on written notice to MAP, to require MAP to assign the [***] to AstraZeneca or its Affiliate. Upon receiving the notice specified in the first or second sentence of this Section 6.4, MAP shall use Commercially Reasonable Efforts to assign the applicable agreements (or those parts of such agreements relating to clinical supply of Licensed Products) (including by using Commercially Reasonable Efforts to obtain all necessary consents therefor) to AstraZeneca or its designee as soon as practicable. If, despite the use of Commercially Reasonable Efforts, MAP is unable to effect any assignment of a particular agreement with a Third Party, MAP shall thereafter, at the written request of AstraZeneca, (a) use diligent and good faith efforts to assist AstraZeneca in entering into an agreement with such Third Party on terms no less favorable to AstraZeneca that those secured by MAP, or (b) exercise and enforce (or forgo such exercise or enforcement of) its rights under such agreement when and as directed by AstraZeneca; provided that AstraZeneca shall not have the right to cause MAP to exercise or enforce (or forego such exercise or enforcement of) any such right in a manner that is likely to result in material harm to MAP.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.5 Retained Liability. MAP shall retain all liabilities under any agreement assigned pursuant to Sections 6.3 or 6.4 (a) arising prior to the effective date of assignment, including any liability relating to Licensed Products or intermediates thereof Manufactured or supplied or contracted for pursuant to such agreements prior to the effective date of assignment, or (b) arising after the effective date of assignment but that relate to any breach of or performance under such contract prior to the effective date of assignment.

6.6 Quality Agreement. Within [***] days following the date hereof, MAP shall execute a quality agreement based on AstraZeneca’s then-current form governing the Parties’ respective responsibilities with respect to quality-related supply matters with respect to Licensed Products (including placebos) and shall apply good faith efforts to conform its existing quality agreements with its suppliers. If, notwithstanding such good faith efforts, MAP is not able to conform an existing quality agreement to the AstraZeneca form, then such existing quality agreement shall prevail.

6.7 Acknowledgment. The Parties acknowledge that after the date hereof, AstraZeneca, pursuant to [***], will commence discussions of a commercial supply agreement with [***], and that there can be no assurance that AstraZeneca (or its Affiliate) and [***] will enter into such agreement within the time provided in [***]. Notwithstanding anything to the contrary, in no event shall either Party be deemed to be in breach of this Agreement, or bear any liability, in connection with any failure by [***] and AstraZeneca (or its Affiliate) to enter into such an agreement within the time period set forth in [***].

7	CO-PROMOTION RIGHT

7.1 Co-Promotion of Lead Licensed Product. MAP shall have the right and obligation to co-promote the Lead Licensed Product in the United States pursuant to a co-promotion agreement (the “Co-Promotion Agreement”) to be entered into between the Parties. Such co-promotion by the MAP Specialist Sales Force (as defined below) shall occur in a manner similar to the manner in which a co-promotion program with a contract sales force would be conducted. The Parties shall negotiate the Co-Promotion Agreement in good faith and with such diligence as is required to execute and deliver the Co-Promotion Agreement within [***] days following the Effective Date, or such other period as the Parties may agree in writing.

7.2 Terms of Co-Promotion Agreement. The Co-Promotion Agreement shall conform in all material respects with the terms and conditions set forth in Schedule 7.1 and this Article 7 and shall also include such additional provisions as are usual and customary in AstraZeneca’s contract sales force agreements; provided, however, that such additional terms shall supplement and not materially expand, limit or change the terms set forth on Schedule 7.1 and this Article 7.

7.3 [***] Co-Promotion Agreement. AstraZeneca shall have the right to [***] entitled under the Co-Promotion Agreement (as described in Sections 6 and 9(d) of Schedule 7.1) [***]. Such [***] be in addition to any other right or remedy available to AstraZeneca under the Co-Promotion Agreement and Applicable Law.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8	CONSIDERATION

8.1 Milestone Payments. In partial consideration of the licenses and other rights granted by MAP to AstraZeneca herein and subject to the terms and conditions of this Agreement, AstraZeneca shall pay MAP the following non-refundable payments if and when the following conditions are satisfied as provided in this Section 8.1:

8.1.1 a payment of forty million dollars ($40,000,000 USD) upon the Effective Date, which is payable within five (5) business days following the Effective Date;

8.1.2 a payment of thirty-five million dollars ($35,000,000 USD) within [***] days following the date that AstraZeneca receives the complete 301 Data Package pursuant to Section 4.3.6, if (a) the results thereof indicate that the 301 Study meets the Applicable Standard, and (b) this Agreement is not terminated by AstraZeneca pursuant to Section 19.3.1(b);

8.1.3 a payment of [***] million dollars ($[***],000,000 USD) within thirty (30) days following the date a Drug Approval Application for the Lead Licensed Product is [***] by the FDA;

8.1.4 within thirty (30) days following the date that a Drug Approval Application for the Lead Licensed Product is [***] by the FDA:

(a) a payment of [***] million dollars ($[***],000,000 USD) if [***], or

(b) a payment of [***] million dollars ($[***],000,000 USD) otherwise;

8.1.5 a payment of [***] million dollars ($[***],000,000 USD) within [***] days following the date that all Health Registration Approvals commercially necessary for the First Commercial Sale of the Lead Licensed Product are [***];

8.1.6 a payment of [***] million dollars ($[***],000,000 USD) within [***] days following the date that all Health Registration Approvals commercially necessary for the First Commercial Sale of the Lead Licensed Product are [***];

8.1.7 within [***] days following the date a Drug Approval Application for the NextGen Product is [***] by the FDA:

(a) a payment of [***] million dollars ($[***],000,000 USD) if [***], or

(b) a payment of [***] million dollars ($[***],000,000 USD) otherwise;

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8.1.8 within [***] days following the First Commercial Sale of the Lead Licensed Product in the United States:

(a) a payment of [***] million dollars ($[***],000,000 USD) if [***], or

(b) a payment of [***] million dollars ($[***],000,000 USD) otherwise;

8.1.9 within [***] days following the First Commercial Sale of the Lead Licensed Product or the NextGen Product [***]):

(a) a payment of [***] million dollars ($[***],000,000 USD) if such product is the Lead Licensed Product; or

(b) a payment of [***] million dollars ($[***],000,000 USD) if such product is the NextGen Product;

8.1.10 within [***] days following the First Commercial Sale of the [***]):

(a) a payment of [***] million dollars ($[***],000,000 USD) if such product is [***]; or

(b) a payment of [***] million dollars ($[***],000,000 USD) if such product is [***];

8.1.11 a payment of [***] million dollars ($[***],000,000 USD) within [***] days of the end of the Calendar Quarter in which occurs the first occasion when the Annual Net Sales of Licensed Products in the Territory exceeds [***] dollars ($[***] USD);

8.1.12 a payment of [***] million dollars ($[***],000,000 USD) within [***] days of the end of the Calendar Quarter in which occurs the first occasion when the Annual Net Sales of Licensed Products in the Territory exceeds [***] dollars ($[***] USD);

8.1.13 a payment of [***] million dollars ($[***],000,000 USD) within [***] days of the end of the Calendar Quarter in which occurs the first occasion when the Annual Net Sales of Licensed Products in the Territory exceeds [***] dollars ($[***] USD);

8.1.14 a payment of [***] million dollars ($[***],000,000 USD) within [***] days of the end of the Calendar Quarter in which occurs the first occasion when the Annual Net Sales of Licensed Products in the Territory exceeds [***] dollars ($[***] USD); and

8.1.15 a payment of [***] dollars ($[***],000,000 USD) within [***] days of the end of the Calendar Quarter in which occurs the first occasion when the Annual Net Sales of Licensed Products in the Territory exceeds [***] dollars ($[***] USD).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

In the event that, and in such case [***] on which, a Licensed Product is [***] the milestone payments described in the following Sections [***] if the Licensed Product [***] milestone payment under such Section [***].

In the event that, and in such case [***] on which, a Licensed Product is [***] the following milestone payments [***] if the Licensed Product [***] milestone payment under such Section [***].

In the event that, and in such case [***] on which, a Licensed Product is [***] the milestone payments described in the following Sections [***] if the Licensed Product [***] milestone payment under such Section [***].

No payment in this Section 8.1 will be made more than once irrespective of the number of Licensed Products that have achieved the milestone events set forth in this Section 8.1, the number of times such milestones are achieved, or the number of countries or Selected Markets in which such milestone events have been achieved. For the avoidance of doubt, the maximum aggregate value of milestone payments payable hereunder if [***] shall be [***], and the maximum aggregate value of milestone payments payable hereunder if [***] shall be [***].

8.2 Royalties. In addition to the foregoing payments, AstraZeneca shall, subject to Sections 8.3 through 8.8, pay MAP royalties on the Annual Net Sales in the United States as follows:

8.2.1 [***] of Net Sales for that portion of Net Sales of the Licensed Products in the United States during each Calendar Year that are less than [***];

8.2.2 [***] of Net Sales for that portion of Net Sales of the Licensed Products in the United States during such Calendar Year that equal or exceed [***] but are less than [***]; and

8.2.3 [***] of Net Sales for that portion of Net Sales of the Licensed Products in the United States during such Calendar Year that equal or exceed [***].

In addition to the foregoing payments, AstraZeneca shall, subject to Sections 8.3 through 8.8, pay MAP royalties on the Annual Net Sales in the Territory outside the United States as follows:

8.2.4 [***] of Net Sales for that portion of Net Sales of the Licensed Products in the Territory outside the United States during each Calendar Year that are less than [***];

8.2.5 [***] of Net Sales for that portion of Net Sales of the Licensed Products in the Territory outside the United States during such Calendar Year that equal or exceed [***] but are less than [***];

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.2.6 [***] of Net Sales for that portion of Net Sales of the Licensed Products in the Territory outside the United States during such Calendar Year that equal or exceed [***] but are less than [***]; and

8.2.7 [***] of Net Sales for that portion of Net Sales of the Licensed Products in the Territory outside the United States during such Calendar Year that equal or exceed [***].

8.3 Bundled Products. With respect to combination products or Licensed Products sold in a bundle with a medical device (each, a “Bundled Product”), the Net Sales used for the calculation of the royalties under Section 8.2 shall be determined as follows:

A	X	Net Sales of the Bundled Product, where:
A+B

A =	[***]

B =	[***]

C =	[***]

In the event, however, that if, in a specific country, (a) a product containing the other active ingredient(s) in such combination product or the medical device is not sold separately in such country, Net Sales shall be adjusted by multiplying actual Net Sales of such Bundled Product by the fraction A/C, and (b) if a Product containing the Formulation as the sole active ingredient is not sold separately, Net Sales shall be calculated by multiplying actual Net Sales of such Bundled Product by the fraction (C-B)/C. The standard sales price for the product containing such Formulation as the sole active ingredient and for the product containing the other active ingredient(s) shall in each case be for a quantity of such product such that the quantity of Formulation or other active ingredient(s) shall be comparable to that used in such combination product and of the same class, purity and potency. If, in a specific country, both a product containing such Formulation and a product containing the other active ingredient(s) in such combination product (or the medical device) are not sold separately, a market price for a product containing such Formulation and a market price for such combination product (or such medical device) shall be negotiated by the Parties in good faith. If, in a specific country, the foregoing calculations do not fairly represent the value of the various active ingredients (or the medical device) included in a Bundled Product, the allocation of Net Sales for such Bundled Product shall be negotiated by the Parties in good faith.

8.4 Consent Sublicenses. With respect to sales of Licensed Products by Sublicensees under Consent Sublicenses, royalties to MAP hereunder with respect to such sales, for any period, shall equal [***] of [***] with respect to Licensed Products under the Consent Sublicense. For the avoidance of doubt, such consideration shall [***] but shall not include (i) any payments made to [***] pursuant to [***] to the extent reflecting [***], (ii) any payments made to [***] in consideration of any [***] to the extent [***], (iii) any payments made to [***] to the extent [***], (iv) any payments made to [***] relating to Licensed Products that [***] to

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the extent [***], (v) any payments made to [***] incurred by [***] in connection with [***], or (vi) any payments made to [***] in connection with [***] which [***] shall be allocated between the Parties [***].

8.5 Reduction of Royalty.

8.5.1 Generic Competition. In the event that, in a country in the Territory, any Generic Version of a Licensed Product is sold by any Third Party, then for the purposes of calculating the royalties due under Section 8.2 (as adjusted by the other provisions of this Section 8.5) in any Calendar Quarter, Net Sales of all Licensed Products in such country in such Calendar Quarter shall be reduced by a fraction, the numerator of which is the [***], and the denominator of which is [***].

8.5.2 Authorized Generic Competition. In the event that, in a country in the Territory, one or more Authorized Generic Versions of a Licensed Product are sold, then for the purposes of calculating the royalties due under Section 8.2 (as adjusted by the other provisions of this Section 8.5), (a) sales from AstraZeneca (or its Affiliate) or its or its Affiliate’s Sublicensee (or an Affiliate thereof) to any distributor of such Authorized Generic Versions of the Licensed Product that is not an Affiliate of AstraZeneca or a Sublicensee shall not be included in “Net Sales”, and (b) such distributor’s sales of Authorized Generic Versions of Licensed Products to Third Parties shall [***].

8.5.3 Compulsory Licenses. In the event that a court or a governmental agency of competent jurisdiction requires AstraZeneca or an AstraZeneca Affiliate or Sublicensee to grant a compulsory license to a Third Party permitting such Third Party to make or sell a Licensed Product in a country in the Territory, then for the purposes of calculating the royalties due under Section 8.2 with respect to such Licensed Product in such country, the royalty rate on Net Sales shall [***].

8.5.4 Order of Royalty Reduction. Any reductions set forth in this Section 8.5 shall be applied to the royalty rate payable to MAP under Section 8.2 in the order in which the event triggering such reduction occurs, and before any royalty reductions pursuant to Section 8.6 are applied.

8.6 Royalty Stacking.

8.6.1 Royalty Reduction. If, during the Term, AstraZeneca enters into an agreement with a Third Party in order to obtain a license under a Patent of a Third Party that is necessary or useful for AstraZeneca, its Affiliates or any Sublicensee to Exploit any Licensed Product in a country (including any license obtained in connection with a Triggering Event that is otherwise eligible for deduction pursuant to this Section 8.6) (a “Stackable License”), then, as of the effective date of any such Stackable License and thereafter during the remainder of the period during which AstraZeneca owes royalties to MAP hereunder on Net Sales of the Licensed Product in such country:

(a) If the Patent [***], then the amounts payable under Section 8.2 (as adjusted by Section 8.5 and as allocated pursuant to Section 8.6.2) in a Calendar Quarter on sales of such Licensed Product in such country shall be reduced by an amount equal to [***] of all [***] under such Stackable License (net of the pro rata portion of any offsets to such payments permitted under such Stackable License in connection with AstraZeneca’s obligations to pay MAP under this Article 8) by or on behalf of AstraZeneca to such Third Party in such Calendar Quarter on sales of such Licensed Product in such country; and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) If the Patent [***], then the amounts payable under Section 8.2 (as adjusted by Section 8.5 and as allocated pursuant to Section 8.6.2) in a Calendar Quarter on sales of such Licensed Product in such country shall be reduced by an amount equal to [***] of all [***] under such Stackable License (net of the pro rata portion of any offsets to such payments permitted under such Stackable License in connection with AstraZeneca’s obligations to pay MAP under this Article 8) by or on behalf of AstraZeneca to such Third Party in such Calendar Quarter on sales of such Licensed Product in such country.

For the avoidance of doubt: (i) a license for rights to [***] but any Net Sales with respect to [***] would be subject to adjustment [***]; (ii) a license to [***] would be a Stackable License under Section 8.6.1(a); (iii) a license to [***] would be a Stackable License under Section 8.6.1(a); and (iv) a license to [***] would not be a Stackable License but any Net Sales with respect to such other active ingredient would be subject to adjustment [***].

8.6.2 Allocation. Any [***] that are reasonably allocable to more than one Licensed Product or other products of AstraZeneca or its Affiliates that, in each case, are in clinical trials or are being commercialized as of the effective date of such Stackable License shall be reasonably allocated by AstraZeneca among such Licensed Products and products. Prior to or promptly after taking a Stackable License, AstraZeneca shall inform MAP of such allocation, and MAP shall have the right to have a third party expert, reasonably acceptable to AstraZeneca, audit such allocation to determine whether such allocation is reasonable, which audit shall otherwise be conducted in accordance with the procedures set forth for financial audits set forth in Section 8.11.2.

8.6.3 Floor. Notwithstanding Section 8.6.1, in no event shall the amounts payable during any Calendar Quarter by or on behalf of AstraZeneca be reduced as a result of [***] by more than [***] of that due to MAP pursuant to Section 8.2 (as adjusted by Section 8.5). Amounts payable to such Third Party that are not used by AstraZeneca in a particular Calendar Quarter to reduce the royalties due to MAP in a particular Calendar Quarter may be carried over to subsequent Calendar Quarters until fully used in accordance with this Section 8.6.

8.6.4 Elan Payments Exempted. Notwithstanding Section 8.6.1, the license granted to MAP pursuant to the Elan License Agreement shall not be deemed a Stackable License. AstraZeneca shall be responsible for paying (i) [***] of all milestone payments incurred following the Effective Date payable to Elan by MAP pursuant to Section 5.1 of the Elan License Agreement as a result of the Exploitation of Licensed Products by or on behalf of AstraZeneca or any of its Affiliates or Sublicensees (but not (x) any such milestone payments

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incurred pursuant to Sections 5.1.2 and 5.1.3 of the Elan License Agreement and (y) extension payments under Section 7.3 of the Elan License Agreement to the extent that AstraZeneca has assumed an obligation with respect to such extension payments pursuant to Section 16.4.8, for which payments ((x) and (y)) AstraZeneca shall be responsible for [***]), and (ii) one hundred percent (100%) of all royalties payable to Elan by MAP pursuant to Section 5.2 thereof as a result of the Exploitation of Licensed Products by or on behalf of AstraZeneca or any of its Affiliates or Sublicensees. AstraZeneca shall not be permitted to make any reductions in any royalty payments to MAP pursuant to this Section 8.6 as a result of such royalties or milestone payments to Elan. For clarity, subject to the terms and conditions of the Elan License Agreement, AstraZeneca’s obligations to make payments under this Section 8.6.4 shall apply during the Royalty Term (as defined in the Elan License Agreement) and shall not be subject to reduction or offset based on the terms and conditions of this Agreement that otherwise permit AstraZeneca to reduce or offset royalties payable by AstraZeneca under this Agreement.

8.7 Royalty Term.

8.7.1 Commencement and Expiration of Royalty Term. AstraZeneca’s obligation to pay royalties shall commence, with respect to each country, on the date of First Commercial Sale of any Licensed Product in such country. The obligation with respect to each Licensed Product shall expire on the later of (a) [***] the date on which such Licensed Product is no longer covered by a Valid Claim in such country, or (b) [***] years after the First Commercial Sale of the first Licensed Product (which Licensed Product is not required to be the Licensed Product in question) sold in such country.

8.7.2 [***]

8.7.3 License Grants Following Royalty Term. Upon expiration of the royalty obligations of AstraZeneca under this Section 8.7 with respect to a Licensed Product in a given country [***], the license grants to AstraZeneca in Section 9.1 shall become fully paid-up, perpetual and irrevocable with respect to such country and the Net Sales of such Licensed Product in such country shall be excluded from the royalty calculations and calculations of milestone thresholds in this Article 8.

8.8 Sales Subject to Royalties. Sales by AstraZeneca and its Affiliates to Sublicensees and distributors of Authorized Generic Versions of Licensed Products shall not be subject to royalties. Instead, royalties shall be calculated on sales of Licensed Products by Sublicensees in accordance with Section 9.4.1 and royalties shall be calculated on sales of Licensed Products by distributors of Authorized Generic Versions of Licensed Products in accordance with Section 8.5.2. Royalties shall be calculated on AstraZeneca’s and its Affiliates’ Net Sales of Licensed Products to a Third Party (including Distributors) that is not a Sublicensee or distributor of Authorized Generic Versions of Licensed Products. Royalties shall be payable only once for any given batch of the Licensed Products. For purposes of determining Net Sales, the Licensed Product shall be deemed to be sold when invoiced. A “sale” shall not include, and no royalties shall be payable on, transfers by AstraZeneca, its Affiliates, Sublicensees, Distributors, and distributors of Authorized Generic Versions of Licensed Products, of free

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samples of Licensed Products or clinical trial supplies of Licensed Product, or to patients under AstraZeneca’s patient assistance programs or other transfers or dispositions for charitable, compassionate, promotional, pre-clinical, clinical, Manufacturing, testing or qualification, regulatory or governmental purposes, in cases where such transfer is free of charge or at a de minimis transfer price. For clarity, to the extent sales of a Product Improvement in a country are covered by one or more Valid Claims in such country, such Product Improvement shall be deemed to be a Licensed Product for purposes of this Article 8.

8.9 Royalty Payments. The royalties shall be calculated quarterly as of the last day of March, June, September and December respectively, for the Calendar Quarter ending on that date. AstraZeneca shall pay the royalties in conjunction with the delivery of a written report to MAP within [***] days after the end of each Calendar Quarter that shows, with respect to each country and each Licensed Product, the sales volume and Net Sales of the Licensed Products during such Calendar Quarter, including the calculation of Net Sales and, in the manner tracked by AstraZeneca’s accounting system, details regarding deductions taken from gross sales.

8.10 Non-Monetary Consideration. For clarity, and without limiting Section 8.8 or any other provision of this Agreement, royalties shall be due on any non-monetary consideration received by AstraZeneca, its Affiliate or Sublicensees as consideration for the transfer of any Licensed Product if and only to the extent AstraZeneca or such Affiliate or Sublicensee recognizes such consideration as Net Sales in accordance with its accounting practices, consistently applied.

8.11 Records Retention; Audit.

8.11.1 Books of Account. Each Party shall keep or cause to be kept accurate records or books of account in accordance with International Financial Reporting Standards, consistently applied, in the case of AstraZeneca, and in accordance with U.S. GAAP, consistently applied, in the case of MAP, showing the information that is necessary for the accurate determination of the royalties and other payments due under this Article 8, or any other payment due hereunder, including with respect to costs to be reimbursed hereunder (including Development Costs and Permitted Overruns to be reimbursed pursuant to Section 4.3.4 and Patent prosecution costs pursuant to Article 13). Such records or books of account shall be kept until the [***] anniversary of December 31 of the Calendar Year in which the Licensed Products are sold (in the case of royalty or other payments due under this Article 8) or in which any other payment hereunder is required to be made. For clarity, each Party shall cause its Affiliates to keep, and shall require pursuant to a written agreement that any Sublicensee, licensee or sublicensee, distributor of Licensed Products or subcontractor performing activities hereunder keep, accurate records or books of account in a manner that will permit such Party to comply with its obligations to under the foregoing sentence.

8.11.2 Audit. Upon the written request of the other Party, each Party shall permit a qualified accountant or a person possessing similar professional status and associated with an independent accounting firm acceptable to the Parties to inspect during regular business hours and no more than once for any given Calendar Quarter and once in any given Calendar

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Year, and going back no more than [***] years preceding the current Calendar Year, all or any part of the audited Party’s records and books necessary to check the accuracy of any payments made or required to be made hereunder (including with respect to any costs reimbursed or required to be reimbursed hereunder). The accounting firm shall enter into appropriate obligations with the audited Party to treat all information it receives during its inspection in confidence. The accounting firm shall disclose to MAP and AstraZeneca only whether the payments made are correct and details concerning any discrepancies, but no other information shall be disclosed to the party requesting the inspection. The charges of the accounting firm shall be paid by the Party requesting the inspection, except that if the payments being audited have been underpaid or the costs being reimbursed have been overstated, in each case by more than [***], the charges shall be paid by the Party whose records and books are being inspected. Any failure by a Party to exercise its right under this Section 8.11.2 with respect to a Calendar Quarter within the [***] year time period allotted therefor shall constitute a waiver by such Party of its right to later object to any payments made by the other Party under this Agreement with respect to such Calendar Quarter.

8.12 Mode of Payment. All payments set forth in this Article 8 shall be remitted by wire transfer to the bank account as MAP may designate in writing to AstraZeneca.

8.13 Currency. All payments required under this Article 8 shall be made in U.S. dollars. For the purpose of computing the Net Sales of Licensed Products sold in a currency other than U.S. dollars, such currency shall be converted from local currency to U.S. dollars by AstraZeneca in accordance with the rates of exchange for the relevant month for converting such other currency into U.S. dollars used by AstraZeneca’s internal accounting systems, which are independently audited on an annual basis.

8.14 Taxes.

8.14.1 General. The royalties, milestones and other amounts payable by AstraZeneca to MAP pursuant to this Agreement (“Payments”) shall not be reduced on account of any taxes unless required by Applicable Law. MAP alone shall be responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be paid by AstraZeneca) levied on account of, or measured in whole or in part by reference to, any Payments it receives. AstraZeneca shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if MAP is entitled under any applicable tax treaty to a reduction in the rate of, or the elimination of, applicable withholding tax, it may deliver to AstraZeneca or the appropriate governmental authority (with the assistance of AstraZeneca to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve AstraZeneca of its obligation to withhold tax, and AstraZeneca shall apply the reduced rate of withholding, or dispense with withholding, as the case may be, provided that AstraZeneca has received evidence, in a form reasonably satisfactory to AstraZeneca, of MAP’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [***] days prior to the time that the Payments are due. If, in accordance with the foregoing, AstraZeneca withholds any amount, it shall pay to

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MAP the balance when due, make timely payment to the proper taxing authority of the withheld amount, and send to MAP proof of such payment within [***] days following that payment. For purposes of this Agreement, the stated amount of the Payments payable by AstraZeneca shall include any sales tax that MAP may be required to collect.

8.14.2 Indirect Taxes. Nothing in Section 8.14.1 shall apply with respect to Indirect Taxes. All Payments are inclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any Payments, AstraZeneca shall pay such Indirect Taxes at the applicable rate in respect of any such Payments following the receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by MAP in respect of those Payments, such Indirect Taxes to be payable on the due date of the payment of the Payments to which such Indirect Taxes relate.

8.15 Imports. For the avoidance of doubt, the Parties acknowledge and agree that none of the milestones or royalties payable under this Agreement is related to the license (or right) to import or any import of Licensed Products. The receiving Party shall be responsible for any import clearance, including payment of any import duties and similar charges, in connection with any Licensed Products transferred to such Party under this Agreement.

9	GRANT OF RIGHTS

9.1 License Grants to AstraZeneca. Subject to the terms and conditions of this Agreement, MAP hereby grants to AstraZeneca:

9.1.1 an exclusive (including with regard to MAP and its Affiliates) right and license in the Territory, with the right to grant sublicenses pursuant to Section 9.4, under MAP’s and its Affiliates’ rights, titles, and interests in and to the Licensed Patents, the Licensed Know-How, the Joint Patents and the Joint Know-How to Exploit (a) Licensed Products and Product Improvements for all purposes and (b) Formulations and Improvements (including, for clarity, Licensed Improvements) that are not Product Improvements in connection with the Exploitation of Licensed Products and Product Improvements; provided, however, that such right and license shall be limited in the case of any EPIL Intellectual Property (i) to the Field (as defined in the Elan License Agreement as of the Effective Date or as such term is amended after the Effective Date with the written consent of MAP and AstraZeneca) and (ii) to certain countries with respect to rights granted to MAP to make and have made the Product Intermediate under Clause 2.1.1 of the Elan License Agreement, in each case ((i) and (ii)), solely if and to the extent that the rights and licenses granted to MAP by Elan with respect to such EPIL Intellectual Property are and remain limited in such manner; and provided, further, that MAP shall retain (A) the non-exclusive right to perform MAP’s development obligations under the Initial Development Plan and the Development Plan (if any), and (B) subject to Article 11, the non-exclusive right to perform its other responsibilities under this Agreement or any agreement entered into pursuant to this Agreement.

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9.1.2 without limiting AstraZeneca’s exclusive rights under Section 9.1.1, a non-exclusive right and license in the Territory, with the right to grant sublicenses pursuant to Section 9.4, under MAP’s and its Affiliates’ rights, titles, and interests in and to (a) the Licensed Patents and the Joint Patents to make and use Improvements that are not Licensed Improvements for all purposes and (b) the Licensed Know-How and the Joint Know-How to Exploit Improvements that are not Licensed Improvements for all purposes; provided, however, that such right and license shall be limited in the case of any EPIL Intellectual Property to the Field (as defined in the Elan License Agreement as of the Effective Date or as such term is amended after the Effective Date with the written consent of MAP and AstraZeneca) solely if and to the extent that the rights and licenses granted to MAP by Elan with respect to such EPIL Intellectual Property are and remain limited in such manner.

9.1.3 a co-exclusive right and license and right of reference and use in the Territory, with the right to grant sublicenses pursuant to Section 9.4, under MAP’s and its Affiliates’ rights, titles and interests in and to the Health Registration Approvals to exercise AstraZeneca’s rights under the grants in Sections 9.1.1 and 9.1.2, which co-exclusive right and license shall automatically become an exclusive (including with regard to MAP and its Affiliates), right and license thereunder, to the extent not assigned pursuant to Section 9.10, upon the earlier to occur of (i) MAP completing its obligations under the Initial Development Plan and (ii) the acceptance by the FDA of the first Health Registration Application for a Licensed Product; provided, however, that MAP shall retain the non-exclusive right to perform its other responsibilities under this Agreement or any agreement entered into pursuant to this Agreement.

9.1.4 a nonexclusive, royalty-free right and license in the Territory, with the right to grant sublicenses pursuant to Section 9.4, under MAP’s and its Affiliates’ rights, titles, and interests in and to the MAP Name, to use the MAP Name solely on product labels, core visual aids, packaging and promotional materials for Licensed Products in accordance with Section 12.5.

9.1.5 Any use of a Licensed Product, Product Improvement or Formulation by a Third Party outside the scope of the license grants set forth in Sections 9.1.1, 9.1.2 and 9.1.3, which use is not promoted by AstraZeneca or its Affiliates or Sublicensees, shall not be deemed to be a breach of this Agreement.

9.2 Combination Product Option. If, during any period in which AstraZeneca owes royalties to MAP pursuant to Section 8.7, MAP or any of its Affiliates wishes to conduct any activity, either on its own, or with, for the benefit of, or sponsored by, any Third Party, that is designed to research, develop or commercialize, or to grant any license or other rights (including any covenant not to sue) to any Third Party to utilize any intellectual property acquired, conceived, reduced to practice, discovered, developed, made, owned or otherwise controlled by MAP or its Affiliates (including any Licensed Patents, Licensed Know-How, Joint Patents or Joint Know-How) or otherwise for the purpose of researching, developing or commercializing any combination product that contains a Formulation as an active ingredient together or in combination with one or more other active ingredients that are not Other Active Ingredients (“MAP Combination Products”), then subsections 9.2.1, 9.2.2, 9.2.3 and 9.2.4 shall apply; provided, however that such subsections shall not apply with respect to any internal pre-clinical activities or Phase I or Phase II studies that, in each case, are conducted solely by MAP and are not funded by, for the benefit of, or sponsored by any Third Party and as to which no Third Party has any right, title or interest.

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9.2.1 Notice. MAP shall provide AstraZeneca with [***] days’ advance written notice, which notice shall identify the MAP Combination Product at issue, describe the reasons for MAP’s interest in conducting such activity or granting such license or other rights and include any Information known to MAP that relates to the Exploitation of such MAP Combination Product. Thereafter, MAP shall provide AstraZeneca with such other Information relating thereto as AstraZeneca may reasonably request.

9.2.2 Option. AstraZeneca shall have the right, on written notice to MAP within [***] days after receipt of a notice from MAP pursuant to Section 9.2.1, to elect to expand the license granted hereunder to include such MAP Combination Product, whereupon such other active ingredient shall be deemed to be an Other Active Ingredient effective from the date of MAP’s notice. For purposes of clarity and notwithstanding anything herein to the contrary, unless AstraZeneca expressly agrees otherwise in writing, AstraZeneca shall have no diligence obligations whatsoever hereunder with respect to any such MAP Combination Product. If AstraZeneca does not make such election, then MAP shall have the right to independently develop and commercialize such MAP Combination Product.

9.2.3 Royalties. In consideration for AstraZeneca’s obligations hereunder, MAP shall pay to AstraZeneca a royalty on MAP’s net sales of any such MAP Combination Product at the same rate and on the same terms as AstraZeneca would pay MAP royalties under Section 8.2 were they Net Sales of Licensed Products by AstraZeneca, and the other provisions of Article 8 and the other relevant provisions of this Agreement shall apply to such royalty obligations mutatis mutandis, except that the First Commercial Sale of such MAP Combination Product shall be the First Commercial Sale thereof by MAP or its Affiliates or Sublicensees.

9.2.4 Generally. MAP shall not, and shall cause each of its Affiliates not to, conduct any activity, either on its own, or with, for the benefit of, or sponsored by, any Third Party, that is designed to research, develop or commercialize or grant any license or other rights (including any covenant not to sue) to any Third Party to utilize any intellectual property acquired, conceived, reduced to practice, discovered, developed, made, owned or otherwise Controlled by MAP or its Affiliates (including any Licensed Patents, Licensed Know-How, Joint Patents or Joint Know-How) or otherwise for the purpose of researching, developing or commercializing a MAP Combination Product unless MAP shall first have provided AstraZeneca with the exclusive option set forth in this Section 9.2; provided, however that the restriction set forth in this Section 9.2 shall not apply with respect to any internal pre-clinical activities or Phase I or Phase II studies that, in each case, are conducted solely by MAP and are not funded by, for the benefit of, or sponsored by any Third Party and as to which no Third Party has any right, title or interest. For clarity, MAP shall have no right to research, develop or commercialize a combination product that contains a Formulation as an active ingredient together or in combination with one or more Other Active Ingredients except pursuant to the Development Plan.

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9.3 No Implied Licenses. Except as expressly provided herein, no right or license under any Patent or Intellectual Property Right is granted or shall be granted by implication.

9.4 Sublicenses.

9.4.1 AstraZeneca shall have the right to grant sublicenses, through multiple tiers of sublicensees, under the rights and licenses granted in Section 9.1 with respect to any country or countries in the Territory, to any:

(a) Affiliate(s) of AstraZeneca without the consent of MAP; and

(b) Third Party(ies) without the consent of MAP (other than pursuant to 9.4.1(c)(i)), in which case [***]; or

(c) Third Party(ies) (i) as required by a governmental or regulatory authority without the consent of MAP or (ii) with the consent of MAP (any such sublicense under this clause (c), a “Consent Sublicense”), in which case [***].

If MAP withholds its consent to a sublicense with a Third Party and AstraZeneca subsequently terminates this Agreement within ninety (90) days thereafter pursuant to Section 19.3.1(a), then, notwithstanding Section 19.4.8(b), AstraZeneca, at its sole discretion, shall elect to either (i) have the right to [***], or (ii) [***].

9.4.2 If AstraZeneca grants a sublicense to a Person that is not an Affiliate of AstraZeneca, and such Person is not a Distributor, such Person shall be a “Sublicensee” for purposes of this Agreement, provided that any distributor of an Authorized Generic Version of a Licensed Product shall not be deemed a Sublicensee as a result of such distribution arrangement. (x) AstraZeneca shall require that any Sublicensee agree in writing to be bound by the applicable terms and conditions of this Agreement, (y) AstraZeneca’s grant of any such right shall not relieve AstraZeneca from any of its obligations under this Agreement except to the extent such obligations are performed by the Sublicensee, and (z) AstraZeneca shall remain liable for any breach of a sublicense by such Third Party to the extent that such breach would constitute a breach of this Agreement.

9.4.3 AstraZeneca shall notify MAP of the identity of any Sublicensee (and the territory sublicensed to it) promptly after entering into any such arrangement.

9.4.4 Notwithstanding the foregoing provisions of this Section 9.4, the following shall define AstraZeneca’s rights to grant sublicenses [***]. AstraZeneca shall have the right to grant further sublicenses [***]. AstraZeneca acknowledges that [***] may withhold its consent [***].

9.5 Distributorships. AstraZeneca shall have the right, in its sole discretion, to appoint its Affiliates, and AstraZeneca and its Affiliates shall have the right, in their sole discretion, to appoint any other Person, to distribute, market and sell Licensed Products (with or without packaging rights) in any part of the Territory, in circumstances where such Person

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purchases its requirements of Licensed Products from AstraZeneca or its Affiliates but does not otherwise make any royalty or other payment or provide other consideration to AstraZeneca with respect to AstraZeneca’s intellectual property rights. Where AstraZeneca or its Affiliates appoints a Person to perform such distribution, marketing and sales, such Person is not an Affiliate of AstraZeneca, and neither AstraZeneca nor any of its Affiliates has an interest in or shares in the profits relating to the sale of Licensed Products by such Person, such Person shall be a “Distributor” for purposes of this Agreement. AstraZeneca’s appointment of a distributor (including a Distributor) shall not relieve AstraZeneca from any of its obligations under this Agreement, and AstraZeneca shall (a) remain liable for any breach of a sublicense by the Distributor to the extent that such breach would constitute a breach of this Agreement; and (b) notify MAP of the identity of any Distributor (and the territory assigned to it) promptly after entering into any such arrangement. The term “packaging rights” in this Section 9.5 shall mean the right for the distributor to package Licensed Products supplied in unpackaged bulk form into individual ready-for-sale packs. Notwithstanding the foregoing, if the Lead Licensed Product meets the Target Product Characteristics in the Key Trials conducted pursuant to the Initial Development Plan, as may be amended for any additional Phase III Clinical Trial, then until the [***] anniversary of [***], AstraZeneca and its Affiliates or any joint venture or similar collaborative enterprise in which AstraZeneca owns an interest shall [***]. For the avoidance of doubt, AstraZeneca and its Affiliates shall have the right to appoint Distributors (i) [***], (ii) [***], or (iii) following the [***] anniversary of the First Commercial Sale of the Lead Licensed Product.

9.6 Co-Promotion Rights. AstraZeneca and its Affiliates shall have the right, in their sole discretion, to co-promote the Licensed Products with any Person, or to appoint one or more Persons to promote Licensed Products without AstraZeneca in any part of the Territory; provided, however, that, if the Lead Licensed Product meets the Target Product Characteristics in the Key Trials conducted pursuant to the Initial Development Plan, as may be amended for any additional Phase III Clinical Trial, then until the [***] anniversary of [***], AstraZeneca and its Affiliates or any joint venture or similar collaborative enterprise in which AstraZeneca owns an interest (together with MAP pursuant to Article 7, if applicable) shall [***]. For the avoidance of doubt, AstraZeneca and its Affiliates shall have the right to appoint Persons to co-promote or promote Licensed Products (i) [***], and (ii) [***], or following the [***] anniversary of the [***]. AstraZeneca shall (x) remain responsible for any action or omission by any co-promoter or promoter appointed pursuant to this Section 9.6 that would constitute a breach of this Agreement; and (b) notify MAP of the identity of any such co-promoter or promoter (and the territory sublicensed to it) promptly after entering into any such arrangement.

9.7 Mutual Non-Compete. Until the third (3rd) anniversary of the First Commercial Sale of the Lead Licensed Product in the United States (the “Exclusivity Period”), each Party covenants to the other Party that it and its Affiliates shall not Commercialize or assist any Third Party, directly or indirectly, in Commercializing [***] any Competing Product; provided, however, that AstraZeneca and its Affiliates (a) may [***], (b) may Commercialize a Competing Product if [***], and (c) may Commercialize a Competing Product if [***]; provided that AstraZeneca continues to perform its obligations under this Agreement, and provided further that, subject to Sections 19.3.3(a) and 20.5.3, MAP shall have the termination right set forth in

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Section 19.3.3(a) (which right is limited by the conditions and exceptions set forth therein) in connection with the Commercialization of certain Competing Products in certain circumstances. In addition, subject to Sections 19.3.3(a) and 20.5.3, beginning on the Effective Date for so long as AstraZeneca is obligated to pay royalties to MAP pursuant to Article 8, AstraZeneca covenants to MAP that it and its Affiliates shall not [***]. Each Party acknowledges that (i) this Section 9.7 has been negotiated by the Parties, (ii) the geographical and time limitations on activities are reasonable, valid and necessary in light of the Parties’ circumstances and necessary for the adequate protection of the business of the Licensed Products and (iii) neither Party would have entered into this Agreement without the protection afforded it by this Section 9.7. If, notwithstanding the foregoing, a court of competent jurisdiction determines that the restrictions set forth in this Section 9.7 are too broad or otherwise unreasonable under applicable Law, including with respect to duration, geographic scope or space, the court is hereby requested and authorized by the Parties to revise the foregoing restriction to include the maximum restrictions allowable under applicable Law.

9.8 No Encumbrance. MAP shall not assign, transfer, convey or otherwise encumber its rights to the Licensed Patents, Licensed Know-How, Joint Patents, Joint Know-How or Health Registration Approvals, and shall not use the Licensed Patents, Licensed Know-How, Joint Patents, Joint Know-How or Health Registration Approvals itself or grant any right, title or interest therein to any Person that is inconsistent with the exclusive licenses or other rights granted to AstraZeneca under this Agreement.

9.9 Exclusivity Term. Unless previously terminated, AstraZeneca’s exclusive rights and licenses granted under Section 9.1 and each Party’s obligations set forth in Section 9.7 shall expire with respect to each separate Licensed Product, on a country-by-country basis, on the later of (a) the expiration of AstraZeneca’s obligation pursuant to Section 8.7 to pay royalties to MAP with respect to such Licensed Product and (b) [***]. Upon such expiration of AstraZeneca’s obligations pursuant to Section 8.7 to pay royalties to MAP with respect to a Licensed Product in a country, AstraZeneca’s license with respect to such Licensed Product in such country [***] shall become fully paid-up, perpetual and irrevocable, and Net Sales of such Licensed Product in such country shall be excluded from the royalty calculations in Sections 8.2 and 8.3 (including the thresholds and ceilings). Upon the expiration of AstraZeneca’s exclusive rights with respect to a Licensed Product in a country pursuant to the first sentence of this Section 9.9, AstraZeneca’s licenses and rights granted under Section 9.1 with respect to such Licensed Product in such country shall become non-exclusive. AstraZeneca and its Affiliates and Sublicensees shall be allowed to continue Exploiting such Licensed Product and using all Licensed Know-How (except as may otherwise be provided with respect to the EPIL Know-How under the Elan License Agreement) and Joint Know-How in connection therewith on a non-exclusive basis in such country with no further consideration to MAP or Elan.

9.10 Assignment of Regulatory Documentation. MAP hereby assigns to AstraZeneca all of its rights, titles and interests in and to all Regulatory Documentation, including, to the extent permitted by Applicable Law, all Health Registration Approvals, Controlled by MAP as of the Effective Date and from time to time during the Term. MAP shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to

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be done such reasonable acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary under, or as AstraZeneca may reasonably request in connection with, or to carry out more effectively the purpose of, or to better assure and confirm unto AstraZeneca its rights under, this Section 9.10. AstraZeneca shall pay to MAP all reasonable and verifiable FTE Costs and other expenses incurred by MAP and its Affiliates with respect to the activities conducted under this Section 9.10.

9.11 License Grant to MAP. Subject to the terms and conditions of this Agreement, AstraZeneca hereby grants to MAP a non-exclusive, royalty-free, license in the Territory, with the right to grant sublicenses, under any Patents, Intellectual Property Rights, and, if applicable, Information Controlled by AstraZeneca, solely to perform MAP’s obligations with respect to the development of Licensed Products under the Initial Development Plan and, if applicable, the Development Plan.

9.12 License Grant for the Benefit of Elan. AstraZeneca hereby grants to MAP a worldwide, paid-up, irrevocable, non-exclusive license under all MAP Developed Technology conceived, created, developed, or otherwise invented or acquired by AstraZeneca, its Affiliates, or its Sublicensees as a direct result of practicing any technology or intellectual property rights licensed to MAP under the Elan Agreements and sublicensed or made available by MAP to AstraZeneca, its Affiliates or its Sublicensees under this Agreement, solely to the extent that such MAP Developed Technology incorporates the NanoCrystal Technology; provided, however, that the license granted to MAP under this Section 9.12 is granted to MAP (a) for the sole purpose of MAP’s granting a sublicense thereunder to Elan Pharma International Limited pursuant to Section 2.3 of the Elan License Agreement (as in effect on the Effective Date) with the further right for Elan to grant sublicenses to the extent permitted thereunder (for clarity, the license grant to MAP is not intended and shall not be construed to permit MAP to exercise rights under such license directly) and (b) solely to the extent that MAP has an obligation under such section to grant such license to Elan Pharma International Limited; provided, further, that the license granted to MAP in this Section 9.12 excludes the rights to make, have made, develop, use, market, distribute, sell, have sold, offer for sale, import and export Product Intermediate or Product alone or in combination with any other active ingredient in the Field in the Territory and do not include any rights to the Device. For purposes of this Section 9.12, “Product,” “Field,” “Territory” and “Device” each have the respective meanings given them in the Elan License Agreement.

10	CONFIRMATORY PATENT LICENSES

MAP shall, if requested to do so by AstraZeneca, promptly enter into confirmatory license agreements in the form or substantially the form set out in Schedule 10 for purposes of recording the licenses granted under this Agreement with such patent offices in the Territory as AstraZeneca considers appropriate. Until the execution of any such confirmatory licenses, so far as may be legally possible, MAP and AstraZeneca shall have the same rights in respect of the Licensed Patents and be under the same obligations to each other in all respects as if the said confirmatory licenses had been executed. MAP shall bear any filing costs and any costs of outside counsel or experts required with respect to such recordations in the United States, the

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Selected Markets and any other country in which MAP elects to prosecute Patent applications pursuant to Section 13.2.1 (other than those countries outside the United States and the Selected Markets with respect to which AstraZeneca directs MAP to prosecute Patent applications), and AstraZeneca shall bear any filing costs and any reasonable and verifiable costs of outside counsel or experts required with respect to such recordations in such other countries outside the United States and the Selected Markets with respected to which AstraZeneca directs MAP to prosecute Patent applications. Each Party shall bear its own internal costs and expenses in connection with the preparation and execution of such confirmatory license agreements and the recordations thereof.

11	OWNERSHIP OF INTELLECTUAL PROPERTY

11.1 Ownership of Technology. Subject to Section 11.2 and the license grants to AstraZeneca under Article 9, as between the Parties, each Party shall own and retain all right, title and interest in and to any and all: (a) Information, Improvements and other inventions that are conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of such Party (or its Affiliates or its licensees (other than AstraZeneca) or Sublicensees) under or in connection with this Agreement, whether or not patented or patentable, and any and all Patents and Intellectual Property Rights with respect thereto, except to the extent that any such Information, Improvements or other inventions, or any Patent or Intellectual Property Rights with respect thereto, are Joint Know-How or Joint Patents, and (b) other Information, Improvements or other inventions, and Patents and Intellectual Property Rights that are owned or otherwise Controlled (other than pursuant to the license grants set forth in Article 9) by such Party, its Affiliates or its licensees (other than AstraZeneca) or Sublicensees.

11.2 Ownership of Licensed Patents and Licensed Know-How. Subject to the license grants to AstraZeneca under Article 9, as between the Parties, MAP shall own and retain all right, title and interest in and to all Licensed Patents and Licensed Know-How.

11.3 Improvements.

11.3.1 Disclosure.

(a) MAP shall promptly disclose to AstraZeneca any Improvement acquired, conceived, reduced to practice, discovered, developed, made, owned or otherwise Controlled during the Term by or on behalf of MAP or its Affiliates, either solely or jointly (including any Improvement to which MAP has rights under any Elan Agreement) and shall provide to AstraZeneca all relevant information and samples of available materials with respect to such Improvement.

(b) AstraZeneca shall disclose to MAP any Formulation Improvement acquired, conceived, reduced to practice, discovered, developed, made, owned or otherwise Controlled during the Term by or on behalf of AstraZeneca or its Affiliates, either solely or jointly, which disclosure shall be made no later than [***] days prior to the filing by

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AstraZeneca or any of its Affiliates of a Patent claiming such Formulation Improvement. AstraZeneca shall provide MAP with all relevant information and samples of available materials with respect to such Formulation Improvements.

11.3.2 Inclusion. Each Licensed Improvement shall automatically be included within the scope of this Agreement. Any Information with respect to a Licensed Improvement that is not covered or claimed by a Patent, that is not generally known and that is necessary or reasonably useful for or otherwise related to the Exploitation of any Formulation, any Licensed Product or any Improvement thereto shall be deemed to be Licensed Know-How. Any Patent that claims or covers a Licensed Improvement or the Exploitation thereof shall be deemed to be a Licensed Patent.

11.4 Ownership of Joint Inventions, Joint Patents and Joint Know-How. Subject to the license grants to AstraZeneca under Article 9, the Parties shall each own an equal, undivided interest in any and all (a) Information that is conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, jointly by or on behalf of MAP (or (i) its Affiliates, (ii) its distributors of Licensed Products (if any), (iii) its licensees or sublicensees of rights with respect to Licensed Products or Formulations (excluding AstraZeneca and its Affiliates, Sublicensees and distributors) (if any) or (iv) its subcontractors (solely to the extent that the Information is under the Control of MAP pursuant to the applicable subcontract)), on the one hand, and AstraZeneca (or its Affiliates, Distributors, distributors, Sublicensees or subcontractors (solely to the extent that the Information is under the Control of AstraZeneca pursuant to the applicable subcontract), on the other hand, in connection with the work conducted under or in connection with this Agreement, whether or not patented or patentable (the “Joint Know-How”), and (b) Patents (the “Joint Patents”) and Intellectual Property Rights with respect thereto; provided, however, that (i) so long as AstraZeneca has an obligation to pay royalties to MAP with respect to any Licensed Product in any country in the Territory pursuant to Section 8.7, none of AstraZeneca, MAP or any of their respective Affiliates, licensees or sublicensees shall Exploit any Joint Patent or Joint Know-How outside the scope of this Agreement [***] without the consent of the other Party; and (ii) thereafter, either Party (or their respective Affiliates, licensees or sublicensees or distributors) shall have the right to Exploit any Joint Patent or Joint Know-How worldwide in any manner and for any purpose whatsoever, without any duty to share profits with or provide an accounting to the other Party with respect to such Exploitation. In the event that in a particular country the consent of co-owners is required for one co-owner to grant license rights under or otherwise Exploit Joint Patent(s) as provided in subsection (ii) of part (b) of the previous sentence, each of the Parties hereby consents to such license grant under or Exploitation of such Joint Patent(s) in such country without any duty to share profits with or provide an accounting to the other Party with respect to such Exploitation, and each Party hereby grants to the other Party, under such granting Party’s interest in such Joint Patent(s), a perpetual, irrevocable, royalty-free, sublicenseable, non-exclusive license to Exploit any Joint Patent or Joint Know-How in such country in any manner and for any purpose whatsoever.

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11.5 Rights to Acquire Intellectual Property. If at any time during the Term MAP or any of its Affiliates has or acquires the contractual right to acquire from any Third Party any Patent, Know-How, Information or Improvement that claims or covers a Formulation, Licensed Product or Licensed Improvement or that MAP reasonably believes might be necessary or reasonably useful for the Exploitation of any Formulation or any Licensed Product, MAP shall, without delay, disclose such fact in writing (along with reasonably relevant background, including any costs that would be incurred if MAP were to exercise such right) to AstraZeneca. At AstraZeneca’s reasonable written request, MAP shall exercise such right in consultation with, and at the reasonable direction of, AstraZeneca, and thereafter such Patent, Know-How, Information or Improvement shall automatically be included within the scope of this Agreement and shall be considered a Licensed Patent or Licensed Know-How, as applicable. Any such request by AstraZeneca shall, where appropriate, include potential terms acceptable to AstraZeneca. MAP shall use good faith efforts to exercise any such rights on terms and conditions (including any such costs) acceptable to AstraZeneca. [***].

12	TRADEMARKS AND TRADE DRESS

12.1 Trademarks . Under the supervision of the JPT, AstraZeneca shall have the right to select the Trademarks for the marketing and sale of all Licensed Products in the Territory (each, a “Product Trademark”). AstraZeneca shall own all rights, title and interests in and to the Product Trademarks and all Intellectual Property Rights and other rights and goodwill with respect thereto, subject to Section 12.3. MAP shall not, and shall not permit its Affiliates to, use any Trademark that is the same as or confusingly similar to, misleading or deceptive with respect to or that dilutes any of the Product Trademarks.

12.2 Defense and Enforcement. Under the supervision of the JPT and beginning as of the Effective Date, AstraZeneca shall have the right, using legal counsel of its own choosing and at its sole expense, to file, maintain, defend, and enforce the Product Trademarks.

12.3 Assignment of MAP Product Trademark. Within a reasonable time after the Effective Date, but in no event later than the first anniversary thereof, AstraZeneca shall inform MAP in writing if AstraZeneca elects to use the MAP Product Trademark in connection with the commercialization of the Lead Licensed Product. In the event of such election, the following shall apply:

(a) AstraZeneca shall be required to use the MAP Product Trademark in the United States, unless AstraZeneca reasonably believes such use would infringe the trademark rights of a Third Party in the United States or would not be permitted by the FDA;

(b) MAP shall grant to AstraZeneca an exclusive, transferable, royalty-free license, with the right to grant sublicenses under multiple tiers, to use the MAP Product Trademark on or in connection with the commercialization of the Lead Licensed Product;

(c) MAP shall use Commercially Reasonable Efforts to file, as soon as practicable (i.e., once use of the MAP Product Trademark in commerce on such Lead Licensed Product can be demonstrated), an acceptable Statement of Use for the MAP Product Trademark with the United States Patent and Trademark Office, and AstraZeneca shall reasonably cooperate with such efforts;

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(d) Upon acceptance of such Statement of Use, MAP shall assign to AstraZeneca (or, at AstraZeneca’s election, AstraZeneca’s Affiliate), at no expense to AstraZeneca, all of MAP’s rights, title and interests worldwide in and to the MAP Product Trademark, including U.S. Serial Application No. [***] and any other registration for the MAP Product Trademark worldwide and all Intellectual Property Rights and other rights and goodwill with respect to the MAP Product Trademark; and

(e) MAP shall execute and deliver to AstraZeneca (or, as applicable, such Affiliate) all documents that are necessary to assign and otherwise transfer the MAP Product Trademark to AstraZeneca (or such Affiliate).

Notwithstanding the foregoing, if AstraZeneca informs MAP that it intends to use the MAP Product Trademark in connection with the commercialization of the Lead Licensed Product but does not do so or continue doing so anywhere in the Territory, whether directly or indirectly, then AstraZeneca shall promptly assign or cause its Affiliate (as applicable) to assign to MAP, at no cost and expense to MAP, all of its (or its Affiliate’s) rights, title and interests in and to the MAP Product Trademark and such applications and registrations, and all Intellectual Property Rights and other rights and goodwill with respect thereto, and AstraZeneca shall execute and deliver or shall cause its Affiliate (as applicable) to execute and deliver to MAP all documents that are necessary to assign and otherwise transfer the MAP Product Trademark to MAP.

If AstraZeneca does not inform MAP in writing of its election to use the MAP Product Trademark in connection with the commercialization of the Lead Licensed Product on or before the [***] anniversary thereof, MAP shall retain all of its rights, title and interests in and to the MAP Product Trademark, such applications and registrations, and all Intellectual Property Rights and other rights and goodwill with respect thereto.

12.4 Patent Marking. AstraZeneca will include in all package inserts for all Licensed Products in each country in the Territory in which Licensed Products are commercialized a patent notice that includes the patent numbers of all Licensed Patents that claim the Licensed Product, its method of manufacture or use in such country.

12.5 Use of MAP Name and Elan Acknowledgment.

12.5.1 Use on Labels and Packaging. To the extent that the Elan License Agreement requires the inclusion of the Elan Acknowledgment on any labels, packaging or promotional materials with respect to any Licensed Product, AstraZeneca shall fulfill such requirement. In addition, inside the United States (and outside the United States, provided that MAP and AstraZeneca shall have entered into a safety agreement pursuant to Section 4.14), to the extent permitted by and in conformance with all Applicable Law, including any guidelines of the applicable Health Authorities, and solely to the extent space permits, AstraZeneca shall cause the MAP Name to appear on all labels and packaging and promotional materials for the Licensed

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Products commercialized by AstraZeneca or any of its Affiliates or Sublicensees, each in a manner consistent with guidelines of applicable Health Authorities. The MAP Name shall appear thereon in a manner determined by AstraZeneca and reasonably acceptable to MAP, and, where feasible in the good faith judgment of AstraZeneca (subject to Applicable Law and the guidances of the applicable Health Authorities), shall identify MAP as a developer of such Licensed Product. [***]

12.5.2 License Grant. Subject to the terms and conditions of this Agreement, MAP hereby grants to AstraZeneca, a royalty-free, non-exclusive license to use and display the MAP Name in accordance with Section 12.5.1 during the Term in the Territory in connection with the Exploitation of Licensed Products. Such license shall be sublicenseable through multiple tiers solely in connection with the grant of sublicenses pursuant to Section 9.4.

12.5.3 Restrictions on Usage. AstraZeneca shall use the MAP Name solely as permitted in this Section 12.5. AstraZeneca shall take reasonable care to conduct the commercialization activities with respect to the Licensed Product in such a manner so as to reasonably minimize endangering, impairing or destroying in any material respect the validity or strength of the MAP Name. As between the Parties, MAP shall retain all right, title and interest in and to the MAP Name. AstraZeneca shall not seek to register or otherwise claim ownership rights in or to the MAP Name. If AstraZeneca or any of its Affiliates challenges or, directly or indirectly, asserts any right, title or interest in or to the MAP Name (other than any right or license granted to AstraZeneca and its Affiliates hereunder), or any registrations or applications for registration thereof, or seeks to register any Trademark confusingly similar thereto in any country for any goods and services, then MAP shall have the right to give written notice to AstraZeneca of such conduct, and AstraZeneca shall immediately cease such conduct.

12.5.4 MAP Trademarks. The ™ designation shall be used in conjunction with each MAP Name and the Product Trademark (if AstraZeneca elects to use it under Section 12.3) within the Territory until such time as registrations issue, after which point the ® designation shall be used to the extent such designation conforms to Applicable Law. An appropriate statutory notice of trademark ownership shall be affixed to or imprinted on any material wherever the MAP Name and the Product Trademark (if AstraZeneca elects to use it under Section 12.3) are used, when practicable, as determined by the JPT.

13	MAINTENANCE AND PROSECUTION OF PATENTS

13.1 Coordination. The Parties shall meet periodically or as otherwise agreed by the Parties (a) to coordinate the prosecution of all (i) Licensed Patents, (ii) Joint Patents, and (iii) Patents (other than Joint Patents) claiming [***] (“AZ Disclosable Patents”), and (b) to determine the strategy for preparing and filing any other Patent with respect to any Formulation or Licensed Product owned or otherwise Controlled by MAP pursuant to Section 11.1(a) or that claims or covers any Licensed Improvements or other patentable invention included in Licensed Know-How.

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13.2 Prosecution Obligations.

13.2.1 Licensed Patents. In consultation with AstraZeneca and subject to Sections 13.3, 13.7 and 13.8, MAP shall, using legal counsel reasonably acceptable to AstraZeneca (and AstraZeneca hereby acknowledges that MAP’s patent counsel prosecuting the Licensed Patents as of the Effective Date is acceptable to AstraZeneca), diligently file, prosecute (including with respect to any interferences, reissue proceedings and re-examinations) and maintain (a) the Licensed Patents and (b) Patents that claim or cover any Licensed Improvements or other patentable inventions included in Licensed Know-How, provided, however, that, notwithstanding clause (b), MAP shall not be obligated to file a Patent application with respect to a Patent that claims or covers a Licensed Improvement or other patentable invention included in Licensed Know-How if (x) MAP reasonably determines that maintaining such Licensed Improvement or other invention as a trade secret will be more beneficial than seeking Patent protection and MAP has and will maintain such Licensed Improvement or other invention as a trade secret, and (y) MAP provides written notice to AstraZeneca with respect to such determination prior to the lapse of any rights to file any Patent application with respect thereto [***] and considers in good faith AstraZeneca’s views with respect to such determination. In this regard, in consultation with AstraZeneca, MAP shall use commercially reasonable efforts to (i) file, prosecute and maintain Patent applications to secure Patent rights for such Licensed Patents, such Licensed Improvements and such other patentable inventions (except to the extent that a Third Party licensor has retained the right to do so, in which case MAP shall use commercially reasonable efforts to cause such Third Party licensor to do so) [***]; and (ii) upon issuance, maintain such Patents in full force in such countries. MAP shall bear all costs and expenses of obtaining and maintaining the Licensed Patents, including fees and expenses paid to outside legal counsel and experts [***], and AstraZeneca shall bear all reasonable and verifiable costs and expenses of obtaining and maintaining the Licensed Patents, including reasonable and verifiable fees and expenses paid to outside legal counsel and experts, [***].

13.2.2 AZ Disclosable Patents. AstraZeneca, through legal counsel of its choosing, shall have the right, but not the obligation, to obtain, prosecute (including carrying out any interferences, reissue proceedings and re-examinations), and maintain throughout the world all AZ Disclosable Patents; provided, however, that AstraZeneca shall not be obligated to file a Patent application with respect to such a Patent if (a) AstraZeneca reasonably determines that maintaining such invention as a trade secret will be more beneficial than seeking Patent protection and AstraZeneca has and will maintain such invention as a trade secret, and (b) AstraZeneca provides written notice to MAP with respect to such determination prior to the lapse of any rights to file any Patent with respect thereto [***] and considers in good faith MAP’s views with respect to such determination. AstraZeneca shall use commercially reasonable efforts to (i) file, prosecute and maintain such Patent rights [***]; and (ii) upon issuance, maintain such Patents in full force in such countries. AstraZeneca shall bear all costs and expenses of obtaining and maintaining AZ Disclosable Patents (excluding any Patents that AstraZeneca elects not to prosecute or maintain in accordance with Section 13.3), including fees and expenses paid to outside legal counsel and experts.

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13.3 Decisions to Prosecute. If the Party with the right to obtain, prosecute and maintain any Patent in a country pursuant to Section 13.2.1 or 13.2.2 (a) elects not to pursue or continue the filing, prosecution (including with respect to any interferences, reissue proceedings and re-examinations) or maintenance of such Patent in such country, or (b) elects not to take any other action with respect to such Patent in such country that is necessary or useful to establish, preserve or extend rights thereto, then in each such case such abandoning Party shall so notify the other Party in writing not less than [***] before any deadlines by which an action must be taken to establish or preserve any such rights in any such Patent in such country. Upon receipt of each such notice from such abandoning Party, or if, at any time, such abandoning Party fails to initiate any such action within [***] days after a request by such other Party that it do so (or, if after initiating any requested action, such abandoning Party at any time thereafter fails to diligently pursue such action), such other Party shall have the right, but not the obligation, through counsel of its choosing, to pursue the filing or registration, or support the continued prosecution (including with respect to any interferences, reissue proceedings and re-examinations) or maintenance, of such Patent at its expense in such country. If such other Party elects to pursue such filing or registration, as the case may be, or continue such support, then such other Party shall notify such abandoning Party of such election and such abandoning Party shall, and shall cause its Affiliates to, reasonably cooperate with such other Party in this regard, and, at the request of such other Party, assign all of such abandoning Party’s right, title, and interest in such abandoned Patent. Notwithstanding the foregoing, this Section 13.3 shall not apply to any Patent application (i) that MAP elects not to file with respect to Licensed Know-How in accordance with the proviso contained in the first sentence of Section 13.2.1 (for clarity, subject to MAP’s compliance with the requirements of such proviso), or (ii) that AstraZeneca elects not to file, with respect to any [***] acquired, conceived, reduced to practice, discovered, developed, made owned or otherwise Controlled during the Term by AstraZeneca or any of its Affiliates, solely or jointly with any Third Party.

13.4 Cooperation. In connection with the activities set forth in Sections 13.2, 13.3, and 13.5:

(a) each Party shall keep the other Party apprised of the actions and decisions it is considering in connection with its obligations under this Section 13.2;

(b) each Party shall provide to the other Party copies of all Patent applications and amendments filed under such Sections and other material submissions and correspondence with the patent offices in sufficient time to allow for review and comment by the other Party in accordance with such Sections, as applicable, and in any event at least [***] days in advance, where practicable, of the due date of any payment or other administrative action that is required to obtain or maintain a Patent; provided that, in the case of any Patent application filed by AstraZeneca that is subject to Section 13.2.2, AstraZeneca shall be required to provide a copy of such draft Patent application to MAP, where practicable, no later than [***] days prior to the filing thereof;

(c) each party shall notify the other Party as early as reasonably practicable, and in any event at least [***] days in advance of all meetings and material communications with any Patent authorities concerning the Licensed Patents, the Joint Patents and the AZ Disclosable Patents, and shall permit the other Party to participate in such meetings;

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(d) each Party shall consider in good faith and reasonably incorporate views and comments from the other Party and its patent counsel in connection with all actions, decisions, applications, amendments, submissions, correspondence and meetings, including any comments from the other Party and its patent counsel concerning the avoidance of any abandonment or invalidation of any such Patent;

(e) each Party shall cooperate with the other Party (or its designee) to execute all lawful papers and instruments, to make all rightful oaths and declarations and to provide assistance as may be necessary in the preparation, prosecution, maintenance and enforcement of all such Patents pursuant to this Agreement; and

(f) each Party shall provide to the other Party, upon request, copies of any patentability search reports generated by its patent counsel with respect to technology related to the development program for Licensed Products; provided that the providing Party shall not be required to provide privileged information with respect to such intellectual property status unless and until procedures reasonably acceptable to the providing Party are in place to protect such privilege.

13.5 Joint Patents. Subject to Section 13.7, AstraZeneca shall have the right, but not the obligation, to file, prosecute (including with respect to any interferences, reissue proceedings and re-examinations) and maintain throughout the world any and all Joint Patents, except that MAP shall have the right, but not the obligation, to conduct such activities with respect to any Joint Patents that solely claim any [***]. The Party conducting such activities with respect to any Joint Patent shall do so in consultation with the other Party and using legal counsel reasonably acceptable to the other Party. The Party prosecuting the Joint Patent shall, in consultation with the other Party, determine in which countries to obtain, prosecute and maintain the Joint Patents. Each other Party shall have the right to request that the Party prosecuting a Joint Patent obtain, prosecute and maintain such Joint Patent in a particular country. If the prosecuting Party declines, or otherwise fails, to initiate any such requested action with respect to a Joint Patent within [***] days (or, if after initiating any requested action, at any time thereafter fails to diligently pursue such action), in each case the other Party shall have the right to take such action with respect to such Joint Patent. The Parties shall, and shall cause their respective Affiliates, as applicable, to assist and cooperate with one another in, and share equally the cost and expense of, filing, prosecuting and maintaining the Joint Patents. Notwithstanding the above, either Party may decline to pay its share of the costs and expenses for filing, prosecuting and maintaining any Joint Patent in a particular country or particular countries, in which case the declining Party shall assign, and shall cause its Affiliates to assign, to the other Party all of their rights, titles and interests in and to any such Joint Patent in the relevant country or countries whereupon such Joint Patent shall become a Patent owned solely by AstraZeneca or a Licensed Patent in such country or countries, as the case may be.

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13.6 CREATE Act. Notwithstanding anything to the contrary in this Article 13, neither Party shall have the right to invoke the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. §§ 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under this Article 13, without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed. Where either Party intends to invoke the CREATE Act, as permitted by the preceding sentence, it shall notify the other Party and such other Party shall cooperate and coordinate its activities with the notifying Party with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.

13.7 Patent Term Extension. Regardless of which Party is filing, prosecuting and maintaining any Patents pursuant to this Article 13, the Parties shall attempt to make all decisions by mutual consent regarding all patent term extensions worldwide, including in the United States with respect to extensions pursuant to 35 U.S.C. § 156 et. seq. and in other jurisdictions pursuant to supplementary protection certificates, and in all jurisdictions with respect to any other extensions that are now or become available in the future, wherever applicable, for the Patents. If, with respect to a Licensed Product and a country, the Parties cannot agree on the Patent(s) for which the term is to be extended in such country, then [***] shall have the right to [***] except with respect to [***] for which [***] has the right to [***] provided that if [***]. Upon request by [***],[***] shall [***] in the [***] of [***] decisions under [***].

13.8 Orange Book Listings. [***] shall have the sole right to make all filings with the Health Authorities with respect to the Licensed Patents, including as required or allowed in connection with: (i) in the United States, the FDA’s Orange Book and (ii) outside the United States, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents. [***]

13.9 Patents under Elan Agreements. Without limitation of the other provisions of this Article 13, with respect to the prosecution of Patents that are subject to Clause 3 of the Elan License Agreement, the following shall also apply:

(a) Notice and Disclosure. [***] shall disclose to [***] any invention (whether or not patentable), discovery, technology, know-how or Improvement (except to the extent already disclosed to [***] under [***]), including any MAP Developed Technology or any EPIL Intellectual Property that is disclosed by or on behalf of [***] to [***] or by or on behalf of [***] to [***]. [***] shall [***] of the status of the filing, prosecution or maintenance of any and all EPIL Intellectual Property, as such status [***], shall provide [***] with copies of any papers relating thereto [***], and shall [***] has the right to do so [***], in each case except to the extent already disclosed to [***]. Any disclosures required to be made and information required to be provided by [***] shall be made in writing no later than [***] days after the corresponding disclosure is made [***].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Prosecution and Maintenance. To the extent that [***] to prosecute or maintain, or to continue the prosecution or maintenance of, any Patents with respect to any EPIL Intellectual Property or MAP Developed Technology in any country, [***] shall [***] and, to the extent [***] under this Article 13, each in accordance with the terms and conditions of this Article 13. To the extent that [***] any costs of such maintenance or prosecution (including accrued costs) [***], and, [***] such costs are borne or reimbursed by [***], notwithstanding anything herein to the contrary, [***] shall [***].

(c) Generally. The Parties intend for AstraZeneca to [***] with respect to the filing, prosecution and maintenance of any Licensed Patents with respect to the EPIL Intellectual Property or MAP Developed Technology as are afforded to AstraZeneca with respect to any other Licensed Patents hereunder, to the full extent possible consistent with the terms and conditions of the Elan License Agreement. Accordingly, MAP shall [***] for AstraZeneca a Direct Relationship with respect to the exercise and enforcement of such rights, provided that, if for any reason MAP is unable to do so, MAP shall [***] under the Elan License Agreement with respect to the maintenance and prosecution of MAP Developed Technology or EPIL Developed Technology [***], to the extent such rights are related to the subject matter of this Agreement, [***] in a manner consistent with the other rights and obligations of the Parties under this Agreement as apply to Licensed Patents generally. Notwithstanding the foregoing, AstraZeneca shall not have the right to [***] in a manner that is likely to result in [***] to MAP.

13.10 Other AZ Patents. Except as otherwise expressly provided in this Article 13 with respect to the Joint Patents and the AZ Disclosable Patents, as between the Parties, AstraZeneca shall have the sole and exclusive right, but not the obligation, to obtain, prosecute and maintain throughout the world any and all Patents Controlled by AstraZeneca and such activities shall be outside the scope of this Agreement.

14	ENFORCEMENT OF PATENTS

14.1 Rights and Procedures. In the event that either Party has cause to believe that a Third Party may be infringing any of the Licensed Patents or Joint Patents, it shall promptly notify the other Party in writing, identifying the alleged infringer and the alleged infringement complained of and furnishing the information upon which such determination is based. Subject in the case of [***], AstraZeneca shall have the first right, but not the obligation, through counsel of its choosing, to take measures to stop such infringing activities by such Third Party in any part of the Territory or to grant to the infringing Third Party adequate rights and licenses necessary for continuing such activities in the Territory; provided, however, that AstraZeneca shall keep MAP reasonably informed of its actions with respect to such infringement and shall permit MAP to provide input with respect thereto (which input AstraZeneca shall consider in good faith); and provided, further, that AstraZeneca shall obtain the written consent of MAP prior to entering into any complete and final settlement or other voluntary disposition of such action or otherwise compromising such action, in either case in its entirety, such consent not to be unreasonably withheld, conditioned or delayed (it being understood that AstraZeneca shall have the right to control the conduct of any such proceeding and any settlement negotiations with respect thereto, subject only to MAP’s right to consent to a complete and final settlement or other voluntary disposition thereof in its entirety, including any license under the Licensed Patents in connection therewith). Upon reasonable request by AstraZeneca, MAP shall give

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AstraZeneca all reasonable information and assistance, including allowing AstraZeneca access to MAP’s files and documents and to MAP’s personnel who may have possession of relevant information and, if necessary for AstraZeneca to prosecute any legal action, joining in the legal action as a party and AstraZeneca shall reimburse MAP for reasonable costs and expenses incurred by MAP with respect to such joinder. MAP shall use its commercially reasonable efforts to obtain any consents required by Third Parties owning Licensed Patents licensed to MAP in order for AstraZeneca to remove such infringement with respect to such Licensed Patents, provided that if such consent is not granted, AstraZeneca shall not have the right to remove such infringement. If AstraZeneca fails within [***] days following notice of such infringement (or [***] days in the case of an action under the ANDA Act as described in Section 14.1.1), or earlier notifies MAP in writing of its intent not to commence a suit or take commercially appropriate steps to remove any infringement of any Licensed Patent or Joint Patent that is likely to have a material adverse effect on the sale of a Licensed Product, and AstraZeneca has not granted the infringing Third Party rights and licenses to continue its otherwise infringing activities or commenced a suit to stop such infringing activities, then if such infringement occurs within [***], MAP shall have the right to remove such infringement at MAP’s expense, and if such infringement occurs in [***], MAP shall have the right to remove such infringement at MAP’s expense with AstraZeneca’s prior written consent, such consent not to unreasonably withheld, conditioned or delayed; provided, however, that if AstraZeneca or its Affiliate has commenced negotiations with an alleged infringer for discontinuance of such infringement within such [***] day period (if applicable), MAP may not bring suit for such infringement so long as AstraZeneca or its Affiliate remain in active, bona fide negotiations with respect thereto. MAP shall keep AstraZeneca reasonably informed of its actions with respect to such infringement and shall permit AstraZeneca to provide input with respect thereto (which input MAP shall consider in good faith); and provided, further, that MAP shall obtain the written consent of AstraZeneca prior to entering into any complete and final settlement or other voluntary disposition of such action, or otherwise compromising such action in its entirety, such consent not to be unreasonably withheld, conditioned or delayed (it being understood that MAP shall have the right to control the conduct of any such proceeding and any settlement negotiations with respect thereto, subject only to AstraZeneca’s right to consent to a complete and final settlement or other voluntary disposition thereof in its entirety). Upon reasonable request by MAP and at MAP’s cost and expense, AstraZeneca shall give MAP all reasonable information and assistance in connection with such suit by MAP for infringement.

14.1.1 ANDA Act. Notwithstanding the foregoing, MAP shall within [***] days advise AstraZeneca of receipt of any notice of (a) any certification filed under the U.S. “Drug Price Competition and Patent Term Restoration Act” of 1984 (21 United States Code §355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV)) (“ANDA Act”) claiming that any Licensed Patents are invalid or unenforceable or claiming that the Licensed Patents will not be infringed by the Manufacture, use, marketing or sale of a product for which an application under the ANDA Act is filed, or (b) any equivalent or similar certification or notice in any other jurisdiction. The Parties’ rights and obligations with respect to any legal action as a result of such certification shall be as set forth in this Article 14; provided that AstraZeneca shall notify MAP as to whether or not it elects to prosecute such infringement within [***] days after making such decision internally, and in any event within [***] days after AstraZeneca’s receipt of the ANDA Act notice.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

14.2 Recovery. Any amounts recovered by either Party pursuant to Section 14.1, whether by settlement or judgment, shall be used to reimburse the Parties for their reasonable costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). The remainder of any such recovery (after such reimbursement) shall be retained by or paid to AstraZeneca and, to the extent attributable to lost sales of Licensed Products, shall be [***] shall be split by the Parties such that the Party bringing such action shall retain [***] of such amount and the other Party shall retain [***] of such amount. The Party pursuing any action under Section 14.1 will bear all payments awarded against or agreed to be paid by such Party pursuant to such action, including any costs or expenses incurred that exceed the amounts recovered by such Party.

14.3 Enforcement of Elan Intellectual Property. Without limitation of the other provisions of this Article 14, with respect to the enforcement of Patents that are subject to Clause 3 of the Elan License Agreement, the following shall also apply:

(a) Notice. [***] shall disclose to [***] any information provided by or on behalf of [***] of any potential infringement by a Person of any EPIL Intellectual Property or any certification filed under the ANDA Act claiming that any EPIL Intellectual Property is invalid or unenforceable or that infringement will arise under the EPIL Intellectual Property from the manufacture, use or sale of a product by a Person unaffiliated with [***] (except to the extent already disclosed to [***]). In addition, [***] shall provide to [***] all information provided to [***] by or on behalf of [***] with respect to suits or proceedings brought by or on behalf of [***] with respect to such potential infringement (except to the extent already disclosed to [***]). [***] shall [***] to provide all such information to the extent it has the right to do so [***] (except to the extent already disclosed to [***]). Any disclosures required to be made or information required to be provided by [***] to [***] under this Section 14.3(a) shall be made or provided in writing no later than [***] days after the corresponding disclosures are made or information is provided to [***].

(b) Conduct of Infringement Suits or Proceedings. [***] shall obtain [***] consent prior to approving any settlement by or on behalf of [***] with a potential infringer of EPIL Intellectual Property. To the extent that [***] bring suit or commence a proceeding against a potential infringer of the EPIL Intellectual Property, [***] shall [***] in accordance with Section 14.3(c) and [***] in accordance with the terms and conditions of this Article 14. Subject to any amounts due to [***], any recovery with respect thereto received by [***] (whether pursuant to a suit or proceeding brought by or on behalf of [***]) shall be treated as a recovery under Section 14.2, as if [***] were the party bringing the action.

(c) Generally. The Parties intend for AstraZeneca to [***] with respect to the enforcement of any Licensed Patents with respect to any EPIL Intellectual Property as are afforded to AstraZeneca with respect to any other Licensed Patents hereunder, to the full extent possible consistent with the terms and conditions of the Elan License Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Accordingly, MAP shall [***] for AstraZeneca a Direct Relationship with respect to the exercise and enforcement of such rights; provided that, if for any reason MAP is unable to do so, MAP shall [***] under the Elan License Agreement with respect to the enforcement of EPIL Intellectual Property [***], to the extent such rights are related to the subject matter of this Agreement, [***] in a manner consistent with the other rights and obligations of the Parties under this Agreement as apply to Licensed Patents generally. Notwithstanding the foregoing, AstraZeneca shall not have the right to [***] in a manner that is likely to result in [***] to MAP.

15	POTENTIAL THIRD PARTY ACTIONS

15.1 Third Party Licenses. In the event that a Party has cause to believe that the Exploitation of any Formulation or any Licensed Product by AstraZeneca, its Affiliates or any of their Sublicensees may infringe or misappropriate any Patent or any Intellectual Property Right of a Third Party in any country, such that AstraZeneca or any of its Affiliates, Distributors or Sublicensees may not be able to Exploit the Formulation or the Licensed Product in such country without infringing the Patent or Intellectual Property Right of such Third Party (a “Triggering Event”), it shall promptly notify the other Party in writing, identifying the Patent or Intellectual Property Right and the Third Party and furnishing the information upon which such determination is based. Notwithstanding anything to the contrary in this Agreement, AstraZeneca shall have the first right, but not the obligation, through counsel of its choosing, to negotiate and obtain a license from such Third Party as necessary for AstraZeneca and its Affiliates and Sublicensees to Exploit the Formulation or the Licensed Product in such country. Without limitation of the foregoing, AstraZeneca shall have the unfettered right to take a license from a Third Party in connection with the settlement of any claim, action, suit, defense or counterclaim under Article 15 or otherwise. AstraZeneca shall have the right to offset any license fees, milestones, up-front payments or royalties due to a Third Party pursuant to any such license to the extent permitted pursuant to Section 8.6.

15.2 Invalidity or Unenforceability Defenses or Actions.

15.2.1 In the event that a Third Party asserts, as a defense or as a counterclaim in any infringement action under Section 14.1, that any Licensed Patent or Joint Patent is invalid or unenforceable, then the Party pursuing such infringement action shall promptly give written notice to the other Party. AstraZeneca shall have the first right, but not the obligation, through counsel of AstraZeneca’s choosing, at AstraZeneca’s expense, to respond to such defense or defend against such counterclaim (as applicable), including the right, subject to Section 15.4, to settle or otherwise compromise such claim. If AstraZeneca notifies MAP in writing that it does not wish or no longer wishes to respond to such defense or defend against, or settle, such counterclaim (as applicable), which notice AstraZeneca shall provide by the later of (a) the date that is [***] days after AstraZeneca becomes aware of such claim, and (b) the date that AstraZeneca or its Affiliates are no longer in active, bona fide settlement negotiations with respect thereto, then if such defense or counterclaim is asserted in connection with infringement occurring [***], MAP shall have the right, but not the obligation, through counsel of MAP’s choosing, at MAP’s expense, to respond to such defense or defend against such counterclaim (as applicable) at its sole cost and expense, and if such defense or counterclaim is asserted in

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

connection with infringement occurring in [***], MAP shall have the right, but not the obligation, through counsel of MAP’s choosing, at MAP’s expense, to respond to such defense or defend against such counterclaim (as applicable) at its sole cost and expense subject to AstraZeneca’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, which rights of MAP shall include, in each case, the right, subject to Section 15.4, to settle or otherwise compromise such action or claim.

15.2.2 Similarly, if a Third Party asserts, in a declaratory judgment action or similar action or claim filed by such Third Party, that any Licensed Patent or Joint Patent is invalid or unenforceable, then the Party first becoming aware of such action or claim shall promptly give written notice to the other Party. AstraZeneca shall have the first right, but not the obligation, through counsel of AstraZeneca’s choosing, at AstraZeneca’s expense, to defend against such action or claim, including the right, subject to Section 15.4, to settle or otherwise compromise such action or claim. If AstraZeneca notifies MAP in writing that it does not wish or no longer wishes to respond to or defend against, or settle, such action or claim, which notice AstraZeneca shall provide by the later of (a) the date that is [***] days after AstraZeneca becomes aware of such claim, and (b) the date that AstraZeneca or its Affiliates are no longer in active, bona fide settlement negotiations with respect thereto, then if such action or claim is asserted in connection with infringement occurring within [***], MAP shall have the right, but not the obligation, through counsel of MAP’s choosing, at MAP’s expense, to defend against such action or claim at its sole cost and expense, and if such action or claim is asserted in connection with infringement occurring in [***], MAP shall have the right, but not the obligation, through counsel of MAP’s choosing, at MAP’s expense, to defend against such action or claim at its sole cost and expense subject to AstraZeneca’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, which rights of MAP shall include, in each case, the right, subject to Section 15.4, to settle or otherwise compromise such action or claim.

15.3 Third Party Litigation. In the event of any actual or threatened suit against MAP, AstraZeneca or its Affiliates, Sublicensees, Distributors or customers alleging that the Exploitation of any Formulation or any Licensed Product or that the Exploitation of a Licensed Patent or the Licensed Know-How or any part thereof by or on behalf of AstraZeneca under this Agreement infringes the Patent, Intellectual Property Rights, or any other proprietary rights, of any Person (an “Infringement Suit”), the Party first becoming aware of such Infringement Suit shall promptly give written notice to the other Party. AstraZeneca shall have the first right, but not the obligation, through counsel of AstraZeneca’s choosing, at AstraZeneca’s expense, to assume direction and control of the defense of claims arising therefrom, including the right, notwithstanding Section 15.4, to settle such claims in its sole discretion, provided that such settlement does not admit the invalidity or unenforceability of any Licensed Patent without the prior written consent of MAP, such consent not to be unreasonably withheld, conditioned or delayed. If AstraZeneca notifies MAP in writing that it does not wish to assume such direction and control, which notice AstraZeneca shall provide by the later of (a) the date that is [***] days after AstraZeneca becomes aware of such claim, and (b) the date that AstraZeneca or its Affiliates are no longer in active, bona fide settlement negotiations with respect thereto, then if the action or threatened suit occurs in [***], MAP shall have the right, but not the obligation,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

through counsel of MAP’s choosing, at MAP’s expense, to defend against such claims at its sole cost and expense, and if the action or threatened suit occurs in [***], MAP shall have the right, but not the obligation, through counsel of MAP’s choosing, at MAP’s expense, to defend against such claims at its sole cost and expense subject to AstraZeneca’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, which rights of MAP shall include, in each case, the right, subject to Section 15.4, to settle or otherwise compromise such action or claim.

15.4 Duty to Inform; Consent to Settlements. With respect to (a) either Party’s right to respond to a defense of, or to defend against a counterclaim of, invalidity or unenforceability pursuant to Section 15.2.1, (b) either Party’s right to defend against a declaratory judgment action or similar action or claim of invalidity or unenforceability pursuant to Section 15.2.2 or (c) MAP’s second right to defend against an Infringement Suit pursuant to Section 15.3 (collectively with any defense, counterclaim, action or claim being responded to or defended against pursuant to clause (a) or (b), an “Invalidity Action”) (but not with respect to AstraZeneca’s right to negotiate and obtain a license pursuant to Section 15.1 or AstraZeneca’s first right to defend against an Infringement Suit pursuant to Section 15.3), whether such Party’s right under clause (a), (b) or (c) is a first right to respond or defend against such Invalidity Action or a subsequent right to assume such response or defense, the responding or defending Party shall keep the other Party reasonably informed of its actions with respect to such Invalidity Action and shall permit the other Party to provide input with respect thereto (which input the responding or defending Party shall consider in good faith). In addition, the responding or defending Party shall obtain the written consent of the other Party prior to entering into any complete and final settlement or other voluntary disposition of such Infringement Action or otherwise compromising such Invalidity Action in its entirety, such consent not to be unreasonably withheld, conditioned or delayed (it being understood that (i) the defending Party shall have the right to control the conduct of any such proceeding and any settlement negotiations with respect thereto, subject only to the other Party’s right to consent to a complete and final settlement or other voluntary disposition thereof in its entirety and (ii) the other Party shall not have any right or prior consent with respect to any such settlement or disposition after a final judgment in such proceeding has been entered by a court or adjudicatory body (whether or not such final judgment is appealed or appealable)).

15.5 Cooperation. With respect to the pursuit of a license under Section 15.1 or response to or defense of any actual or potential defense, counterclaim, action or claim under Section 15.2.1, 15.2.2 or 15.3, each non-defending Party shall provide to the defending Party all reasonable assistance requested by the defending Party in connection therewith, including allowing the defending Party access to the non-defending Party’s files and documents and to its personnel who may have possession of relevant information, provided that the non-defending Party shall not be required to provide privileged information in the fulfillment of its obligations under this Section 15.5 unless and until procedures reasonably acceptable to the Parties are in place to protect such privilege. In particular, the non-defending Party shall promptly make available to the defending Party, free of charge, all information in the non-defending Party’s control that it is aware will assist the defending Party in pursuing a license under Section 15.1 or in responding to or defending against any such Infringement Action (subject to the proviso set

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

forth in the previous sentence). MAP shall also use its commercially reasonable efforts to cause any Third Parties owning Licensed Patents licensed to MAP, to use all reasonable efforts to assist and cooperate with AstraZeneca in connection with the pursuit of a license under Section 15.1 or the response to or defense of any such Infringement Action.

15.6 Enforcement of Elan Intellectual Property. Without limitation of the other provisions of this Article 15, with respect to the defense of Patents that are subject to Clause 3 of the Elan License Agreement, the following shall also apply:

(a) Notice. [***] shall disclose to [***] any information provided by or on behalf of [***] relating to any alleged infringement or misappropriation of the intellectual property rights of any Person not affiliated with [***] or [***] based on the Exploitation of a Formulation or a Licensed Product, and [***] shall [***] has the right to do so [***], in each case except to the extent such information has already been disclosed to [***]. Any disclosures required to be made or information required to be provided by [***] shall be made or provided in writing no later than [***] days after the corresponding disclosures are made or information is provided [***].

(b) Conduct of Defense. To the extent that [***] to control the conduct of any proceedings in defending any such claim of infringement or misappropriation, it shall [***] and, to the extent [***] pursuant to Section 15.2 or 15.3, each in accordance with the terms and conditions of this Article 15. In the event that [***] and [***] shall cooperate to ensure that [***].

(c) Generally. The Parties intend for AstraZeneca to [***] under the Elan License Agreement with respect to the defense of any claim of infringement or misappropriation with respect to any Formulation or Licensed Product as are afforded to AstraZeneca with respect to such claims hereunder, to the full extent possible consistent with the terms and conditions of the Elan License Agreement. Accordingly, MAP shall [***] for AstraZeneca a Direct Relationship with respect to the exercise and enforcement of such rights, provided that, if for any reason MAP is unable to do so, MAP shall [***] under the Elan License Agreement with respect to the defense of any such claims [***], to the extent such rights are related to the subject matter of this Agreement, [***] in a manner consistent with the other rights and obligations of the Parties under this Agreement as apply to such claims. Notwithstanding the foregoing, AstraZeneca shall not have the right to [***] in a manner that is likely to result in [***] to MAP.

15.7 Excluded AZ Patents. Except as otherwise expressly provided in Articles 14 and 15 with respect to Joint Patents and AZ Disclosable Patents, AstraZeneca shall have the sole and exclusive right, but not the obligation, to enforce and defend throughout the world any and all Patents owned or Controlled by AstraZeneca and such activities shall be outside the scope of this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

15.8 Costs and Expenses. AstraZeneca shall have the right to credit, to the extent permitted by, and in accordance with, Section 8.6.1, all royalties, milestones, and upfront license fees that AstraZeneca is ordered to or agrees to pay to a Third Party under a Stackable License in order to secure the right to continue the Exploitation of the Licensed Products pursuant to this Article 15, against the royalty payments to be paid by AstraZeneca to MAP with respect to the sale of Licensed Products under Section 8.2 [***].

16	REPRESENTATIONS, WARRANTIES AND COVENANTS

16.1 MAP Representations. MAP represents, warrants and covenants to AstraZeneca that:

16.1.1 MAP is the sole and exclusive owner of the entire right, title and interest in the Patents listed on Schedule 16.1.1(A) (the “Owned Patents”) and is entitled to grant the licenses specified herein, and, except as provided in Schedule 16.1.1(A), such rights are not subject to any encumbrance, lien or claim of ownership by any Third Party. MAP is the sole and exclusive licensee (except with respect to the right to make and have made Product Intermediate, where MAP is the non-exclusive licensee) in the field of pulmonary delivery of Licensed Product for therapeutic use by humans of the Patents listed on Schedule 16.1.1(B) (the “In-Licensed Patents”) and is entitled to grant the licenses specified herein, and to the Knowledge of MAP and its Affiliates, except as provided in Schedule 16.1.1(B), such rights are not subject to any encumbrance, lien or claim of ownership by any Third Party. MAP shall update Schedules 16.1.1(A) and 16.1.1(B) on or before the Effective Date to include any additional Owned Patents or In-Licensed Patents, respectively. Except as set forth in Schedule 16.1.1 of the Disclosure Letter, MAP has provided to AstraZeneca, prior to the date first above written, true, complete and correct copies of the complete file wrappers and other material documents relating to the prosecution, defense and maintenance of the Owned Patents filed or granted in the United States and the In-Licensed Patents filed or granted in the United States and all license and other agreements under which MAP obtains Control or otherwise has rights with respect to such In-Licensed Patents, to the extent in MAP’s possession or control (the “In-License Agreements”), as amended as of the date hereof, and, to the Knowledge of MAP and its Affiliates, MAP has provided to AstraZeneca, prior to such date, true, complete and correct copies of all documents and materials that MAP reasonably believes could be expected to relate to the validity and enforceability thereof. The Owned Patents and, effective as of the date hereof, the In-Licensed Patents constitute all of the Licensed Patents as of the Effective Date. During the Term, MAP shall not encumber or diminish the rights granted to AstraZeneca hereunder with respect to the Licensed Patents, including by not (a) committing any acts or permitting the occurrence of any omissions that would cause the breach or termination of any In-License Agreement, or (b) amending or otherwise modifying or permitting to be amended or modified, any In-License Agreement, except as required pursuant to Section 16.4.3 or as permitted pursuant to Section 16.4.5. MAP shall promptly provide AstraZeneca with notice of any alleged, threatened or actual breach of any In-License Agreement. As of the date hereof, none of MAP, its Affiliates and, to MAP’s Knowledge, any Third Party is in breach of any In-License Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

16.1.2 To the Knowledge of MAP and its Affiliates, the Licensed Patents are being diligently prosecuted with the respective Patent Offices in accordance with Applicable Law. The Owned Patents have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date or any permitted extension thereof for payment. To the Knowledge of MAP and its Affiliates, as of the date hereof, there have been no material deficiencies in the filing and maintenance of the In-Licensed Patents. MAP is not in default of its obligations, if any, to pay applicable patent fees with respect to such In-Licensed Patents, except for those breaches that will not have a material adverse effect on the value of, or the rights granted to AstraZeneca with respect to, the In-Licensed Patents.

16.1.3 As of the date hereof, to the Knowledge of MAP and its Affiliates, there is no actual or threatened infringement of the Licensed Patents or trade secrets included in the Licensed Know-How by any Person.

16.1.4 To the Knowledge of MAP and its Affiliates, as of the date hereof the Manufacture, use, sale or other Exploitation of Licensed Products by or on behalf of AstraZeneca hereunder will not infringe any Patent or other Intellectual Property Right of any Third Party.

16.1.5 To the Knowledge of MAP and its Affiliates, the Licensed Patents and the Licensed Know-How existing as of the date hereof are subsisting and are not invalid or unenforceable, in whole or in part. The conception, development and reduction to practice of the Regulatory Documentation, and, except to the extent Controlled pursuant to the Elan Agreements, the Licensed Patents and Licensed Know-How existing as of the date hereof, have not constituted or involved the misappropriation of trade secrets or other property rights of any Person. To the Knowledge of MAP and its Affiliates, the conception, development and reduction to practice of the Licensed Patents and the Licensed Know-How existing as of the date hereof that MAP Controls pursuant to the Elan Agreements have not constituted or involved the misappropriation of trade secrets or other intellectual property rights of any Person. As of the date hereof, there are no claims, judgments or settlements against or amounts with respect thereto owed by MAP or any of its Affiliates relating to the Regulatory Documentation, the Licensed Patents or the Licensed Know-How. As of the Effective Date, no claim or litigation has been brought or threatened in writing by any Person alleging, and MAP and its Affiliates have no Knowledge of any reasonable basis for a Third Party to make a claim (whether or not such a claim has been asserted) that (a) the Owned Patents or the Licensed Know-How owned by MAP are invalid or unenforceable or (b) the Owned Patents, Regulatory Documentation owned by MAP or the Licensed Know-How owned by MAP or the disclosing, copying, making, assigning, licensing or Exploiting of the Owned Patents, Regulatory Documentation owned by MAP, or the Licensed Know-How owned by MAP in connection with the manufacture, use, sale or other Exploitation of the Licensed Products violates, infringes or otherwise misappropriates any Patent or other intellectual property right of any Person. To the Knowledge of MAP and its Affiliates as of the Effective Date, no claim or litigation has been brought or threatened in writing by any Person alleging, and there is no reasonable basis for a Third Party to make a claim (whether or not such a claim has been asserted) that (a) the In-Licensed Patents or the Licensed Know-How licensed to MAP are invalid or unenforceable or (b) the Regulatory Documentation licensed to MAP, the In-Licensed Patents or the Licensed Know-How licensed to MAP or the disclosing, copying, making, assigning, licensing or Exploiting of the Regulatory Documentation licensed to

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

MAP, the In-Licensed Patents or the Licensed Know-How licensed to MAP in connection with the manufacture, use, sale or other Exploitation of the Licensed Products violates, infringes or otherwise misappropriates any Patent or other intellectual property right of any Person.

16.1.6 Except to the extent disclosed to AstraZeneca in writing prior to the date hereof, MAP has not previously entered into any agreement under which MAP assigned, transferred, licensed, conveyed or otherwise encumbered its right, title or interest in or to, the Owned Patents, Licensed Know-How, Regulatory Documentation, or the Licensed Products (including the Formulations) (including by granting any covenant not to sue with respect thereto) and it will not enter into any such agreements that will conflict in any respect with the rights granted to AstraZeneca under this Agreement. Except to the extent disclosed to AstraZeneca in writing prior to the date hereof, to the Knowledge of MAP and its Affiliates, the In-Licensed Patents have not been the subject of any agreement under which MAP assigned, transferred, licensed, conveyed or otherwise encumbered (including through the grant of any covenant not to sue with respect thereto) the In-Licensed Patents, and MAP will not enter into any such agreements (except for any agreements entered into at the direction of AstraZeneca) that will conflict in any respect with the rights granted to AstraZeneca under this Agreement.

16.1.7 In respect of the pending United States patent applications included in the Owned Patents, MAP has presented all prior art that MAP reasonably believes constitutes prior art with respect to such patent applications to the relevant Patent Examiner at the United States Patent and Trademark Office. In respect of the pending United States patent applications included in the In-Licensed Patents, to the Knowledge of MAP and its Affiliates, all prior art that MAP reasonably believe constitutes prior art with respect to such patent applications has been presented to the relevant Patent Examiner at the United States Patent and Trademark Office.

16.1.8 The Owned Patents listed on Schedule 16.1.1(A) and, to the Knowledge of MAP and its Affiliates, the In-Licensed Patents listed on Schedule 16.1.1(B), represent all Patents within MAP’s Control relating to the Licensed Products (including Formulations) as of the Effective Date.

16.1.9 Each of the Owned Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Owned Patent is issued or such application is pending. To the Knowledge of MAP and its Affiliates, each of the In-Licensed Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Owned Patent is issued or such application is pending.

16.1.10 Each Person who has contributed to inventions claimed in the Owned Patents has assigned and has executed an agreement assigning its entire right, title and interest in and to all intellectual property rights relating to the inventions claimed by such Owned Patents. To the Knowledge of MAP and its Affiliates, each Person who has contributed to inventions claimed in the In-Licensed Patents has assigned and has executed an agreement assigning its entire right, title and interest in and to all intellectual property rights relating to the inventions claimed in such In-Licensed Patents.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

16.1.11 MAP and its Affiliates have maintained the confidentiality of trade secrets included in the Licensed Know-How and have disclosed such trade secrets to Third Parties only under terms of confidentiality. To the Knowledge of MAP and its Affiliates, each applicable Third Party has maintained the confidentiality of such trade secrets and has disclosed such trade secrets to other Persons (unaffiliated with the Third Party or MAP and its Affiliates) only under terms of confidentiality. For the avoidance of doubt, the techniques for generating the Formulation have not been disclosed by Elan to MAP.

16.1.12 MAP has made (and will make) available to AstraZeneca all material Regulatory Documentation, and all Licensed Know-How and other Information in its possession of which MAP or its Affiliates have Knowledge, regarding or related to any Licensed Product (including Formulations) and all such Regulatory Documentation, Licensed Know-How and other Information are (and if made available after the date hereof will be) true, complete and correct. As of the date hereof, MAP has prepared, maintained and retained all Regulatory Documentation that is required to be maintained or reported pursuant to and in accordance with good laboratory and clinical practice in all material respects and Applicable Law, and all such information is true, complete and correct.

16.1.13 MAP has provided to AstraZeneca in writing all material adverse information with respect to the safety and efficacy of the Licensed Products (including Formulations) of which MAP or its Affiliates have Knowledge as of the Effective Date.

16.1.14 Except as disclosed to AstraZeneca in Schedule 16.1.14 of the Disclosure Letter, MAP has conducted, and has caused its contractors and consultants to conduct, any and all preclinical and clinical studies related to the Formulations and Licensed Products in accordance with good laboratory and clinical practice in all material respects and Applicable Law.

16.1.15 MAP has not been debarred and is not subject to debarment and MAP will not use in any capacity, in connection with the services to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or who is the subject of a conviction described in such section. MAP agrees to inform AstraZeneca in writing immediately if it or any Person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the Knowledge of MAP or its Affiliates, is threatened, relating to the debarment or conviction of MAP or any Person performing services hereunder.

16.1.16 MAP shall obtain from each of its Affiliates, sublicensees, employees and agents, and from the employees and agents of its Affiliates, sublicensees and agents, who are performing tests or studies involved in the Manufacture of the Licensed Product, who are otherwise participating in the Exploitation of Formulations or Licensed Products or who

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

otherwise have access to any MAP Product Information or Confidential Information of AstraZeneca, rights to any and all Information that relate to Formulation or Licensed Products, such that AstraZeneca shall, by virtue of this Agreement, receive from MAP, without payment obligations beyond those expressly set forth herein (including the payments set forth in Articles 8 and 19), rights to such Information pursuant to the licenses and other rights granted to AstraZeneca hereunder. For clarity, the foregoing shall not apply to activities conducted by Elan on behalf of MAP.

16.1.17 With respect to clinical supplies of Licensed Product or placebos (collectively, “Clinical Product”) Manufactured and supplied by or on behalf of MAP pursuant to Article 6, (a) all such Clinical Product will be in conformity with the applicable specifications for such Clinical Product; (b) such Clinical Product will have been Manufactured in conformance with GMP, all other Applicable Law, this Agreement and any applicable quality agreement; (c) such Clinical Product will have been Manufactured in facilities that are in compliance with Applicable Law at the time of such Manufacture (including applicable inspection requirements of FDA and other Health Authorities); (d) such Clinical Product will not be adulterated or misbranded under the United States Food, Drug, and Cosmetic Act, as amended (the “USFDCA”), and similar provisions of the laws of other countries as to which Health Registration Approvals have been granted; and (e) such Clinical Product may be introduced into interstate commerce pursuant to the USFDCA, and similar provisions of the laws of other countries as to which Health Registration Approvals have been granted.

16.1.18 MAP has provided to AstraZeneca true, complete and correct copies of all agreements between MAP (or any Affiliate of MAP) and Elan (or any Affiliate of Elan) that are in effect as of the date hereof, and, in the case of any such agreement that has been terminated or superseded prior to the date hereof, that contains any surviving terms or conditions, a complete list of which appear on Schedule 16.1.18 of the Disclosure Letter. There are no other understandings or agreements, whether written or oral, between MAP (or any Affiliate of MAP) and Elan (or any Affiliate of Elan) relating to Budesonide, any Formulation or any Licensed Product or the Exploitation of any of the foregoing. There are no surviving obligations or ownership claims with respect to any terminated understandings or terminated agreements, whether written or oral, between MAP (or any predecessor of or Affiliate thereof or any Affiliate of any predecessor thereof) and Elan, Respiratory Steroid Delivery, Ltd., or Sheffield Pharmaceuticals, Inc. (or any predecessor or Affiliate thereof or any Affiliate of any predecessor thereof) relating to Budesonide, any Formulation or any Licensed Product or the Exploitation of any of the foregoing.

16.1.19 MAP has provided to AstraZeneca true, complete and correct copies of all agreements (except for Elan Agreements) relating to the Manufacture or supply of Licensed Products (including Quality Agreements) that are in effect as of the date hereof, a complete list of which appears on Schedule 16.1.19 of the Disclosure Letter.

16.1.20 MAP is not in violation or default in any material respect of any term of its Certificate of Incorporation or Bylaws, each as amended as of the date hereof, or of any term or provision of any material contract or agreement to which it is a party that relates to

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the subject matter of this Agreement (including the Elan Agreements), or any judgment, order or decree to which it is a party or by which it is bound. The execution and delivery of this Agreement and the other agreements contemplated hereby and MAP’s performance of its obligations hereunder and thereunder will not result in any violation of, conflict with or constitute a default in any material respect under MAP’s Certificate of Incorporation or Bylaws, each as amended as of the date hereof, or any term or provision of any material contract or agreement to which it is a party that relates to the subject matter of this Agreement (including the Elan Agreements), or any judgment, order or decree to which it is a party or by which it is bound.

16.1.21 MAP has previously provided to AstraZeneca in writing, prior to the date first written above, a true, complete and correct list of all ingredients in the Lead Licensed Product.

16.1.22 The EPIL Developed Technology includes the Patents listed on Schedule 16.1.1(B).

16.1.23 MAP is the sole and exclusive owner of the entire right, title and interest in the MAP Name and the MAP Product Trademarks and is entitled to grant the licenses specified herein. The use of the MAP Name as contemplated by this Agreement will not infringe any intellectual property rights of any Third Party. MAP shall promptly provide AstraZeneca with notice if it has cause to believe that the use of the MAP Name and the MAP Product Trademarks as contemplated hereunder may infringe any intellectual property rights of a Third Party.

16.2 AstraZeneca Representations. AstraZeneca represents, warrants and covenants to MAP that:

16.2.1 AstraZeneca has not been debarred and is not subject to debarment and it will not use in any capacity, in connection with the services to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or who is the subject of a conviction described in such section. AstraZeneca agrees to inform MAP in writing immediately if it or any Person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to AstraZeneca’s or its Affiliates’ Knowledge, is threatened, relating to the debarment or conviction of it or any Person performing services hereunder.

16.2.2 AstraZeneca shall obtain from each of its Affiliates, Sublicensees, employees and agents and from the employees and agents of its Affiliates who are performing tests or studies involved in the Manufacture of Licensed Products, who are otherwise participating in the Exploitation of Formulations or Licensed Products or who otherwise have access to any Confidential Information of MAP, rights to any and all Information that relate to Formulations or Licensed Products such that MAP shall, by virtue of this Agreement, receive from AstraZeneca, without payments beyond those expressly set forth herein (including the post-termination payments set forth in Article 19), the licenses and other rights granted to MAP under this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

16.2.3 AstraZeneca is not in violation or default in any material respect of any term of its Certificate of Incorporation or Bylaws, each as amended as of the date hereof, or any term or provision of any material contract or agreement to which it is a party that relates to the subject matter of this Agreement or any judgment, order or decree to which it is a party or by which it is bound. The execution and delivery of this Agreement and the other agreements contemplated hereby and AstraZeneca’s performance of its obligations hereunder and thereunder will not result in any violation of, conflict with or constitute a default in any material respect under AstraZeneca’s Certificate of Incorporation or Bylaws, each as amended as of the date hereof, or under any term or provision of any material contract or agreement to which it is a party that relates to the subject matter of this Agreement, or any judgment, order or decree to which it is a party or by which it is bound.

16.2.4 AstraZeneca acknowledges Elan’s rights under Section 7.4 of the Elan License Agreement to terminate such agreement as it relates to the grant of license rights for a Product for a [***] (each as defined in the Elan License Agreement) in the event that certain conditions are not satisfied as stated therein. AstraZeneca further acknowledges that MAP will not be able to satisfy such conditions directly because it has granted to AstraZeneca, pursuant to this Agreement, an exclusive sublicense under the rights granted to MAP pursuant to the Elan License Agreement. AstraZeneca further acknowledges that if AstraZeneca does not satisfy such conditions, and Elan Pharma International Limited terminates the license granted to MAP pursuant to Section 7.4 of the Elan License Agreement with respect to such [***], the licenses granted to AstraZeneca pursuant to this Agreement shall thereafter exclude all rights as to which Elan Pharma International Limited terminates MAP’s license with respect to such indication pursuant to such Section, and MAP shall have no liability or responsibility to AstraZeneca with respect to such termination by Elan Pharma International Limited.

16.3 Mutual Representations. Each Party represents, warrants and covenants to the other Party that:

16.3.1 it has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

16.3.2 it has full legal power to extend the rights and licenses granted to the other under this Agreement; and

16.3.3 it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement.

16.4 AstraZeneca Participation with Respect to Elan Agreements. Without limitation of Sections 13.9, 14.3 and 15.6:

16.4.1 MAP shall provide AstraZeneca with [***] notice prior to [***], under any Elan Agreement that relates to the subject matter hereof or could affect in any material respect AstraZeneca’s rights or interests hereunder (such rights and obligations, the “Elan Rights”), including [***] (such rights and obligations relating to the EPIL Patents and EPIL Developed Technology, the “Elan Patent Rights”).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

16.4.2 MAP [***] shall give AstraZeneca [***] notice prior to, any material meetings, conferences and discussions scheduled between Elan and MAP at which the [***].

16.4.3 MAP [***] (a) [***] in the manner [***] by AstraZeneca and previously disclosed to MAP; (b) assist AstraZeneca in entering into a Direct Relationship with one or more Elan parties with respect to [***] (to the extent such Direct Relationship does not exist); and (c) [***] procedures with respect to the coordination between AstraZeneca and MAP of [***]. Except as provided in Section 16.4.9, AstraZeneca shall be responsible for any incremental costs and obligations imposed upon MAP or AstraZeneca pursuant to [***] this Section 16.4.3, provided that MAP obtains AstraZeneca’s prior written consent to [***].

16.4.4 Except to the extent that [***] AstraZeneca is engaged in, a Direct Relationship with the applicable Elan party(ies) with respect to a particular right of MAP under any Elan Agreement as described in Section 16.4.3, [***]; provided that AstraZeneca shall not have the right [***] in a manner that is likely to result in [***] to MAP.

16.4.5 MAP shall not amend, terminate or waive any right under any Elan Agreement (including any obligation that Elan consult directly with AstraZeneca with respect to the prosecution, defense or enforcement of any EPIL Intellectual Property pursuant to Clause 3.10 of the Elan License Agreement) without [***] of AstraZeneca.

16.4.6 MAP shall notify AstraZeneca if it materially breaches any Elan Agreement, if Elan or any Elan Affiliate alleges that MAP has materially breached any Elan Agreement or if MAP becomes aware of any circumstance that could reasonably lead to such an allegation or breach. In the event of such a material breach, alleged material breach or circumstance, [***].

16.4.7 MAP hereby represents and warrants that (a) the terms and conditions of this Agreement are [***] with the terms and conditions of any Elan Agreement such that such [***] on AstraZeneca’s rights or interests under this Agreement, (b) each Party’s performance of its obligations and the exercise of its rights hereunder shall not constitute or result in a [***] of any Elan Agreement, and (c) MAP’s performance of its obligations and Elan’s exercise of its rights under the Elan Agreements shall not constitute or result in a [***] of this Agreement.

16.4.8 AstraZeneca shall reimburse MAP for any and all payments required to be made by MAP to Elan Pharma International Limited pursuant to [***], provided that AstraZeneca shall have no obligation to reimburse MAP for any such payment(s) in excess of [***] (in the aggregate) unless MAP has obtained AstraZeneca’s written consent to such additional amounts prior to MAP’s entering into any amendment or other agreement with Elan or any Affiliate of Elan with respect to such additional amounts.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

16.4.9 MAP shall, at [***] cost and expense, [***] to assist AstraZeneca in obtaining from the appropriate Elan party(ies) [***] to the EPIL Intellectual Property to Exploit [***]. In addition, MAP shall [***] to the applicable Elan Agreements [***], provided that no such [***] would have a [***] on MAP’s rights or interests under the Elan Agreements, and provided further that AstraZeneca shall be responsible for any incremental costs and obligations imposed upon MAP or AstraZeneca pursuant to [***] (so long as MAP obtains AstraZeneca’s prior written consent to [***].

16.5 DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 16, NEITHER PARTY PROVIDES ANY WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, REGARDING THE FORMULATIONS OR LICENSED PRODUCTS, AND EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES OF ANY KIND, WHETHER WRITTEN OR ORAL, EXPRESS AND IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND FREEDOM FROM INFRINGEMENT OF THIRD PARTY RIGHTS.

17	CONFIDENTIALITY

17.1 MAP Product Information. MAP recognizes that by reason of, inter alia, AstraZeneca’s status as an exclusive licensee pursuant to the grants under Section 9.1, AstraZeneca has an interest in MAP’s retention in confidence of certain information of MAP. Accordingly, until [***], MAP shall, and shall cause its Affiliates and their respective officers, directors, employees and agents to, keep completely confidential, and not publish or otherwise disclose, and not use directly or indirectly for any purpose other than to fulfill MAP’s obligations hereunder (including MAP’s diligence obligations with respect to the Initial Development Plan or the Development Plan under Article 4) any [***] relating to (a) any [***], with respect thereto; (b) the [***], including [***] therefor; or (c) any [***] relating to any [***] (collectively (a), (b) and (c), the “MAP Product Information”); except to the extent (w) the MAP Product Information is in the public domain through no fault of MAP, its Affiliates or any of their respective officers, directors, employees or agents, (x) such disclosure or use is expressly permitted under Section 17.3, or (y) such disclosure or use is otherwise expressly permitted by the terms of this Agreement. For purposes of this Section 17.1, AstraZeneca shall be deemed to be the Disclosing Party with respect to MAP Product Information under Section 17.3 and MAP shall be deemed to be the Receiving Party with respect thereto. For clarification, (A) without limiting this Section 17.1, to the extent MAP Product Information is disclosed by MAP to AstraZeneca pursuant to this Agreement, such information shall, subject to the other terms and conditions of this Article 17, constitute Confidential Information of MAP with respect to the use and disclosure of such Confidential Information by AstraZeneca under this Agreement, and (B) the disclosure by MAP to AstraZeneca of MAP Product Information shall not cause such information to cease to be subject to the provisions of this Section 17.1 with respect to the use and disclosure of such Confidential Information by MAP. In the event this Agreement is terminated in its entirety pursuant to Article 19, this Section 17.1 shall have no continuing force

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

or effect, but the MAP Product Information, to the extent disclosed by MAP to AstraZeneca hereunder, shall continue to be Confidential Information of MAP, subject to the terms of Sections 17.2, 17.3 and 17.4, for purposes of the surviving provisions of this Agreement.

17.2 Confidentiality Generally. Subject to Section 17.1, at all times during the term of this Agreement and for a period of [***] years following termination or expiration hereof, each Party (the “Receiving Party”) shall, and shall cause its officers, directors, employees, agents, Affiliates and Sublicensees to, keep confidential and not publish or otherwise disclose and not use, directly or indirectly, for any purpose, any Confidential Information provided to it by the other Party (the “Disclosing Party”), except to the extent such disclosure or use is otherwise expressly permitted by the terms of this Agreement.

17.3 Permitted Disclosures. Notwithstanding anything contained in Section 17.1 and 17.2, (a) MAP may disclose (i) MAP Product Information and (ii) Confidential Information of AstraZeneca, and (b) AstraZeneca may disclose Confidential Information of MAP (including any MAP Product Information that constitutes Confidential Information of MAP as a result of the disclosure thereof to AstraZeneca pursuant to this Agreement), in each case to the extent that such disclosure is:

17.3.1 made in response to a valid order of a court of competent jurisdiction or other competent authority; provided, however, that the Receiving Party shall first have given written notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash any such order or obtain a protective order requiring that such MAP Product Information or Confidential Information, as applicable, that is the subject of such order be held in confidence by such court or authority or, if disclosed, be used only for the purpose for which the order was issued; and provided further that if such order is not quashed or a protective order is not obtained, the MAP Product Information or Confidential Information disclosed in response to such court or governmental order shall be limited to that information that is legally required to be disclosed in response to such court or governmental order;

17.3.2 made by AstraZeneca or its Affiliates, Distributors or Sublicensees to a Health Authority as may be necessary or useful in connection with any filing, application or request for a Health Registration Approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

17.3.3 made by a Party to a patent authority as may be necessary or useful for purposes of obtaining or enforcing a Patent (consistent with the terms and conditions of Article 13); provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

17.3.4 otherwise required by law; provided, however, that the if MAP is required to disclose MAP Product Information, or either Party is required to disclose Confidential Information of the other Party, the Party required to make the disclosure shall (a) provide to the other Party reasonable advance written notice of and an opportunity to

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

comment on any such required disclosure, (b) if requested by the other Party, seek confidential treatment with respect to any such disclosure to the extent available, and (c) use good faith efforts to incorporate the comments of the other Party in any such disclosure or request for confidential treatment;

17.3.5 made by AstraZeneca to its Affiliates or potential future or actual Distributors or Sublicensees, or by AstraZeneca or its Affiliates, Distributors or Sublicensees to Third Parties, as may be necessary or useful in connection with the Exploitation of any Formulation or any Licensed Product as contemplated by this Agreement, including subcontracting or sublicensing transactions in connection therewith, provided that such disclosures are made under obligations of confidentiality and non-use at least as protective as this Article 17;

17.3.6 made by MAP to (a) its Affiliates (except for those entities that become Affiliates of MAP as a direct result of a Change of Control or acquisition by MAP), (b) [***] or (c) after the termination of this Agreement with respect to one or more countries pursuant to Article 19, to MAP’s potential future or actual licensees and sublicensees, and by such licensees and sublicensees to Third Parties, as may be necessary or useful in connection with the Exploitation of any Formulation or any Licensed Product in such country(ies); provided that any such disclosures shall be limited to MAP Product Information and any Confidential Information of AstraZeneca with respect to which MAP acquires a license or other rights pursuant to Article 19; provided, further, that in each case ((a), (b) and (c)) any such disclosure of (i) MAP Product Information in a circumstance where AstraZeneca retains a license pursuant to Section 9.1 with respect to one or more countries or (ii) Confidential Information of AstraZeneca in all circumstances, is made under obligations of confidentiality and non-use at least as protective as this Article 17;

17.3.7 made by a Party, solely on a “need to know basis”, to a Third Party in connection with (a) a permitted subcontracting arrangement hereunder; (b) a potential or actual (i) merger, consolidation or similar transaction of such Party (including a Change of Control), or (ii) sale of all or substantially all of the assets of such Party to which this Agreement(s) relates; or (c) potential future and actual investors, lenders, or other financial partners of such Party, in each case ((a), (b) and (c)) which are bound by obligations of confidentiality and non-use at least as protective as this Article 17; provided, however, that, in each of the above situations, the Receiving Party shall remain responsible for any failure by any Person who receives such MAP Product Information or Confidential Information pursuant to this Section 17.3.7 to treat such information as required under this Article 17.

Notwithstanding the foregoing, in the event that either Party is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body to disclose this Agreement, in whole or in part, such Party shall provide prior written notice thereof to the other Party and a reasonable opportunity for such other Party to review and comment on such required disclosure and propose that portions subject to a request for confidential treatment thereof or a protective order therefor as necessary to protect the MAP Product Information or the Confidential Information of the Parties prior to making such disclosure and the Party required to

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

make such disclosure shall use commercially reasonable efforts to secure confidential treatment or any other applicable protection for the portions of the Agreement that the other Party suggested should be redacted.

17.4 Exclusions. Notwithstanding the foregoing, each Party’s obligations with respect to Confidential Information of the other Party pursuant to Section 17.2 (including in the case of AstraZeneca any obligations with respect to any MAP Product Information that constitutes Confidential Information of MAP as a result of the disclosure thereof to AstraZeneca pursuant to this Agreement but excluding with respect to MAP, the MAP Product Information) shall not apply with respect to any such information that:

17.4.1 is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the Receiving Party;

17.4.2 can be demonstrated by documentation or other competent proof to have been in the Receiving Party’s or its Affiliates’ possession prior to disclosure by the Disclosing Party;

17.4.3 is subsequently received by the Receiving Party or its Affiliates from a Third Party who is not bound by any obligation of confidentiality with respect to said information;

17.4.4 is generally made available to Third Parties by the Disclosing Party without restriction on disclosure; or

17.4.5 is independently developed by or for the Receiving Party or its Affiliates without reference to the Disclosing Party’s Confidential Information;

provided, however, that Sections 17.4.2, 17.4.3 and 17.4.5 shall not apply to or modify any Confidential Information of AstraZeneca consisting of data, results, know-how, plans, business information and other Information generated or collected by MAP in connection with the exercise of MAP’s rights or the performance of MAP’s obligations pursuant to Article 7 or the Co-Promotion Agreement.

Specific aspects or details of Confidential Information or MAP Product Information shall not be deemed to be within the public domain and specific aspects or details of Confidential Information shall not be deemed to be in the possession of the Receiving Party merely because the Confidential Information or MAP Product Information, as applicable, is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information or MAP Product Information shall not be considered in the public domain and any combination of Confidential Information shall not be considered in the possession of the Receiving Party merely because individual elements of such Confidential Information or MAP Product Information, as applicable, are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

17.5 Use of Name. Neither Party shall mention or otherwise use the name, insignia, symbol, or Trademark of the other Party or its Affiliates in any publication, press release, promotional material or other form of publicity without the prior written consent of the other Party; provided, however, that (a) a MAP Name shall appear on product labeling, package inserts and, when applicable, promotional materials for the Lead Licensed Product in accordance with Section 12.5, and (b) AstraZeneca and its Affiliates and Sublicensees shall have the right to use the name of MAP and its Affiliates to the extent necessary or useful in connection with the Exploitation of Formulations, Licensed Products and Improvements as contemplated by this Agreement, including subcontracting and sublicensing transactions in connection therewith. The restrictions imposed by this Section 17.5 shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body, provided that any such disclosure shall be governed by this Article 17. Further, the restrictions imposed on each Party under this Section 17.5 are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Article 17.

17.6 Press Release. The Parties have agreed upon the content of press releases which shall be issued substantially in the form attached hereto as Schedule 17.6, the release of which the Parties shall coordinate in order to accomplish the same promptly upon execution and delivery of this Agreement. Except as permitted in this Section 17.6, below, and further subject to Section 4.5, no public announcement concerning this Agreement, its subject matter or the transactions described herein that contains information that is not already in the public domain shall be made, either directly or indirectly, by MAP or AstraZeneca or their respective Affiliates, except as may be legally required by applicable laws, regulations, judicial order, or required by stock exchange or quotation system rule without first obtaining the approval of the other Party and agreement upon the nature, text and timing of such announcement, which approval and agreement shall not be unreasonably withheld, conditioned or delayed. The Party desiring to make any such voluntary public announcement shall provide the other Party with a written copy of the proposed announcement in reasonably sufficient time prior to public release to allow such other Party to comment upon such announcement, prior to public release. In the case of press releases or other public communications legally required, or required by stock exchange or quotation system rule, to be made (which press releases or public communications contain information that is not already in the public domain), the Party making such press release or public announcement shall provide to the other Party a copy of the proposed press release or public announcement in written or electronic form upon such advance notice as is practicable under the circumstances for the purpose of allowing the notified Party to review and comment upon such press release or public announcement. Under such circumstances, the releasing Party shall not be obligated to delay making any such press release or public communication beyond the time when the same is required to be made in order to facilitate review and comment by the receiving Party.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

18	INDEMNIFICATION, LIABILITY AND INSURANCE

18.1 Indemnification of MAP by AstraZeneca. In addition to any other remedy available to MAP, AstraZeneca shall indemnify, defend and hold harmless MAP, its Affiliates and its and their respective directors, officers and employees (collectively, “MAP Parties”) in full and on demand, from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with any claims made or suits brought by a Third Party (collectively, “Third Party Claims”) against a MAP Party that arise or result from:

(a) any intentional misconduct or gross negligence on the part of AstraZeneca or its Affiliates in performing any activity under or in connection with this Agreement,

(b) the breach of any provision of this Agreement by AstraZeneca,

(c) any violation of Applicable Law in the performance of its duties under this Agreement by AstraZeneca, its Affiliates or any of its Sublicensees or Distributors or their respective directors, officers, agents, employees or contractors, or

(d) the research, development, commercialization (including promotion, advertising, offering for sale, sale or other disposition), transfer, importation or exportation, Manufacture, labeling, handling or storage, or use of or other Exploitation of any Licensed Product by or on behalf of AstraZeneca or any of its Affiliates, Sublicensees, Distributors or contractors (excluding by MAP or any of its Affiliates or licensees or sublicensees (other than AstraZeneca)), including claims or suits brought following the Effective Date based on product liability, bodily injury, risk of bodily injury, death or property damage;

excluding, in each case (a) through (d), (x) any Loss for which MAP has an obligation to indemnify an AstraZeneca Party pursuant to Section 18.2, as to which Loss each Party shall indemnify the other to the extent of their respective liability for such Loss, (y) any Loss for which MAP or its Affiliate has an obligation to indemnify an AstraZeneca Party pursuant to the Co-Promotion Agreement, and (z) any Loss with respect to any countries terminated pursuant to Section 19.3 incurred after the effective date of such termination.

18.2 Indemnification of AstraZeneca by MAP. In addition to any other remedy available to AstraZeneca, MAP shall indemnify, defend and hold harmless AstraZeneca, its Affiliates, Distributors, Sublicensees and its and their respective directors, officers and employees (collectively, “AstraZeneca Parties”) in full and on demand, from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with any Third Party Claims against an AstraZeneca Party that arise or result from:

(a) (i) any intentional misconduct or gross negligence on the part of MAP or its Affiliates in performing any activity under or in connection with this Agreement or any Elan Agreement or any supply agreement, safety agreement or quality agreement to which, in each case, MAP is a party and which is related to Licensed Products, (ii) the breach by MAP of any provision of this Agreement or any Elan Agreement or any supply agreement, safety

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

agreement or quality agreement related to Licensed Products (including any breach of a representation that such Licensed Products meet its specifications or have been Manufactured in accordance with Applicable Law), (iii) any violation of Applicable Law in the performance of its duties under this Agreement or any Elan Agreement or any supply agreement, safety agreement or quality agreement by MAP, its Affiliates or any of its sublicensees or distributors or their respective directors, officers, agents, employees or contractors, (iv) MAP’s negligent conduct of the 301 Study or the 302 Study, (v) the administration of any Licensed Product by or on behalf of MAP prior to the Effective Date or in connection with the 301 Study or the 302 Study, or (vi) the use of the MAP Product Trademark, the MAP Name or the Elan Acknowledgment by AstraZeneca or any of its Affiliates, Sublicensees, Distributors or agents in connection with the Exploitation of Licensed Products; excluding, in each case (i) through (vi), (x) any Loss for which AstraZeneca or its Affiliate has an obligation to indemnify a MAP Party pursuant to Section 18.1, as to which Loss each Party shall indemnify the other to the extent of their respective liability for such Loss, and (y) any Loss for which AstraZeneca or its Affiliate has an obligation to indemnify a MAP Party pursuant to the Co-Promotion Agreement;

(b) (i) the exercise by MAP or its Affiliates or licensees or sublicensees (excluding such exercise by AstraZeneca or any of its Affiliates, or any of its Sublicensees or distributors appointed by AstraZeneca pursuant to Section 9.4 or 9.5 during the term of such sublicense or appointment as distributor in country(ies) prior to the termination of this Agreement with respect to such country(ies)) of rights under the licenses granted to MAP under Section 19.4.2, (ii) the use by or on behalf of MAP, its Affiliates or its licensees or sublicensees (excluding such use by or on behalf of AstraZeneca or any of its Affiliates, or any of its Sublicensees or distributors appointed by AstraZeneca pursuant to Section 9.4 or 9.5 during the term of such sublicense or appointment as distributor in country(ies) prior to the termination of this Agreement with respect to such country(ies)) of the AstraZeneca Program Data, the Product Trademarks, the Health Registration Approvals and other Regulatory Documentation that is assigned or for which rights of reference are granted pursuant to this Agreement or a Transition Agreement, (iii) the conduct of activities by or on behalf of MAP, its Affiliates or its licensees or sublicensees (excluding such conduct by or on behalf of AstraZeneca or any of its Affiliates, or any of its Sublicensees or distributors appointed by AstraZeneca pursuant to Section 9.4 or 9.5 during the term of such sublicense or appointment as distributor in country(ies) prior to the termination of this Agreement with respect to such country(ies)) under a Transition Agreement, any contracts assigned under a Transition Agreement or any Post-Termination Control Agreement, including any breach of any Transition Agreement, contracts assigned thereunder, or any Post-Termination Control Agreement, or (iv) the research, development, commercialization (including promotion, advertising, offering for sale, sale or other disposition), transfer, importation or exportation, Manufacture, labeling, handling or storage, or use of or other Exploitation of any Licensed Product by or on behalf of MAP or any of its Affiliates, licensees, sublicensees, distributors or contractors (excluding such activity by or on behalf of AstraZeneca or any of its Affiliates, or any of its Sublicensees or distributors appointed by AstraZeneca pursuant to Section 9.4 or 9.5 during the term of such sublicense or appointment as distributor in country(ies) prior to the termination of this Agreement with respect to such country(ies)), including claims brought following termination of this Agreement in its entirety, or on a country-by-country basis with respect to such terminated country(ies), based on product liability, bodily injury, risk of bodily injury, death or property damage; or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) (i) any breach of any express representation, warranty or covenant by [***] under [***], (ii) the negligence or willful misconduct of [***] under [***], (iii) the infringement of [***]) proprietary rights by reason of practice or other exploitation of [***], or (iv) any material breach by [***] of any of its representations, warranties or obligations under [***]; provided, however, that MAP shall not so indemnify, defend and hold harmless the AstraZeneca Parties to the extent that any such Loss arises from any negligence or knowing or willful misconduct by AstraZeneca, its Affiliates, Sublicensees or distributors appointed by AstraZeneca pursuant to Section 9.4 or 9.5 during the term of such sublicense or appointment as distributor.

18.3 Notice of Claim. An Indemnified Party shall give the Indemnifying Party prompt written notice of any Loss or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 18.1 or 18.2 (an “Indemnification Claim Notice”). In no event shall the Indemnifying Party be liable for any Loss that results from any delay in providing the Indemnification Claim Notice. Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of the Loss claimed (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any such Loss. For the avoidance of doubt, all indemnification claims in respect of a Party, its Affiliates or its or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement.

18.4 Indemnification Procedures. The obligations of an Indemnifying Party under this Article 18 shall be governed by and contingent upon the following:

18.4.1 Assumption of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgement that the Indemnifying Party is liable to indemnify any Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification.

18.4.2 Control of Defense. Upon the assumption of the defense of a Third Party Claim by the Indemnifying Party:

(a) the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party, which shall be reasonably acceptable to the Indemnified Party, and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) except as expressly provided in Section 18.4.3, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including lawyers’ fees and costs of suit) and any Loss incurred by the Indemnifying Party in its defense of the Third Party Claim with respect to such Indemnified Party.

18.4.3 Right to Participate in Defense. Without limiting Section 18.4.1 or 18.4.2, any Indemnified Party shall be entitled to participate in, but not control, the defense of a Third Party Claim and to retain counsel of its choice for such purpose; provided, however, that such retention shall be at the Indemnified Party’s own expense unless, (a) the Indemnifying Party has failed to assume the defense and retain counsel in accordance with Section 18.4.1 (in which case the Indemnified Party shall control the defense), or (b) the interests of the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under Applicable Law, ethical rules or equitable principles.

18.4.4 Settlement. With respect to all Losses resulting from or arising out of or in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of a Third Party Claim in accordance with Section 18.4.1, (i) the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Losses, provided that it obtains the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed and (ii) no Indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, any such Third Party Claim without the prior written consent of the Indemnifying Party.

18.4.5 Cooperation. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party that is a Party to this Agreement shall, and shall cause each of its Affiliates and each of their respective directors, officers, employees and agents to, reasonably cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making the Indemnified Party, its Affiliates and its and their respective directors, officers, employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided, and the Indemnifying Party shall reimburse the Indemnified Party for all of its related reasonable out-of-pocket expenses.

18.4.6 Expenses. Except as expressly provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a Calendar Quarter basis

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

18.5 LIMITATION ON DAMAGES. EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT BY A PARTY OR ITS AFFILIATES, OR WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTIONS 18.1 OR 18.2, NO PARTY OR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR LOST PROFITS, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF (a) THE DEVELOPMENT, MANUFACTURE, USE OR SALE OF ANY LICENSED PRODUCT OR FORMULATION DEVELOPED, MANUFACTURED OR MARKETED HEREUNDER, OR (b) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT.

18.6 Insurance.

18.6.1 MAP shall have and maintain such type and amounts of liability insurance covering the Manufacture, supply, use and sale of Formulations and Licensed Products as is normal and customary in the pharmaceutical industry generally for Persons similarly situated, and shall upon request provide the other Party with a certificate of insurance evidencing such required insurances policies. Notwithstanding the foregoing, at a minimum, MAP shall maintain, during any period in which MAP is conducting the Initial Development Plan or otherwise has indemnification obligations to AstraZeneca, (a) commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than [***] per claim and [***] general aggregate, and (b) products liability/completed operations coverage with a minimum indemnity limit of [***] per occurrence and [***] general aggregate. Such policies shall (x) be provided by insurance carrier(s) with rating of not less than “A-” in the current edition of Best’s Key Rating Guide and (y) show AstraZeneca as an additional insured as its interests may appear. MAP shall provide to AstraZeneca at least [***] days’ written notice prior to the cancellation or termination of such policy unless it secures alternative insurance fulfilling the requirements of this Section 18.6 that is effective prior to such cancellation or termination. Should MAP maintain its liability insurance on a “claims made” basis, upon a change in the retroactive date, MAP shall purchase ‘extended reporting period’ (or “tail”) coverage for not less than [***] years. Such policies shall remain in effect throughout the Term and shall not be cancelled without an equivalent replacement or subject to a reduction of limits without the prior written authorization of AstraZeneca. To the extent that MAP is responsible for a liability hereunder, the coverage afforded under these policies of insurance shall be primary to any liability insurance carried by AstraZeneca, which insurance shall be excess for claims and losses arising out of the performance of this Agreement.

18.6.2 AstraZeneca shall maintain the types and amounts of insurance as are typically carried by pharmaceutical companies of a similar size.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

19	TERM AND TERMINATION

19.1 HSR and Other Governmental Filings. The Parties shall each, as promptly as practicable after the date hereof, file or cause to be filed, on an expedited basis, with the U.S. Federal Trade Commission and the U.S. Department of Justice and any relevant foreign governmental authority any notifications required to be filed under the HSR Act (the “HSR Filing”) or any similar applicable foreign law or regulation with respect to the transactions contemplated hereby; provided that the Parties shall each make the HSR Filing within ten (10) business days after the date hereof and shall each file any notifications or filings required to be filed under similar applicable foreign laws and regulations as promptly as reasonably practicable. The Parties shall cooperate with each other to the extent necessary in the preparation of any HSR Filing or any such other notification or filing. The Parties shall use commercially reasonable efforts to (a) respond promptly to any requests for additional information made by such agencies, (b) cooperate with the other Party in connection with resolving any inquiry or investigation by any governmental authority relating to the HSR Filing or such other notification or filing, and (c) cause the waiting period (and any extension thereof) under the HSR Act or any similar applicable foreign law or regulation to terminate or expire at the earliest possible date after the date of filing. In furtherance and not in limitation of the foregoing, each Party shall promptly inform the other Party of any communication to or from any governmental authority regarding this Agreement. Except as may be prohibited by any governmental authority or by any Applicable Law, each Party (i) shall cooperate with the other Party (through such other Party’s counsel on a confidential basis), and shall consider in good faith the views of the other Party, in connection with preparing any submission or presentation to any governmental authority in connection with any such inquiry, and (ii) shall consider in good faith permitting authorized representatives of the other Party to be present at any meeting or conference with such government authority in connection with any such inquiry. Nothing in this Section 19.1 shall require (x) either Party to disclose to the other Party any information that is subject to obligations of confidentiality owed to Third Parties (nor shall either Party be required to conduct joint meetings with any governmental authority in which such information might be shared with the other Party), or (y) AstraZeneca or any of its Affiliates to commit to any divestiture, license (in whole or in part) or any arrangement to hold separate (or any similar arrangement) with respect to any Existing Pediatric Asthma Product (or any Generic Version or Authorized Generic Version thereof).

19.2 Effective Date and Term. Notwithstanding anything in this Agreement to the contrary, this Agreement (other than this Section 19) shall not become effective until the expiration or earlier termination of the waiting period (or any extension thereof) under the HSR Act in the United States (the date of such expiration or earlier termination, the “Effective Date”). If, on the one hundred fiftieth (150th) day after the date of filing under the HSR Act the waiting period required thereunder has not expired, either Party shall have the right, on written notice to the other Party, to terminate this Agreement, and upon receipt of such notice by such other Party, this Agreement shall be null and void and have no further force and effect. The term of this Agreement shall commence on the Effective Date and shall continue until terminated in accordance with this Article 19 (the “Term”).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

19.3 Termination.

19.3.1 Termination by AstraZeneca.

(a) At-Will Termination. AstraZeneca shall have the right in its sole discretion to terminate this Agreement after the Effective Date in its entirety for any reason or no reason upon ninety (90) days’ prior written notice to MAP.

(b) Termination Related to 301 Study. AstraZeneca shall have the right to terminate this Agreement immediately upon written notice to MAP, which notice shall be delivered no later than sixty (60) days after AstraZeneca determines that the 301 Data Package is complete in accordance with Section 4.3.6, if (i) the results of the 301 Study, including any preliminary results, indicate that the Applicable Standard has not been met or (ii) if AstraZeneca, in its sole discretion, determines that the Applicable Safety Standard has not been or will not be met.

19.3.2 Termination for Material Breach.

(a) Termination for Breach Not Related to Diligence. In the event that either Party (the “Breaching Party”) shall be in material default in the performance of any of its material obligations under this Agreement, in addition to any other right and remedy the other Party (the “Complaining Party”) may have, the Complaining Party may terminate this Agreement with respect to the country or countries to which such material default applies (or in its entirety if the country to which the material default applies is the United States) by providing [***] days prior written notice (the “Notice Period”) to the Breaching Party and specifying the breach and its claim of right to terminate; provided always that the termination shall not become effective at the end of the Notice Period if the Breaching Party cures the breach complained about during the Notice Period (or, if such default cannot be cured within such [***] day period, if the Breaching Party commences actions to cure such default within the Notice Period and thereafter diligently continues such actions); and provided, further, that, if either Party initiates a dispute resolution procedure under Section 20.6 as permitted under this Agreement within [***] days following the end of the Notice Period to resolve the dispute for which termination is being sought and is diligently pursuing such procedure, the cure period set forth in this Section 19.3.2(a) shall be tolled and the termination shall become effective only if such breach remains uncured for [***] days after the final resolution of the dispute through such dispute resolution procedure (or, if the breach cannot be cured within such [***] day period, if the Breaching Party commences actions to cure such default within such period and thereafter diligently continues such actions).

(b) Termination for Breach of Diligence Obligations. Notwithstanding Section 19.3.2(a), if the material default is with respect to (i) MAP’s failure to comply with its obligation to use Commercially Reasonable Efforts with respect to the performance of its obligations under the Initial Development Plan or the Development Plan as required under Section 4.3.1, (ii) AstraZeneca’s failure to comply with its obligation to use Commercially Reasonable Efforts with respect to the development of Licensed Products as required under

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Sections 4.4.2 or 4.4.3 or (iii) AstraZeneca’s failure to comply with its obligation to use Commercially Reasonable Efforts with respect to the commercialization of Licensed Products as required under Sections 5.3 (which Commercially Reasonable Efforts shall include the minimum obligations set forth in 5.3(a) through 5.3(c), if applicable) or 5.4, then the Complaining Party shall have the right, only after complying with the procedures set forth in Section 3.2.4, to terminate this Agreement solely with respect to [***].

(c) Sole Remedy. The Parties agree that termination pursuant to this Section 19.3.2 shall be a remedy of last resort and may be invoked only in the case where the breach cannot be reasonably remedied by the payment of money damages. Except as provided in Section 3.2.4, this Section 19.3.2 defines exclusively the Parties’ right to terminate in the event of any material breach of this Agreement.

19.3.3 Termination by MAP.

(a) Termination for Commercialization of Competing Product. MAP shall have the right in its sole discretion upon [***] days’ prior written notice to AstraZeneca:

(i) to terminate the rights and licenses granted hereunder with respect to Licensed Products that have been developed for administration solely using a Jet Nebulizer or granted a Drug Approval Application by the applicable Health Authority for administration solely using a Jet Nebulizer (but not with respect to any other Licensed Products) at any time from and after the Effective Date and thereafter during the period in which [***] if AstraZeneca Commercializes a Competing Product [***] that has been granted a Drug Approval Application by the applicable Health Authority for administration solely using a Jet Nebulizer, or

(ii) to terminate this Agreement in its entirety if during the [***] AstraZeneca Commercializes any Competing Product [***];

in each case ((i) or (ii)), unless AstraZeneca takes the actions set forth in Section 20.5.3 within the applicable period set forth therein. For clarity, nothing in this Agreement restricts the right of AstraZeneca and its Affiliates to divest, whether by asset sale, license or otherwise, (A) a Competing Product that has been developed for administration solely using a Jet Nebulizer or granted a Drug Application Approval by the applicable Health Authority for administration solely using a Jet Nebulizer at any time prior to the First Commercial Sale thereof, or (B) any other Competing Product prior to the First Commercial Sale thereof, and in each case ((A) or (B)) (1) AstraZeneca or its Affiliate shall be entitled to receive fees, milestones and royalties on sales of such Competing Product divested through license, to continue to Manufacture such Competing Product for the acquiror or licensee of the Competing Product, and to provide technology transfer, transition services and other support in connection with the sale or license; (2) the interest of AstraZeneca or its Affiliate in such Competing Product in such country(ies) following divestiture shall be deemed an interest in [***] for the purposes of determining [***]; and (3) AstraZeneca or its Affiliate shall have the [***] (x) at any time following the applicable [***], or (y) at any other time in the event of a breach of any license granted by AstraZeneca or its Affiliate as its means of divesting its interest in such Competing Product, in which event

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

under clause (y) AstraZeneca or its Affiliate shall be required again to divest such program pursuant to this sentence (or cease such program or terminate this Agreement), and none of such actions shall give rise to any right of MAP under this Section 19.3.3.

(b) Termination for Patent Challenge. MAP shall have the right in its sole discretion to terminate this Agreement in its entirety upon [***] days’ written notice to AstraZeneca if AstraZeneca or any of its Affiliates or Sublicensees brings, initiates, voluntarily joins or funds a legal or administrative proceeding (including any interference or opposition proceeding) in which AstraZeneca or any of its Affiliates or Sublicensees seeks to invalidate or render unenforceable [***],[***] during the term of this Agreement covering or claiming [***] unless such proceeding is dismissed or otherwise terminated within such [***]-day period.

19.4 Consequences of Termination.

19.4.1 Termination of Rights.

(a) If this Agreement is terminated in its entirety, all rights and licenses granted to AstraZeneca hereunder shall terminate, except as otherwise expressly stated.

(b) If this Agreement is terminated with respect to one or more countries (but not in its entirety):

(i) all rights and licenses granted to AstraZeneca pursuant to Sections 9.1, 9.2, 9.4, 9.5 and 9.6 shall survive such termination, but with respect to each terminated country(ies) the rights and licenses granted pursuant to Section 9.1 shall be converted to non-exclusive licenses to Exploit (except that such licenses shall exclude the right to file Drug Approval Applications for, or obtain or maintain Health Registration Approvals for, or promote, market or commercially sell, offer for sale, or have sold (other than to an Affiliate in an intra-company transfer or to a Sublicensee or distributor for sale in the Territory solely outside of such terminated country(ies)) Formulations or Licensed Products in such terminated country(ies));

(ii) Section 9.7 shall continue to be binding, but only with respect to the country or countries in the Territory for which this Agreement has not been terminated (and only for the period of time set forth therein);

(iii) each Party’s obligations under Article 3, each Party’s diligence obligations under Articles 4 and 5, AstraZeneca’s payment obligations under Article 8 and the Parties’ representations, warranties and covenants under Article 16 shall survive, but in each case solely with respect to the country or countries in the Territory for which this Agreement has not been terminated;

(iv) each Party’s rights and obligations governing ownership, prosecution, enforcement, and defense of Patents and other intellectual property under Articles 11, 12, 13, 14 and 15, and the Parties’ confidentiality obligations under Article 17 and indemnification obligations under Article 18 shall survive in their entirety; and

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(v) if this Agreement is terminated with respect to the United States, each Party’s obligations under Article 7 and the Co-Promotion Agreement shall survive solely to the extent set forth in the Co-Promotion Agreement, and if this Agreement is not terminated with respect to the United States, each Party’s obligations under Article 7 and the Co-Promotion Agreement shall survive.

(c) The Parties intend that upon a Party providing any notice of its intent to terminate this Agreement pursuant to this Article 19 except for any notice of such intent from AstraZeneca pursuant to Section 19.3.2, the Parties shall cooperate and coordinate their activities so as to minimize any interruption in the development, Manufacture or Commercialization of Licensed Products and to achieve an efficient transition of responsibilities for Licensed Product development, Manufacture and Commercialization of Licensed Products to MAP.

19.4.2 Grant-Back License. In the event of termination of this Agreement with respect to one or more countries or in its entirety other than a termination by AstraZeneca pursuant to Section 19.3.2, AstraZeneca and its Affiliates shall and hereby do grant to MAP, effective as of the effective date of any termination of this Agreement, with respect to such countries or with respect to all countries in the Territory, as applicable, a perpetual, irrevocable, sublicenseable (but only to a Person that has, at a minimum, the right to Commercialize Licensed Products), non-exclusive license under any Grant-Back Patents to Exploit (but not to Manufacture or have Manufactured) Licensed Products that are in clinical development or are being commercialized, as they exist as of the effective date of termination of this Agreement (in the event of termination of this Agreement with respect to one or more countries (but not in its entirety), solely in the countries for which this Agreement has been terminated). For purposes of this Section 19.4.2, “Grant-Back Patents” means any Patents owned or otherwise Controlled by AstraZeneca or its Affiliates or Sublicensees (but in the case of Patents Controlled by a Sublicensee, solely if AstraZeneca is able, using commercially reasonable efforts and without any payment unless such payment is paid by MAP, to obtain Control of such Patents from such Sublicensee) covering inventions and technology necessary to Exploit (but not Manufacture or have Manufactured) Licensed Products that are in clinical development or that are being commercialized, as they exist, as of the effective date of any termination of this Agreement.

19.4.3 Assignment of Product Trademark. In the event of termination of this Agreement with respect to one or more countries or in its entirety other than a termination by AstraZeneca pursuant to Section 19.3.2, (a) AstraZeneca shall and hereby does assign, at its cost, and shall cause its Affiliate (as applicable) to assign to MAP, effective as of the effective date of any termination of this Agreement, all of its (or its Affiliate’s) rights, title and interests in and to the MAP Product Trademark and all relevant applications and registrations, and all Intellectual Property Rights and other rights and goodwill with respect thereto in such country(ies), and (b) MAP shall and hereby does grant to AstraZeneca, effective as of the effective date of any termination of this Agreement, a nonexclusive license under the MAP Product Trademark and all relevant applications and registrations, and all Intellectual Property Rights and other rights and goodwill with respect thereto to develop Licensed Products in such country(ies) solely for use in connection with exercising its rights in countries in which AstraZeneca retains its rights under

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this Agreement. In all countries as to which this Agreement terminates or, if applicable, the entire Territory, each Party shall execute and deliver or shall cause its Affiliates (as applicable) to execute and deliver to the other Party all documents that are necessary to fulfill the obligations set forth in this Section 19.4.3.

19.4.4 Return of Proprietary Information. Each Party shall return all data, files, records and other materials in its possession or control containing or comprising the other Party’s Information or other Confidential Information (in the event of termination of this Agreement with respect to one or more countries (but not in its entirety), solely to the extent relating to such terminated country or countries) to which such first Party does not retain rights hereunder (except one copy of which may be retained by the returning Party’s General Counsel solely for archival purposes). Upon the effective date of the termination, MAP Product Information that AstraZeneca is required to return pursuant to the preceding sentence shall be deemed Confidential Information only of MAP. For the avoidance of doubt, in the event of termination of this Agreement with respect to one or more countries (but not in its entirety), AstraZeneca shall have the right to retain all such Information, including Confidential Information, that is necessary or useful for AstraZeneca to Exploit Licensed Products in those countries in the Territory for which this Agreement has not been terminated.

19.4.5 Right of Reference. In the event of termination of this Agreement with respect to one or more countries or in its entirety other than a termination by AstraZeneca pursuant to Section 19.3.2, AstraZeneca and its Affiliates shall and hereby do grant to MAP, effective as of the effective date of any termination of this Agreement, with respect to such countries or with respect to all countries in the Territory, as applicable, a right of reference to those Health Registration Approvals (including regulatory applications) that AstraZeneca and its Affiliates own and as to which neither AstraZeneca nor any of its Affiliates has any obligations, financial or otherwise, to a Third Party to the extent necessary for MAP to Exploit (but not to Manufacture or have Manufactured) Licensed Products that are in clinical development or are being commercialized, as they exist as of the effective date of termination of this Agreement (in the event of termination of this Agreement with respect to one or more countries (but not in its entirety), solely in the countries for which this Agreement has been terminated). MAP shall have the right to exercise such right on a non-exclusive basis but only to the extent necessary to enable MAP to continue Exploitation of Licensed Products in the country or countries for which this Agreement has been terminated (or, if applicable, the Territory).

19.4.6 MAP Responsibilities. MAP shall comply with any agreement between AstraZeneca or its Affiliate or its Sublicensee and a Third Party pursuant to which AstraZeneca or its Affiliate or Sublicensee Controls (a) any Grant-Back Patents under which a license is granted pursuant to Section 19.4.2, (b) any Regulatory Documentation that is transferred or to which MAP has a right of reference pursuant to Section 19.4.8(b) or (c) any AstraZeneca Program Data transferred pursuant to Section 19.4.9(a) (such agreements, collectively, “Post-Termination Control Agreements”). MAP shall be responsible for any payments owed by AstraZeneca or its Affiliates or Sublicensees under any Post-Termination Control Agreement arising as a result of or in connection with any Exploitation of Licensed Products by or on behalf of MAP or its Affiliates or licensees or sublicensees (excluding

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AstraZeneca and its Affiliates and Sublicensees), including in connection with its or their Exploitation of any Grant-Back Patents, Regulatory Documentation or AstraZeneca Program Data to which MAP obtains rights under this Article 19.

19.4.7 Reimbursement. AstraZeneca shall be obligated to reimburse MAP for any payments made by MAP under the [***] after the effective date of termination solely to the extent that such payments are a direct result of any modification of the [***] or the commercial supply agreement contemplated thereby that was requested by AstraZeneca under Section 16.4; provided, however, in no event shall such reimbursement exceed [***].

19.4.8 Payment Obligations. Following termination of this Agreement in its entirety, AstraZeneca’s obligation to make milestone payments and royalty payments not accrued prior to such termination to MAP pursuant to Sections 8.1 and 8.2 shall terminate, and subject to Section 19.7, each Party’s obligation to indemnify the other pursuant to Article 18 and each Party’s obligation to pay the expenses of Patent prosecution under Article 13, each Party’s sole obligation to make payments to the other Party (including as consideration for the AstraZeneca’s transfer or assignment of documents, data, agreements and approvals) shall be as set forth in this Section 19.4.8 and as contemplated in Section 19.4.7.

(a) Following 301 Study Termination. If this Agreement is terminated by AstraZeneca pursuant to Section 19.3.1(b), then [***].

(b) Following At-Will Termination. If this Agreement is terminated by AstraZeneca pursuant to Section 19.3.1(a), then the Parties shall negotiate in good faith the consideration to be paid by MAP to AstraZeneca in connection with the Exploitation of any Licensed Products by MAP or any of its Affiliate or (sub)licensees, or its or their respective successors or assigns, which consideration may include [***]. If after [***] days the Parties cannot come to agreement on such terms, conditions and consideration, then such dispute shall be referred for resolution by ‘baseball arbitration’ pursuant to 20.6.2. Notwithstanding any consideration payable by MAP to AstraZeneca negotiated or awarded pursuant to this Section 19.4.8(b), (A) MAP shall have no further obligation to pay any consideration to AstraZeneca pursuant to this Section 19.4.8(b) with respect to Net Sales of Licensed Products that have been developed for administration [***] by AstraZeneca or any of its Affiliates at any time from and after [***] with respect to such Licensed Product, and (B) MAP shall have no further obligation to pay any consideration to AstraZeneca pursuant to this Section 19.4.8(b) with respect to Net Sales of Licensed Products after the First Commercial Sale of any Competing Product [***] by AstraZeneca or any of its Affiliates at any time during [***], except in each case ((A) and (B)), that such sale shall not be [***]).

(c) Funding of IDP. If this Agreement is terminated by AstraZeneca pursuant to Section 19.3.1(a) or by MAP pursuant to Section 19.3.3 and if the effective date of termination of this Agreement occurs [***], then AstraZeneca shall also continue to [***], and not including [***] of the Initial Development Plan (as it existed as of the effective date of the termination) in accordance with the Initial Development Budget (as it existed as of the effective date of the termination) until the date the Initial Development Plan (as it existed as of the

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effective date of the termination) would have been completed; provided, however, that in the case of any Development Costs that are allocable to activities other than [***], AstraZeneca shall not have any obligation to continue to [***] by MAP through the application [***], irrespective of whether MAP actually does so (i.e., [***]).

(d) Following Breach by MAP. If this Agreement is terminated by AstraZeneca pursuant to Section 19.3.2, the Parties shall [***] the Licensed Products.

19.4.9 Transition Agreement. In the event of termination of this Agreement with respect to one or more countries or in its entirety other than a termination by AstraZeneca pursuant to Section 19.3.2, MAP and AstraZeneca shall enter into a written agreement (the “Transition Agreement”) pursuant to which AstraZeneca and MAP shall be required to effectuate the terms and conditions of Sections 19.4.9(a) through 19.4.9(c) and to coordinate transition of relevant obligations and rights to MAP as necessary for MAP to Exploit Licensed Products after termination of this Agreement (in its entirety or with respect to one or more country(ies)). The Parties shall negotiate promptly and in good faith the terms and conditions of the Transition Agreement, while minimizing any adverse impact of such termination on the development or commercialization of the Licensed Product. If, despite such efforts, the Parties are unable to do so within [***] days from the effective date of the termination, either Party may refer the dispute for resolution by expedited arbitration in accordance with Section 20.6.1.

(a) AstraZeneca Program Data. AstraZeneca would be required to provide MAP, at AstraZeneca’s cost, with a copy of any and all AstraZeneca Program Data. MAP would be permitted to use such AstraZeneca Program Data at MAP’s discretion on a non-exclusive basis, but only to the extent necessary to enable MAP to continue development and commercialization of Licensed Products in the country or countries for which this Agreement has been terminated (or, if applicable, the Territory).

(b) Regulatory Documentation. AstraZeneca would be required, to the extent permitted under Applicable Law, promptly to transfer to MAP any and all right, title, and interest in any and all Health Registration Approvals obtained for Licensed Products in the country or countries for which this Agreement has been terminated, as well as any and all Regulatory Documentation (including regulatory applications) that is Controlled by AstraZeneca or its Affiliates and solely relates to Licensed Products in such countries (or, in the event of termination of this Agreement in its entirety, all Health Registration Approvals and all Regulatory Documentation obtained or submitted by AstraZeneca or any of its Affiliates for Licensed Products), but excluding in each case any Regulatory Documentation Controlled by AstraZeneca with respect to the Manufacture of Licensed Products or any intermediate thereof. With respect to such transferred Health Registration Approvals and Regulatory Documentation, AstraZeneca would be required to submit to the applicable Health Authorities, within [***] days after the effective date of such termination, a letter (with a copy to MAP) notifying such Health Authorities of such transfer. In the event of termination of this Agreement with respect to one or more countries (but not in its entirety), AstraZeneca would retain a right of reference under all such Health Registration Approvals and other Regulatory Documentation as necessary or reasonably useful for AstraZeneca to Exploit Licensed Products in the country or countries in respect of which the Agreement has not been terminated.

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(c) Contracts. AstraZeneca would be required to assign (or cause its Affiliates to assign) to MAP, and MAP would have the right, but not the obligation, to assume, all agreements with Third Parties with respect to the conduct of clinical trials for each Licensed Product, including agreements with contract research organizations, clinical sites and investigators, that relate to clinical trials in support of Health Registration Approvals in the country or countries (or, if applicable, the Territory) in respect of which this Agreement is terminated, unless such agreement (i) expressly prohibits such assignment, (ii) covers clinical trials for products in addition to the Licensed Products or (iii) covers Licensed Products in a country or countries in respect of which this Agreement has not been terminated (in which cases, (i)–(iii), AstraZeneca would be required to cooperate with MAP in all reasonable respects to facilitate the execution of a new agreement between the MAP and the Third Party).

(d) Manufacturing. Sections 19.4.9(d)(i) and 19.4.9(d)(ii) govern AstraZeneca’s obligations with respect to the transfer of Manufacturing Information and the performance of Manufacturing activities under circumstances in which AstraZeneca Controls certain Confidential Information necessary for the Manufacture of Licensed Product. Section 19.4.10 governs AstraZeneca’s obligations with respect to Manufacturing activities under other circumstances.

(i) Option to Transfer Data. If AstraZeneca or its Affiliates Controls (a) Confidential Information or Patents or (b) documentation or data that AstraZeneca is not obligated to provide to MAP pursuant to Section 19.4.9(a), in each case ((a) or (b)) that is necessary for the Manufacture of Licensed Products or any intermediate thereof as they existed as of the effective date of termination, then AstraZeneca shall have the right but not the obligation to license such Confidential Information or Patents or provide such documentation or data (in each case, solely as such Confidential Information or Patents or documentation or data existed and were Controlled by AstraZeneca as of the effective date of termination) to MAP pursuant to a license agreement to be negotiated and entered into by the Parties. Such license agreement would contain commercially reasonable terms and conditions, including appropriate provisions for the indemnification by MAP of AstraZeneca for MAP’s or its Affiliates’ exercise of their rights thereunder.

(ii) Obligation to Manufacture. If AstraZeneca elects not to so license or transfer such Confidential Information, Patents, documentation and data as set forth in Section 19.4.9(d)(i) with respect to a Licensed Product or an intermediate thereof, then, notwithstanding Section 19.4.10, AstraZeneca would be obligated to negotiate and enter into a supply agreement with MAP or its designee under which AstraZeneca would be obligated to supply to MAP or its designee in a timely manner with reasonable quantities of such Licensed Product or intermediate, as applicable (solely as such Licensed Product or intermediate existed as of the effective date of termination) in the Territory or such terminated country(ies), as applicable, at AstraZeneca’s [***]. Such supply obligation would continue until the [***] anniversary of the earlier of (A) the date that such Confidential Information, documentation or

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data (1) is [***] or (2) is [***] and (B) the date that [***]. Such supply agreement would also contain the logistical and other terms and conditions for such supply, including appropriate provisions for the indemnification by MAP of AstraZeneca for MAP’s or its Affiliates’ Exploitation of the Licensed Products supplied thereunder.

19.4.10 Supply Obligations. If this Agreement is terminated in its entirety or with respect to one or more countries (other than a termination by AstraZeneca pursuant to Section 19.3.2) and AstraZeneca is Manufacturing one or more Formulations or Licensed Products, and in order for MAP to smoothly continue the commercialization of such Formulation(s) and Licensed Products(s) in the Territory or such country(ies), as applicable, then AstraZeneca shall, with the limitations set out below and, except as set forth in Section 14.9(d)(ii), for a maximum period of [***] years, supply MAP in a timely manner with sufficient amount of the Formulation(s) or Licensed Product(s) in the Territory or such country(ies), as applicable, at AstraZeneca’s [***]. All supply prices shall be exclusive of [***] where applicable. AstraZeneca shall provide MAP with an invoice to allow the deduction of such Indirect Taxes where applicable. AstraZeneca’s undertaking to supply is subject to AstraZeneca, upon termination of this Agreement, having in its possession appropriate manufacturing methods and technologies (which methods and technologies have been approved by the applicable Health Authorities) for the Formulation(s) and Licensed Product(s) up and running in the scales they are to be produced and available production capacity after meeting the requirements of AstraZeneca, its Affiliates, Distributors and Sublicensees. AstraZeneca shall be under no obligation to develop or acquire any manufacturing methods or other technologies in addition to what has been developed at the date of termination by it or on its behalf under this Agreement for the production of Formulation(s) and Licensed Products(s) or to expand its production capacity to meet the requirements of MAP for Licensed Product(s). AstraZeneca does not represent or warrant that AstraZeneca will be able to produce clinical or commercial quantities of Licensed Product(s). The Parties shall separately negotiate in good faith the logistical and other terms and conditions for such supplies, including appropriate provisions for the indemnification by MAP of AstraZeneca for MAP’s or its Affiliates’ Exploitation of the Formulation(s) and Licensed Product(s) supplied by AstraZeneca.

19.4.11 No Other Obligations. In the event of termination of this Agreement for any reason, AstraZeneca shall not be obligated to provide MAP with any intellectual property or other rights or services other than that which is explicitly provided for under this Article 19.

19.5 Unauthorized Sales. If this Agreement has not been terminated in its entirety, to the extent that MAP has the right under this Article 19 to Exploit Licensed Products in one or more countries and to the extent permitted by Applicable Law, each Party: (i) shall, and shall cause its Affiliates, distributors (including Distributors) and (sub)licensees (including Sublicensees) to, distribute, market, promote, offer for sale and sell Licensed Products only in the countries that it is permitted to do so under this Article 19, and (ii) shall not, and shall not permit its Affiliates, distributors (including Distributors) and (sub)licensees (including Sublicensees) to, distribute, market, promote, offer for sale or sell Licensed Products directly or indirectly (A) to any Person outside such countries, or (B) to any Person inside such countries who (1) is reasonably likely to directly or indirectly distribute, market, promote, offer for sale or

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sell Licensed Products outside such countries or assist another Person to do so, or (2) has directly or indirectly distributed, marketed, promoted, offered for sale or sold Licensed Products outside such countries or assisted another Person to do so.

19.6 Remedies. Termination of this Agreement by a Party shall in no way affect or limit such Party’s right to claim against the other Party for any damages arising out of a breach of this Agreement.

19.7 Accrued Rights; Surviving Obligations.

19.7.1 Survival. The termination of this Agreement shall not relieve the Parties from performing any obligations accrued prior to the date this Agreement terminates (including the obligation to make payments accrued as of the effective date of such termination but not yet paid). Each Party’s obligations under Sections 4.5 (solely with respect to publications relating to research or development occurring prior to termination), 4.10 (solely with respect to record retention and inspection rights), 4.12, 4.13, 8.11, 9.1.2, 16.5, 20.6 through 20.18 and Articles 11, 17 (for the period stated in 17.2), 18 and this Article 19 (as applicable) and, solely with respect to Joint Patents, Articles 13, 14 and 15 shall survive the termination of this Agreement.

19.7.2 Work-in-Progress. Upon termination of this Agreement with respect to one or more countries or in its entirety by MAP pursuant to Section 19.3.2 or Section 19.3.3, AstraZeneca shall be entitled, during the following [***] days, to finish any work-in-progress and to sell in the country or countries in respect of which this Agreement has been terminated any inventory of the Licensed Product that remains on hand as of the effective date of the termination, so long as AstraZeneca pays MAP the royalties applicable to said subsequent sales in accordance with the terms and conditions set forth in this Agreement.

19.7.3 Survival of Sublicenses. All sublicenses granted by AstraZeneca to Sublicensees shall survive termination of this Agreement; provided such Sublicensee is not in material breach of the relevant sublicense. MAP shall assume all such sublicenses in accordance with the terms of such sublicenses; provided, however, that MAP shall not be required under this Section 19.7.3 to assume obligations under any such sublicense that are greater in scope than MAP’s obligations set forth in this Agreement.

19.8 Termination Upon Insolvency. MAP shall be deemed a “Debtor” under this Agreement if, at time during the Term (i) a case is commenced by or against MAP under the Bankruptcy Code, (ii) MAP files for or is subject to the institution of bankruptcy, liquidation or receivership proceedings (other than a case under the Bankruptcy Code), (iii) MAP assigns all or a substantial portion of its assets for the benefit of creditors, (iv) a receiver or custodian is appointed for MAP’s business, or (v) a substantial portion of MAP’s business is subject to attachment or similar process; provided, however, that in the case of any involuntary case under the Bankruptcy Code, MAP shall not be deemed a Debtor if the case is dismissed within sixty (60) days after the commencement thereof. In the event that MAP is deemed a Debtor, AstraZeneca may terminate this Agreement to the extent permitted under Applicable Law, by providing written notice to MAP.

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19.9 Bankruptcy. The Parties agree that all rights, powers and remedies of AstraZeneca provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the Bankruptcy Code.

19.9.1 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by MAP, including under Articles 9 and 10, are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or analogous provisions of Applicable Law outside the United States, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or analogous provisions of Applicable Law outside the United States (“IP”). The Parties agree that AstraZeneca, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any other provisions of Applicable Law outside the United States that provide similar protection for IP. MAP (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) hereby grants to AstraZeneca and its Affiliates a right to obtain possession of and to benefit from a complete duplicate of (or complete access to, as appropriate) any IP and all Embodiments of Intellectual Property held by MAP or such successors and assigns, or otherwise available to them, which, if not already in AstraZeneca’s possession, shall be promptly delivered to AstraZeneca upon AstraZeneca’s written request therefor. The term “Embodiments of Intellectual Property” includes all tangible, electronic or other embodiments of rights and licenses hereunder, including all Licensed Products, all Regulatory Documentation and rights of reference therein, and all Information related to Products, Formulations, Licensed Patents, Licensed Know-How, or Intellectual Property Rights. MAP (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) shall not interfere with the exercise by AstraZeneca or its Affiliates of rights and licenses to IP and Embodiments of Intellectual Property licensed hereunder in accordance with this Agreement and agrees to assist AstraZeneca and Affiliates of AstraZeneca to obtain the IP and Embodiments of Intellectual Property in the possession or control of Third Parties as reasonably necessary or desirable for AstraZeneca or Affiliates of AstraZeneca to exercise such rights and licenses in accordance with this Agreement. Whenever MAP (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) provides to AstraZeneca, pursuant to this Section 19.9.1, any of the IP or any Embodiments of Intellectual Property licensed hereunder in accordance with this Agreement, AstraZeneca shall have the right to perform the obligations of MAP hereunder with respect to such IP and Embodiments of Intellectual Property, but neither such provision nor such performance by AstraZeneca shall release MAP (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) from liability resulting from any rejection of the license or the failure to perform such obligations.

19.9.2 Treatment of Milestone Payments. The Parties acknowledge and agree that payments made under Section 8.1 do not constitute royalties within the meaning of U.S. Bankruptcy Code § 365(n) or relate to licenses of intellectual property hereunder.

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19.9.3 Additional Rights. The Parties agree that they intend the following rights to extend to the maximum extent permitted by law, and to be enforceable under Bankruptcy Code Section 365(n): (a) the right of access to any IP and Embodiments of Intellectual Property of MAP, or any Third Party with whom MAP contracts to perform an obligation of MAP under this Agreement, and, in the case of the Third Party, that is necessary for the development, Manufacture, commercialization and use of Licensed Products; and (b) the right to contract directly with any Third Party to complete the contracted work.

20	MISCELLANEOUS

20.1 Compliance. Each Party shall perform all of its activities under this Agreement in accordance with Applicable Law and the AstraZeneca Code of Conduct.

20.2 Force Majeure.

20.2.1 Definition. In this Agreement, “Force Majeure” means an event which is beyond a non-performing Party’s reasonable control, including an act of God, act of the other Party, strike, lock-out or other industrial/labor disputes (whether involving the workforce of the Party so prevented or of any other Person), war, riot, civil commotion, terrorist act, malicious damage, epidemic, quarantine, fire, flood, storm, or natural disaster or compliance with any new, changed (including changed interpretations thereof), or reasonably unanticipated law or governmental order, rule, regulation or direction (including changes in the requirements of a Health Authority), whether or not it is later held to be invalid, except to the extent any such law or governmental order, rule, regulation or direction operates to delay or prevent the non-performing Party’s performance as a result of or in connection with any breach by such Party or any of its Affiliates of any term or condition (including any representation or warranty) of this Agreement or the Co-Promotion Agreement.

20.2.2 Non-Performance. The Force Majeure Party shall, within thirty (30) days of the occurrence of a Force Majeure event, give notice in writing to the other Party specifying the nature and extent of the event of Force Majeure, its anticipated duration and any action being taken to avoid or minimize its effect. Following such notice, except for the payment of amounts due under this Agreement, the Force Majeure Party shall not be liable for delay in performance or for non-performance of its obligations under this Agreement, in whole or in part, nor shall the other Party have the right to terminate this Agreement, except as otherwise provided in this Agreement, where non-performance or delay in performance has resulted from an event of Force Majeure. The suspension of performance allowed hereunder shall be of no greater scope and no longer duration than is reasonably required.

20.2.3 Reasonable Endeavors. The Force Majeure Party shall use reasonable endeavors, without being obligated to incur any expenditure or cost, to (a) bring the Force Majeure event to a close or (b) find a solution by which the Agreement may be performed despite the continuation of the event of Force Majeure.

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20.3 Assignment. Neither Party may assign its rights or delegate its obligations under this Agreement (subject to Section 20.4), in whole or in part, without the prior written consent of the other Party, except that either Party shall always have the right to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates (and, in the case of AstraZeneca, Sublicensees, Distributors, and co-promotion partners but only to the extent permitted under Sections 9.4, 9.5 or 9.6 or Article 7), and assign any or all of its rights and delegate any or all of its obligations hereunder to any of its Affiliates or to any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of the business to which this Agreement relates, provided, however, that MAP may not assign any or all of its rights or delegate any or all of its obligations hereunder to any Person until the completion of the Initial Development Plan except to a permitted successor in connection with a Change of Control of MAP, and provided, further, that the assigning Party shall provide written notice to the other Party within thirty (30) days after such assignment or delegation. Any permitted successor of a Party or any permitted assignee of all of a Party’s rights under this Agreement that has also assumed all of such Party’s obligations hereunder in writing shall, upon any such succession or assignment and assumption, be deemed to be a party to this Agreement as though named herein in substitution for the assigning Party, whereupon the assigning Party shall cease to be a party to this Agreement and shall cease to have any rights or obligations under this Agreement. All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party. Any attempted assignment or delegation in violation of this Section 20.3 shall be void. Notwithstanding any other provision of this Section 20.3, the terms of this Agreement may be varied, amended or modified or this Agreement may be suspended, cancelled or terminated without the consent of any assignee or delegate that is not deemed pursuant to the provisions of this Section 20.3 to have become a party to this Agreement.

20.4 Subcontracting. Notwithstanding Section 20.3, (a) AstraZeneca shall have the right to subcontract any or all of its obligations hereunder to a Third Party, subject to Sections 9.4, 9.5 and 9.6; provided that AstraZeneca shall remain liable for such subcontractor’s performance of AstraZeneca’s delegated obligations and (b) MAP shall have the right to subcontract certain of its obligations hereunder to a Third Party (but may not subcontract all of its obligations hereunder to a Third Party) (i) to the extent such subcontract is explicitly provided for in the Initial Development Plan or the Development Plan or (ii) with AstraZeneca’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, provided that MAP shall remain liable for such subcontractor’s performance of MAP’s delegated obligations.

20.5 Change of Control and Certain Other Events.

20.5.1 Events Resulting in Modification of Certain Other Rights of MAP. Each of the following shall constitute a “MAP Change of Control Event” for purposes of this Section 20.5.1: (i) if MAP or any of its Affiliates enters into an agreement or set of agreements that results or would result in [***] (a “Competitor Transaction”); or (ii) if MAP or any of its Affiliates engages in [***] (a “[***] Program”) or assists any Third Party, directly or indirectly,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

in doing so, whether by grant of license or other rights under intellectual property Controlled by MAP or its Affiliates (including any Licensed Patents, Licensed Know-How, Joint Patents or Joint Know-How) or otherwise (a “[***] License”).

(a) Notice of MAP Change of Control Event. In the event of any MAP Change of Control Event, MAP shall provide AstraZeneca with prompt written notice describing the applicable agreements (in the case of a Competitor Transaction), such efforts (in the case of a [***] Program) or such assistance (in the case of a [***] License) in reasonable detail. MAP shall provide such notice (i) prior to execution of any agreement(s) that would result in a Competitor Transaction or a [***] License (if permitted under Applicable Law and not prohibited by the terms of any written agreement between MAP and any Third Party) and otherwise as soon as practicable thereafter and in no event later than promptly following the consummation of the transaction, and (ii) prior to commencement of, or the providing of assistance or rights to a Third Party in connection with, a [***] Program.

(b) Consequences of MAP Change of Control Event. Upon the occurrence of any MAP Change of Control Event:

(i) all of MAP’s rights to receive copies of any Development Plan, any Development Budget, any Commercialization Plan (and amendments to any of the foregoing or to the Initial Development Plan or the Initial Development Budget), and all other reports and information under this Agreement shall terminate, except that (A) MAP will continue to have the right to receive royalty reports pursuant to Section 8.9, (B) MAP will continue to have the audit rights set forth in Section 8.11.2 and (C) MAP will have the right to receive from AstraZeneca within [***] a [***] report of AstraZeneca’s development, regulatory and commercialization efforts relating to Licensed Products in the Territory during the previous [***] period;

(ii) all Committees shall be terminated, and notwithstanding Article 3 (but subject to Section 3.2.5), AstraZeneca shall have the sole right to make all decisions previously in the jurisdiction of any Committee, including decisions relating to the development and commercialization of Licensed Products, in each case without consultation with MAP; and

(iii) AstraZeneca shall have the right to immediately assume control of all of MAP’s development work under the Initial Development Plan and the Development Plan. The obligations of the Parties’ with respect to such an assumption of control shall be as set forth in Section 4.3.2(b).

20.5.2 Obligations of Acquiror of a Party. Notwithstanding anything in this Agreement to the contrary, (a) the Patents or Intellectual Property Rights owned or otherwise Controlled, as of the effective date of the Change of Control of a Party, by any counterparty with respect to a Change of Control (the “Acquiror”) of such Party (the “Acquired Party”) (or the Acquiror’s Affiliate, which Affiliate is not an Affiliate of the Acquired Party immediately prior to the closing of such transaction(s) (“Acquiror Affiliate”)) shall not become subject to the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

license grants, assignments, reports, disclosures and other requirements of this Agreement, (b) the Acquiror and the Acquiror Affiliates shall not become subject to the restrictions set forth in Section 9.7, and (c) if AstraZeneca is the party that undergoes the Change of Control, MAP shall not have any rights under Section 19.3.3(a) with respect to the activities of its Acquiror or any Acquiror Affiliate [***].

20.5.3 Divestment Option. Notwithstanding Section 9.7, Section 19.3.3, Section 19.4.8(b) or Section 20.5.1, if either Party or any of its Affiliates (x) merges or consolidates with, or acquires, a Third Party that is Commercializing a Competing Product in any country(ies), or (y) acquires assets that include the business of Commercializing a Competing Product in any country(ies), then the continuing Commercialization of such Competing Product in such country(ies) by the Party or its Affiliates following such transaction shall not: (i) [***], (ii) constitute a circumstance that would [***] or at any time from and after the Effective Date and thereafter during the applicable royalty term, as applicable, (iii) be deemed a First Commercial Sale of a Competing Product that has been granted a Drug Application Approval by the applicable Health Authority for administration [***], as applicable, for the purposes of calculating the term of MAP’s obligation to make payments pursuant to Section 19.4.8(b), or (iv) constitute a MAP Change of Control Event pursuant to Section 20.5.1 (but, for the avoidance of doubt, any Change of Control, even one followed by the actions described below, shall trigger the loss of funding for the MAP Specialist Sales Force and other consequences as described in Section 10 of Schedule 7.1) during the Term (the Term, the Exclusivity Period or the period beginning on the Effective Date and continuing thereafter during the applicable royalty term, as applicable, the applicable “Prohibition Period”); provided, however, that unless the Parties otherwise agree in writing, the affected Party shall within [***] days after the date of such transaction notify the other Party that it intends to:

(a) refrain from, and cause any relevant Affiliate to refrain from, shipping commercial supplies of and promoting such Competing Product in such country(ies) within [***] days in compliance with Applicable Law during the Prohibition Period;

(b) divest, or cause its relevant Affiliate to divest, whether by asset sale, license or otherwise, the Competing Product in the applicable country(ies) within [***] days (or for such longer period as the Party is actively engaged in bona fide efforts to divest such Competing Product), it being agreed by the Parties that: (i) the divesting Party shall be entitled to [***], and to provide [***]; (ii) if AstraZeneca is the divesting Party, that [***]; and (iii) the divesting Party shall have the right to take back rights to the Competing Product in the applicable country(ies) (A) at any time following the Prohibition Period, or (B) at any other time in the event of a breach of any license granted by such Party as its means of divesting its interest in such Competing Product by the licensee, in which event under clause (B) the divesting Party shall be required again to divest or cease such program or, if applicable, terminate this Agreement pursuant to this Section 20.5.3); or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) if the Party undergoing such transaction is AstraZeneca, terminate this Agreement pursuant to Section [***] or another applicable provision within [***] days.

If the Party undergoing such transaction fails to provide such notice within such [***]-day period or fails to carry out the designated actions within the time periods set out above or such longer period as the Parties may otherwise agree in writing, then, as applicable, (A) such Party shall be deemed to be in breach of Section 9.7, (B) such circumstance shall constitute a circumstance that would permit MAP to exercise its right to terminate this Agreement pursuant to Section [***], (C) the continuing Commercialization of a Competing Product that [***] shall be deemed the First Commercial Sale of such a Competing Product and the continuing commercialization of any Competing Product [***] shall be deemed the First Commercial Sale of a Competing Product for the purposes of [***], or (D) the circumstance shall constitute a MAP Change of Control Event pursuant to Section 20.5.1, each to the extent would be the case without application of this Section 20.5.3, and as of the day such agreement became effective (or, in the case of a Competing Product in development, as of the date of Commercialization thereof).

20.6 Arbitration. Any dispute arising out of or relating to the existence, negotiation, validity, formation, interpretation, breach, performance or application of this Agreement shall be settled by binding arbitration in accordance with the American Arbitration Association (AAA) Commercial Arbitration Rules (or the AAA International Arbitration Rules, if recommended under the AAA guidelines), as such rules may be modified by this Section 20.6 or by agreement of the Parties. The Parties shall mutually select a single independent, conflict-free arbitrator, who shall have sufficient scientific background and experience to resolve the matter in dispute. If the Parties are unable to reach agreement on the selection of the arbitrator within [***] days after submission to arbitration, then either or both Parties shall immediately request the AAA to select an arbitrator with the requisite scientific background, experience and expertise. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English. Either Party may apply to the arbitrator for interim injunctive relief or may seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending resolution of the matter pursuant to this Section 20.6. The Parties shall have the right to be represented by counsel. Any judgment or award rendered by the arbitrator shall be final and binding on the Parties, and shall be governed by the terms and conditions hereof, including the limitation on damages set forth in Section 18.5. The Parties agree that such a judgment or award may be enforced in any court of competent jurisdiction. The statute of limitations of the State of Delaware applicable to the commencement of a lawsuit shall apply to the commencement of arbitration under this Section 20.6. Each Party shall bear its own costs and expenses and attorneys’ fees, and the Party that does not prevail in the arbitration proceeding shall pay the arbitrator’s fees and any administrative fees of arbitration. All proceedings and decisions of the arbitrator(s) shall be deemed Confidential Information of each of the Parties, and shall be subject to Article 17. Notwithstanding anything in this Agreement to the contrary, any and all issues regarding the scope, construction, validity, and enforceability of any Patent in a country within the Territory (except for whether particular claims are ‘Valid Claims’, which disputes shall be resolved as described in Section 1.175) shall not be subject to this Section 20.6. Notwithstanding the foregoing, disputes arising on issues within the jurisdiction of the ESC or the JPT shall be resolved in accordance with the procedures set forth in Article 3.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

20.6.1 Expedited Arbitration. For any dispute under this Agreement that is expressly designated under this Agreement to be submitted for arbitration pursuant to this Section 20.6.1, the provisions of the first paragraph of this Section 20.6 shall apply, except as follows: each Party shall prepare and submit a written summary of such Party’s position and any relevant evidence in support thereof to the arbitrator within [***] days of the selection of the arbitrator. Upon receipt of such summaries from each Party, the arbitrator shall provide copies of the same to the other Party. Within [***] days of the delivery of such summaries by the arbitrator, each Party shall submit a written rebuttal of the other Party’s summary and may also amend and re-submit its original summary. Oral presentations shall not be permitted unless otherwise requested by the arbitrator. The arbitrator shall make a final decision with respect to the matter in dispute within [***] days following receipt of the last of such rebuttal statements submitted by the Parties.

20.6.2 Baseball Arbitration. For any dispute under this Agreement that is expressly designated under this Agreement to be submitted for arbitration pursuant to this Section 20.6.2, the provisions of the first paragraph of this Section 20.6 shall apply, except as follows: The Party invoking baseball-style arbitration will so notify the other Party in writing. The notice will contain a list of all issues the Party proposes to submit to arbitration. Within [***] days after receipt of any such notice, the Party receiving the notice will promptly notify the initiating Party of any additional issues that the receiving Party intends to include in the arbitration. The issues listed in the notice and in such reply will be the only issues submitted to such arbitration. Within [***] days after the designation of the arbitrator, each Party shall provide to the arbitrator in writing a proposal that contains that Party’s “final best offer” on each open issue, as well as a summary of the Party’s position with respect to each such issue. Upon receipt of such proposals from each Party, the arbitrator shall provide copies of the same to the other Party. Each Party shall have [***] days from receipt of the other Party’s proposal to submit a written response thereto, which may include any relevant information in support thereof. The arbitrator shall use his or her best efforts to resolve the dispute within [***] days after submission of responses. The arbitrator will select the single proposal that, in the determination of the arbitrator, most closely conforms to the requirements of this Agreement and is the most fair and reasonable to the Parties in light of the totality of the circumstances and the terms of this Agreement. At any time prior to the determination, either Party may accept the other Party’s position on any unresolved issue and in such event such position will be deemed part of the final document and no longer subject to arbitration.

20.7 Governing Law, Jurisdiction, Venue and Service.

20.7.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

20.7.2 Jurisdiction. Subject to Sections 20.6 and 20.11, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts located in the Southern District of New York for any action, suit or proceeding (other than appeals therefrom)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. The Parties irrevocably and unconditionally waive their right to a jury trial.

20.7.3 Venue. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

20.7.4 Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 20.8.1 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

20.8 Notices.

20.8.1 Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 20.8.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 20.8 (except that such notice may be by electronic mail where so indicated herein). Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second business day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Section 20.8 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

20.8.2 Addresses for Notice.

For:	AstraZeneca AB
Address:	SE-151 85 Södertälje, Sweden
Facsimile:	[***]
For the attention of:	President

With copies to:	AstraZeneca LP
Address:	1800 Concord Pike, Wilmington, Delaware 19803
Facsimile:	[***]
For the attention of:	General Counsel

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

For:	MAP Pharmaceuticals, Inc.
Address:	2400 Bayshore Parkway, Suite 200, Mountain View, CA 94043
Facsimile:	[***]
For the attention of:	President and CEO

With a copy to:	MAP Pharmaceuticals, Inc.
Address:	2400 Bayshore Parkway, Suite 200, Mountain View, CA 94043
Facsimile:	[***]
For the attention of:	General Counsel

20.9 Relationship of the Parties. In entering into this Agreement and performing their respective duties and obligations hereunder, the Parties are acting, and intend to be treated, as independent entities, and the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity. The relationship between the Parties is that of independent contractors, and neither Party shall have the power to bind or obligate the other Party in any manner. Nothing contained in this Agreement shall be construed or implied to create an agency, partnership, joint venture, fiduciary or employer employee relationship between the Parties. Except as otherwise provided in this Agreement, neither Party may make any representation, warranty or commitment, whether express or implied, on behalf of or incur any charges or expenses for or in the name of the other Party. Neither Party shall hold itself out, or take any action, contrary to the terms of this Section 20.9, and neither Party shall become liable due to any representation, act or omission of the other Party contrary to the provisions of this Agreement. Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

20.10 Waiver and Non-Exclusion of Remedies. A Party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy shall not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies. To be effective any waiver must be in writing. The rights and remedies provided herein are cumulative and, except as expressly provided in Article 19 and elsewhere in this Agreement, do not exclude any other right or remedy provided by law or otherwise available, except as expressly set forth herein.

20.11 Equitable Relief. Each Party acknowledges and agrees that the restrictions set forth in Sections [***] and Articles [***] of this Agreement are reasonable and necessary to protect the legitimate interests of the other Party, and that the other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of such Sections or Article will result in irreparable injury to the other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any of such Sections or Article by a Party, the other Party shall be authorized and entitled to obtain from any

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court of competent jurisdiction equitable relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which the Party may be entitled in law or equity. Each Party agrees to waive any requirement that the other Party (a) post a bond or other security as a condition for obtaining any such relief, and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 20.11 is intended, or should be construed, to limit either Party’s rights to equitable relief or any other remedy for a breach of any other provision of this Agreement.

20.12 Further Assurances. Each Party shall perform all further acts and things and execute and deliver such further documents as may be necessary or as the other Party may reasonably require to implement or give effect to this Agreement.

20.13 Expenses. Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.

20.14 Amendment. Any amendment or modification of this Agreement must be in writing and signed by authorized representatives of both Parties.

20.15 Entire Agreement. This Agreement, including the exhibits attached to this Agreement, constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement. This Agreement supersedes all prior and contemporaneous agreements, whether written or oral, with respect to the subject matter of the Agreement, including the Reciprocal Confidentiality Agreement between the Parties dated as of April 23, 2008, as amended, which shall continue to govern disclosures made thereunder prior to the Effective Date. Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement. Nothing in this Agreement is intended to limit or exclude any liability for fraud. All Schedules referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement. In the event of any inconsistency between any such Schedules and this Agreement, the terms of this Agreement shall govern.

20.16 Severability. To the fullest extent permitted by Applicable Law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and shall not form part of this Agreement. To the fullest extent permitted by Applicable Law and if the rights or obligations of any Party will not be materially and adversely affected, all other provisions of this Agreement shall remain in full force and effect, and the Parties shall use commercially reasonable efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Law and achieves, as nearly as possible, the original intention of the Parties.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

20.17 English Language. This Agreement is written and executed in the English language. Any translation into any other language shall not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

20.18 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Agreement delivered by facsimile transmission or in PDF format via email shall be as effective as an original executed signature page.

[Signature Page Follows]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

THIS LICENSE AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

SIGNED for and on behalf of ASTRAZENECA AB (publ)		SIGNED for and on behalf of MAP PHARMACEUTICALS, INC.

Signature		Signature

Name:	[***]	Name:

Title:	Authorised Signatory	Title:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 1.13

Primary Endpoints of 301 Study

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 1.87

FTE Rate

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 1.101

Initial Development Budget

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 1.102

Initial Development Plan

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 1.117

Licensed Patents

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 1.121

Manufacturing Cost

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 1.126

MAP Name

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 1.130

MAP Product Trademark

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 1.165

Target Product Characteristics of Lead Licensed Product

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 3.2.5

Tollgates

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 7.1

Terms of Licensed Product Co-Promotion Agreement

[See attached]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 7.1

CO-PROMOTION AGREEMENT TERMS

Reference is made to the License Agreement by and between MAP Pharmaceuticals, Inc. (“MAP”) and AstraZeneca AB (“AstraZeneca”), dated as of December 19, 2008, as may be amended from time to time, (the “Master Agreement”). Capitalized terms used in this Schedule and not otherwise defined shall have the meanings given to them in the Master Agreement. In addition to other customary terms and conditions, the Co-Promotion Agreement (the “Co-Promotion Agreement”) to be negotiated by the Parties pursuant to Section 7.1 of the Master Agreement shall contain the following material terms:

1.	Co-Promotion Rights and Obligations.

(a) Co-Promotion Right. Subject to the terms and conditions herein, MAP shall have the right and obligation to co-promote all Licensed Products (each, a “Licensed Product”) in the United States. MAP shall conduct such co-promotion through a sales force of at least [***] and no more than sixty (60) sales representatives (which number shall be designated by MAP in accordance with Section 10(a)) (the “MAP Specialist Sales Force”). Such co-promotion shall occur in a manner similar to the manner in which a co-promotion program with a contract sales force engaged by AstraZeneca would be conducted.

(b) MAP Obligations. MAP shall use Commercially Reasonable Efforts to have the MAP Specialist Sales Force execute MAP’s obligations under the Co-Promotion Plan (as defined in Section 12) and to cooperate diligently with AstraZeneca in carrying out the Co-Promotion Plan. MAP shall perform its activities under the Co-Promotion Agreement in accordance with Applicable Law, AstraZeneca’s then-current policies and procedures of which AstraZeneca shall notify MAP in writing from time to time (“AZ Policies”), and the Co-Promotion Plan.

(c) Sales Territory. The JPT shall assign to the MAP Specialist Sales Force a set of territories in the United States that constitute a reasonably representative subset of all of the territories in the United States to be targeted for promotion for the Licensed Product (such subset, the “Co-Promotion Territory”). Within the Co-Promotion Territory, MAP shall have the right to call on a reasonably representative subset of targeted physicians.

2.	MAP Specialist Sales Force.

(a) MAP Specialist Sales Force. During the term of the Co-Promotion Agreement (“Term”), the MAP Specialist Sales Force shall be deployed to Detail all Licensed Products as set forth in the Co-Promotion Plan. MAP shall not use a contract sales force to satisfy its sales representative requirement and minimum PDE (as defined in Section 5) requirement for any period without the prior written consent of AstraZeneca.

(b) Minimum Qualifications. AstraZeneca shall consult with MAP to assist MAP in recruiting the MAP Specialist Sales Force. Except as may be set forth to the contrary in the Co-Promotion Plan, each of MAP’s sales representatives and sales managers shall (i) have

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[***], (ii) have [***], (iii) have [***], and (iv) have [***]. In addition, at least [***] of MAP’s sales representatives and sales managers engaged in the co-promotion of Licensed Products at any time during the Term must have been promoting branded pharmaceutical products in the Co-Promotion Territory for at least [***] prior to the date that such person commences co-promoting any Licensed Product. In making hiring decisions, MAP shall also ensure that each sales representative (and sales manager) is [***], in each case sufficient to Detail (or supervise the Detailing of) the Licensed Product(s) that such sales representative (or sales manager) is responsible for Detailing (or supervising) in a professional manner.

(c) Turnover and Vacancies. During [***], MAP shall ensure that (i) turnover on the MAP Specialist Sales Force in any Calendar Period (as defined below) during [***] does not exceed [***] and (ii) the MAP Specialist Sales Force has a maximum vacancy rate [***] that does not exceed [***].

(d) Sales Force Incentives. During the Sales Force Funding Period (as defined in Section 10(b)(iv)): (i) the incentive compensation structure for the MAP Specialist Sales Force with respect to Licensed Products shall be [***]; and (ii) if members of the MAP Specialist Sales Force promote products other than Licensed Products, then the proportion of [***] may be reduced in accordance with the proportion of total efforts by such sales representatives (as measured by PDEs) to be directed towards such other products [***], provided that in no event shall less than [***] of the total [***] be tied to the promotion of Licensed Products.

(e) Sales Meetings and Review. AstraZeneca shall permit members of the MAP Specialist Sales Force to attend those portions of all material sales meetings during which the strategy for promoting the Licensed Products will be discussed (including discussions relating to the conversion of prescribers to Licensed Products). AstraZeneca shall provide reasonable advance notification of all such meetings to MAP, and MAP shall give AstraZeneca reasonable advance notice of the names of the members of the MAP Specialist Sales Force who will attend each such meeting. MAP shall bear the costs and expenses of travel and attendance at such meetings. MAP shall permit AstraZeneca’s sales and marketing management personnel, upon request of AstraZeneca, to spend time in the field (ride-alongs) with MAP’s sales representatives to assess their performance under the Co-Promotion Agreement (e.g., with respect to messaging, quality, sales direction).

(f) Non-Solicitation. During [***], neither Party shall actively recruit or solicit any member of the sales force or any other staff of the other Party engaged in the marketing, promotion or Detailing of Licensed Products. For the avoidance of doubt, this provision shall not restrict either Party or its Affiliates from advertising employment opportunities, engaging head-hunters or engaging in any other activity directed towards recruitment, in each case if and to the extent that such advertising or activities do not directly target the other Party or its Affiliates.

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(g) Managed Care. AstraZeneca shall be solely responsible for managing necessary responsibilities with respect to Licensed Products across all managed care market segments in the Co-Promotion Territory and shall have exclusive responsibility for: (i) contract strategy, (ii) contract creation; (iii) government reporting, rebate processing, Federal Supply Schedule calculations and pricing schedules; (iv) contract compliance, monitoring and audits; (v) contract administration and claims processing; and (vi) all other matters related to managed care.

(h) Computer Tablets. AstraZeneca shall provide to MAP, [***] one computer tablet for each member of the MAP Specialist Sales Force. Such computer tablets shall be used by the MAP Specialist Sales Force in Detailing Licensed Products. Such computer tablets shall be pre-loaded with such proprietary software as may be determined by AstraZeneca in its sole discretion. Such computer tablets and such proprietary software shall be used only for Detailing and related activities, and only with respect to Licensed Products. MAP shall not, and shall not permit any other Person to, access, copy, modify, or reverse engineer such proprietary software. All data directly related to the individual performance of a sales representative (such as data related to that sales representative’s sales, sales calls, samples and compliance) that is transmitted or otherwise provided through a computer tablet will be provided reasonably promptly to MAP. [***] Following the Sales Force Funding Period, subject to Section 10(f), if MAP elects to continue co-promoting Licensed Products, then [***].

3.	Promotional Materials.

(a) Production of Materials. During the Term, AstraZeneca shall develop and produce all written, printed, electronic and graphic material intended for use by sales representatives in promoting Licensed Products in the Co-Promotion Territory, including visual aids, file cards, premium items, clinical study reports, reprints, drug information updates, any other promotional support items (collectively, the “Promotional Materials”), and all product labels and inserts to be used by the Parties in connection with the co-promotion of Licensed Products in accordance with the terms of the Co-Promotion Plan. In the event of any dispute between the Parties with respect to the content of any Promotional Materials, [***]. The quantities of Promotional Materials produced by AstraZeneca for each Licensed Product shall be allocated to the Parties in proportion to the number of sales representatives engaged by, or, if applicable, PDEs for Licensed Products assigned to, each Party’s sales force engaged in promoting such Licensed Product.

(b) Use of Materials. MAP shall, and shall cause its sales representatives to, use only the applicable Promotional Materials provided by AstraZeneca in connection with the co-promotion of each Licensed Product. MAP shall ensure that the Promotional Materials are used only in the form provided and not changed in any way (including by underlining or otherwise highlighting any text or graphics or adding any notes thereto) by any members of the MAP Specialist Sales Force. MAP shall, and shall cause its sales representatives to, immediately cease the use of any Promotional Materials when instructed to do so by AstraZeneca. MAP shall, and shall cause its sales representatives to, use the Promotional Materials only for the purposes contemplated by the Co-Promotion Agreement. All Promotional Materials in the possession of MAP or its sales representatives shall be returned to AstraZeneca upon termination of the Co-Promotion Agreement or as earlier requested by AstraZeneca.

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(c) Statements. MAP shall, and shall cause its sales representatives to, make only such statements and claims regarding Licensed Products, including as to efficacy and safety, as are consistent with the applicable product labels and inserts and Promotional Materials. MAP shall not, and MAP shall cause its sales representatives not to, make any untrue or misleading statements or comments about any Licensed Product.

4.	Training.

(a) Training Materials. AstraZeneca shall (i) establish training objectives and training plans for members of the MAP Specialist Sales Force consistent with the training objectives and training plans that AstraZeneca establishes for members of its own sales force that will be promoting the applicable Licensed Product; and (ii) develop and produce all training programs and materials (including sales orientation assessment tests and refresher tests) to be used for initial and refresher training of the members of the MAP Specialist Sales Force; it being understood and agreed by the Parties that in the event of any dispute between the Parties with respect to such objectives or plans or the content of any such programs or materials, AstraZeneca’s determination shall be final. [***] shall bear the cost of preparing all such training materials.

(b) Training Programs. Subject to Section 10(f), prior to the launch of each Licensed Product, AstraZeneca shall permit each member of the MAP Specialist Sales Force to attend all material training (or retraining) sessions that AstraZeneca conducts for its own sales force that will be promoting such Licensed Product, provided that [***] the costs of travel and attendance at such meetings for members of the MAP Specialist Sales Force. Thereafter, AstraZeneca shall continue to reasonably train [***] MAP sales force trainer with respect to each Licensed Product as AstraZeneca does for its own sales force trainers with respect to each Licensed Product. Following the launch of a Licensed Product, MAP shall be responsible for the ongoing training of the MAP Specialist Sales Force with respect to such Licensed Product, including with respect to any refresher training and with respect to any new member of the MAP Specialist Sales Force. Without limiting the foregoing, during the Sales Force Funding Period, AstraZeneca shall permit each member of the MAP Specialist Sales Force who is promoting a particular Licensed Product to attend any material, territory-wide training sessions relating to such Licensed Product that it conducts for its own sales force that is promoting such Licensed Product. In the event that MAP should require that an additional sales force trainer(s) be trained, AstraZeneca shall provide such training upon reasonable notice to AstraZeneca [***].

5.	PDE Requirements.

(a) Definition of PDE. For purposes hereof, “PDE” means a primary Detail equivalent where (i) a Primary Product Presentation has a value of [***] primary Detail equivalent, (ii) a Secondary Product Presentation (a Detail during a sales call in which the Licensed Product being promoted receives emphasis that is less than the emphasis received by one (but no more than one) other product) has a value of [***] primary Detail equivalents. In no event shall more than [***] products be presented with a Licensed Product during any sales call.

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(b) Performance of PDEs. In each calendar quarter, or such other period as AstraZeneca may designate from time to time (each, a “Calendar Period”) during the Term, MAP shall perform the number of PDEs for each Licensed Product required to be performed by MAP as set forth in the Co-Promotion Plan for such Calendar Period. The number of sales calls required to be performed by each member of the MAP Specialist Sales Force, as designated by AstraZeneca pursuant to the Co-Promotion Plan, will be consistent with the number of sales calls AstraZeneca requires for each member of its own sales force that will be promoting the applicable Licensed Product (it being understood and agreed that such AstraZeneca sales representatives may be promoting other products). With respect to each Calendar Period in a Calendar Year, MAP shall be permitted to perform up to [***] of the aggregate number of PDEs for each Licensed Product provided for such Calendar Period in any subsequent Calendar Period [***]. In addition, in each Calendar Period during the Term, MAP shall ensure that at least [***] of the number of PDEs for each Licensed Product that it actually performed were made to targeted prescribers or target purchasers, if any. MAP may deliver up to [***] of its required PDEs for each Licensed Product to non-target prescribers or non-target purchasers, if any, if it reasonably believes in good faith that such PDEs are likely to result in increased sales of the applicable Licensed Product.

(c) Shortfalls. In the event that MAP believes in good faith that, notwithstanding diligent efforts, it will be unable to perform the number of required PDEs for any Calendar Period with respect to a Licensed Product, it shall promptly give written notice to AstraZeneca that it shall not be able to meet its PDE obligations and the projected shortfall in PDEs. Upon receipt of such notice, AstraZeneca shall have the option, exercisable in its sole discretion, to perform additional PDEs for the Licensed Product to make up for the projected shortfall.

(d) Permissible PDEs. For purposes of determining compliance by MAP with any of its annual PDE performance requirements set forth in the Co-Promotion Agreement, except as provided in the third sentence of Section 5(b), PDEs that are not performed by MAP as set forth in the Co-Promotion Plan for the applicable Calendar Period shall not be taken into account.

6.	Consequences of [***] Required PDEs.

In addition to any other remedy available hereunder or under Applicable Law, the following credits shall be available to AstraZeneca in the event of the following [***], which credits [***]:

(a) if MAP [***] of the aggregate required PDEs for any Licensed Product in any Calendar Year as set forth in the Co-Promotion Plan (but [***] of such required PDEs), then AstraZeneca shall be entitled to a credit equal to [***]; and

(b) if MAP [***] of the aggregate required PDEs for any Licensed Product in any Calendar Year as set forth in the Co-Promotion Plan, then AstraZeneca shall be entitled to [***].

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7.	Samples.

AstraZeneca shall ship all samples of Licensed Products directly to prescribers who have submitted sample request forms to members of the MAP Specialist Sales Force as soon as reasonably practicable after AstraZeneca’s receipt thereof. In connection with any request for such samples from any prescriber, MAP shall verify, in accordance with AstraZeneca’s sample distribution policies, the prescriber’s identity as a practitioner authorized by Applicable Law to receive drug samples, and shall obtain an executed sample request form from such prescriber. Members of the MAP Specialist Sales Force shall comply with AstraZeneca’s sample distribution policies and procedures.

8.	Promotion of Other Products.

During the Term, members of the MAP Specialist Sales Force shall be permitted to promote products in addition to Licensed Products; provided that [***], no member of the MAP Specialist Sales Force who is promoting a Licensed Product may promote a Competitor Product; and provided further, that the MAP Specialist Sales Force shall promote such other products in accordance with Applicable Law and shall not, directly or indirectly, promote, respond to or refer medical inquiries or otherwise encourage the use of any such product for any indication other than the indication(s) set forth in the approved labeling for such product. For the purposes of this Article 8, “Competitor Product” means any product that [***].

9.	Reporting and Auditing.

(a) Recordkeeping. MAP shall keep complete and accurate books and records (financial and otherwise) pertaining to the performance of its obligations under the Co-Promotion Agreement, including records of vacancy rates, turnover, and PDEs performed by members of the MAP Specialist Sales Force with respect to each Licensed Product in sufficient detail to permit AstraZeneca or a third party to determine whether MAP’s obligations under the Co-Promotion Agreement were met, to permit the calculation of all credits under Article 6 and to prepare all reports required thereunder. All financial books and records maintained by MAP shall be maintained in accordance with U.S. GAAP, consistently applied.

(b) Detail Reporting. MAP shall cause the members of the MAP Specialist Sales Force to report Detailing activity in accordance with the procedures specified from time to time in the Co-Promotion Plan. Subject to Section 2(h), MAP shall ensure, at its sole cost and expense, that each of the members of the MAP Specialist Sales Forces is properly equipped with all necessary hardware, software and other information technology required from time to time by the Co-Promotion Plan to perform his or her recordkeeping and reporting obligations under the Co-Promotion Agreement. As set forth in Section 2(h), all data relating to such Detailing activity that is directly related to the individual performance of a sales representative that is reported to AstraZeneca will be provided reasonably promptly to MAP.

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(c) Tracking Reports. MAP shall provide to AstraZeneca such additional information and reports concerning Detail activity under the Co-Promotion Agreement at the times and in the manner specified in the Co-Promotion Plan. In addition, (A) no less often than [***] during the [***] after the initiation of MAP’s co-promotion activities with respect to any Licensed Product and (B) no less often than [***] thereafter, MAP shall submit to AstraZeneca a written report containing the following information with respect to such month or Calendar Period, as the case may be, for such Licensed Product:

(i) the total number of PDEs for such Licensed Product performed by MAP;

(ii) the total number of Primary Product Presentations and Secondary Product Presentations for such Licensed Product performed by MAP; and

(iii) the number of PDEs for such Licensed Product performed by MAP made in total and individually to target prescribers and target purchasers (if any).

(d) PDE Audits. No more than [***] during any [***] period during the Term, AstraZeneca shall have the right to conduct an audit of MAP’s Detailing activities to confirm the accuracy of the Detail and PDE related-information contained in the reports delivered by MAP. Any such audit shall be at AstraZeneca’s sole cost and expense; provided, however, that if the results of such audit identify an overstatement of PDEs for any Licensed Product in such reports by [***] more in any Calendar Period, then MAP shall bear the expense of such audit and shall promptly implement corrective actions reasonably acceptable to AstraZeneca to ensure accurate reporting thereafter, and AstraZeneca shall be entitled to a credit equal to twice the product of the shortfall in PDEs multiplied by the PDE Cost, which credit shall be creditable against any milestone or royalty payments payable to MAP pursuant to Article 8 of the Master Agreement. At any time within [***] after the completion of an audit that identifies an overstatement of PDEs for a Licensed Product by [***] or more in any Calendar Period, AstraZeneca shall have the right, at MAP’s expense, to perform a subsequent audit of MAP’s Detailing activities to ensure that MAP has corrected its reporting deficiencies.

(e) Detail Message Audits. With respect to each Licensed Product, AstraZeneca shall have the right, at its sole cost and expense, to conduct market research in order to evaluate the effectiveness of the Details performed by MAP and the content of the “Product Message” (the principal promotional messages with respect to the Licensed Product set forth in the Co-Promotion Plan that a sales representative is required to convey to a prescriber or purchaser during a Detail of such product) delivered by the MAP Specialist Sales Force. If such market research indicates that MAP is not delivering the appropriate Product Message, then AstraZeneca may deliver written notice of such failure to MAP. Within [***] after receipt of such notice, MAP shall develop and deliver to AstraZeneca a plan of action designed to correct such failure that is reasonably satisfactory to AstraZeneca (a “Corrective Plan”). MAP shall implement the Corrective Plan within [***] after approval thereof by AstraZeneca. AstraZeneca shall have the right, at the expense of MAP, to engage an auditor to conduct independent market research in order to evaluate whether MAP has corrected such failure in accordance with the Corrective Plan. If such market research indicates that MAP has not corrected such failure, then AstraZeneca may deliver written notice of such failure to MAP. Within [***] after receipt of

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such notice, MAP (at its sole cost and expense) shall develop and deliver to AstraZeneca [***] reasonably satisfactory to AstraZeneca (the “Retraining Program”). MAP shall implement the Retraining Program within [***]. AstraZeneca shall have the right, at the expense of MAP, to conduct independent market research in order to evaluate whether MAP has corrected such failure as a result of the Retraining Program. If such failure constitutes a violation of Applicable Law or AZ Policies or is otherwise material, and if such failure has not been corrected, AstraZeneca immediately shall have the right to terminate the Co-Promote Agreement for material breach (without any further right to cure).

10.	Sales Force Support.

(a) Size of MAP Specialist Sales Force. Prior to the [***] day following the date the Drug Approval Application for the Licensed Product is submitted to the FDA, MAP shall notify AstraZeneca in writing of the number of sales representatives it will have in the MAP Specialist Sales Force, which number shall be no less than [***] and no more than sixty (60). MAP shall have the right to reduce (but not to increase) the size of the MAP Specialist Sales Force for a Calendar Year, provided that the size of the MAP Specialist Sales Force may not be reduced below [***] sales representatives, and provided further that MAP provides written notice to AstraZeneca of such reduction on or before September 30 of the prior Calendar Year.

(b) Definitions.

(i) The “Sales Force FTE Rate” shall be [***] per year for each member of the MAP Specialist Sales Force, [***].

(ii) The “Sales Force Size” shall be the number of sales representatives in the MAP Specialist Sales Force as specified by MAP pursuant to Section 10(a).

(iii) The “Sales Force Funding Rate,” with respect to a period of time, shall be the product of the Sales Force FTE Rate applicable during that period multiplied by the Sales Force Size applicable during that period.

(iv) The “Sales Force Funding Period” shall be the period of time during which AstraZeneca is obligated to pay the Sales Force Funding Rate (or a fraction thereof) in accordance with this Article 10.

(c) Support Obligations and Term of Support. Beginning on the date [***] prior to the date the Drug Approval Application for the Licensed Product is expected to be approved by the FDA (or beginning on such other date that the JPT reasonably determines provides MAP reasonably sufficient time to recruit and train the MAP Specialist Sales Force) until [***] of the date of First Commercial Sale of the Licensed Product in the United States, AstraZeneca shall pay to MAP the entire Sales Force Funding Rate. The date on which AstraZeneca’s obligation to pay the entire Sales Force Funding Rate pursuant to this Section 10(c) shall be the “Full Sales Force Funding Period Termination Date.”

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(d) Wind-Down. During the [***] following the Full Sales Force Funding Period Termination Date, AstraZeneca shall pay to MAP [***] the Sales Force Funding Rate. During the [***] following [***] of the Full Sales Force Funding Period Termination Date, AstraZeneca shall pay to MAP [***] of the Sales Force Funding Rate. Following [***] of the Full Sales Force Funding Period Termination Date, the [***] costs associated with the MAP Specialist Sales Force that AstraZeneca shall be obligated to pay shall be [***]. MAP shall be responsible for all other costs associated with the MAP Specialist Sales Force.

(e) Accelerated Wind-Down. MAP shall provide AstraZeneca with [***] notice prior to members of the MAP Specialist Sales Force beginning to promote any pharmaceutical product other than the Licensed Products. Notwithstanding Sections 10(c) and 10(d), (i) for each [***] during the [***] following the date the promotion of any such additional pharmaceutical product begins, the amount that AstraZeneca is required to pay pursuant to Section 10(c) or 10(d), as applicable, shall be reduced to [***]; and (ii) for each [***] during the [***] following [***] of such date, the amount that AstraZeneca is required to pay pursuant to Section 10(c) or 10(d), as applicable, shall be reduced to [***]. Thereafter, the [***] costs associated with the MAP Specialist Sales Force that AstraZeneca shall be obligated to pay shall be [***]. MAP shall be responsible for all other costs associated with the MAP Specialist Sales Force.

(f) MAP Change of Control. Notwithstanding any other provision of this Schedule 7.1 (including Sections 2(h), 10(c), 10(d) and 10(e) and Article 4), following any Change of Control of MAP:

(i) AstraZeneca shall not be obligated to [***];

(ii) MAP shall be obligated to [***];

(iii) Notwithstanding Article 4, AstraZeneca shall have no obligation to [***];

(iv) For the avoidance of doubt, Article 7 (governing the provision of samples to prescribers) shall continue to apply to the co-promotion efforts of the MAP Specialist Sales Force, subject to [***];

(v) MAP shall be obligated to [***];

(vi) MAP shall thenceforth be responsible for [***], except that AstraZeneca shall continue to be obligated to [***]; and

(vii) No member of the MAP Specialist Sales Force may [***].

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(g) Sole Financial Obligation. Except as otherwise expressly provided in the Co-Promotion Agreement, AstraZeneca’s [***] shall represent AstraZeneca’s sole obligations to make payments for the services to be performed by MAP under the Co-Promotion Agreement. MAP shall be solely responsible for [***], and AstraZeneca shall not be obligated to [***] (excluding costs of [***]).

(h) Invoicing. MAP shall invoice AstraZeneca [***] for its financial obligations under this Article 10, which invoice AstraZeneca shall pay within [***].

11.	Marketing Strategies.

[***] shall have responsibility for the development and implementation of marketing strategies for all Licensed Products in the Co-Promotion Territory.

12.	Co-Promotion Plan.

[***] shall prepare a co-promotion plan (the “Co-Promotion Plan”), that sets forth, with respect to each Calendar Year, a description of strategy and positioning implementation for each Licensed Product and the key marketing issues for each Licensed Product. The Co-Promotion Plan shall specify:

(i) the Promotional Materials to be used in conducting promotional activities with respect to each Licensed Product and the applicable Product Message;

(ii) the minimum number of PDEs that each sales representative must perform in each Calendar Period with respect to each Licensed Product (which number of PDEs shall be based upon the number of sales calls that each sales representative is required to perform, it being understood and agreed by the Parties that, in accordance with Section 5(b), the number of sales calls required to be performed by each member of the MAP Specialist Sales Force will be consistent with the number of sales calls AstraZeneca requires for each member of its own sales force that will be promoting the Licensed Product (who may be promoting other products));

(iii) Detailing strategy and obligations of MAP on a Calendar Period basis, including (w) the “call plan” size (i.e., the number of targeted prescribers to be called on by each sales representative); (x) identification and prioritization of targeted prescribers by deciles; provided that the number of Details to be allocated to each Party’s sales force with respect to each decile of targeted prescribers shall be substantially proportional based on the number of sales representatives in each Party’s respective sales force, and their territories; (y) reach and frequency expectations for the targeted prescribers in each Calendar Period; and (z) the number and position of PDEs for the Licensed Product to be performed in each Calendar Period;

(iv) the reporting obligations of the Parties and their sales representatives with respect to the performance of their promotional activities under the Co-Promotion Agreement, including the recording of Detailing activity by sales representatives, the synchronizing and transfer of Detail information to AstraZeneca’s databases, the review by sales representatives of the activities of their counterparts on the other Party’s sales force, and the hardware, software and other information technology to be used therefor;

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(v) sales forecasts for each Licensed Product on a quarterly basis (or more frequently if so determined by AstraZeneca); and

(vi) such other plans relating to the marketing and promotion of each Licensed Product as AstraZeneca deems necessary or appropriate.

The initial Co-Promotion Plan shall be prepared by [***] no later than [***] prior to the expected date of approval of the first Drug Approval Application for a Licensed Product by the FDA.

13.	Product Supply.

(a) Orders for Products; Terms of Sale. AstraZeneca shall have the sole responsibility and right to fill orders with respect to Licensed Products. MAP shall not take orders for Licensed Products, but if for any reason MAP should receive sales orders for any such product, MAP shall promptly forward such orders to AstraZeneca. All orders for Licensed Products shall be subject to AstraZeneca’s acceptance, in its sole discretion. AstraZeneca may cancel any order for Licensed Products, or any part thereof, at any time after acceptance without thereby incurring any liability to MAP. AstraZeneca shall be solely responsible for responding to requests from physicians for individual patients who need Licensed Products but are unable to afford it. Any such request received by MAP should originate from the patient’s physician and be forwarded to AstraZeneca for processing in accordance with AstraZeneca’s procedures. AstraZeneca shall have the sole right and responsibility for establishing and modifying the terms and conditions of the sale of Licensed Products, including the price at which each Licensed Product will be sold, whether each Licensed Product will be subject to any trade or quantity discounts, whether any discount will be provided for payments on accounts receivable, whether each Licensed Product will be subject to rebates, returns and allowances or retroactive price reductions, the channels of distribution of each Licensed Product, and whether credit is to be granted or refused in connection with the sale of each Licensed Product.

(b) Returned Product. AstraZeneca shall have the sole responsibility and right to accept any returned Licensed Products. MAP shall not solicit the return of any Licensed Products, but if for any reason MAP should receive any returned Licensed Products, MAP shall promptly notify AstraZeneca. Any Licensed Products returned to MAP shall be shipped by MAP to AstraZeneca’s designated facility, and all reasonable documented shipping costs incurred by MAP shall be promptly reimbursed by AstraZeneca. MAP shall advise the customer that made such return that the Licensed Products have been returned to AstraZeneca. MAP shall fully complete and deliver to AstraZeneca the returned goods form provided by AstraZeneca with respect to any returned Licensed Products.

(c) Recalled Product. The decision whether to recall or withdraw any Licensed Product shall be made in accordance with the Master Agreement.

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14.	Requests for Medical Information.

(a) Response to Requests. AstraZeneca shall have the exclusive right to respond to all questions or requests for information about Licensed Products made by any medical professionals or any other Person to MAP or the members of the MAP Specialist Sales Force that (i) warrant a response beyond the understanding or knowledge of such members of the MAP Specialist Sales Force or (ii) are beyond the scope of the product labels and inserts or other Promotional Materials therefor (a “PIR”).

(b) Communication of PIRs. MAP shall, and shall cause the members of the MAP Specialist Sales Force to, promptly communicate to the AstraZeneca Information Center or Medical Resources Department all PIRs received by MAP or such the members of the MAP Specialist Sales Force.

(c) Communications to Prescribers. In connection with the co-promotion of Licensed Products, MAP shall cause the members of the MAP Specialist Sales Force to inform prescribers and purchasers (if any) that they may contact the AstraZeneca Information Center regarding questions or requests for information about Licensed Products by telephone or by completing a medical resource form and faxing the completed form directly to AstraZeneca Medical Resources at the facsimile number provided on such form. AstraZeneca shall provide MAP with sufficient quantities of medical resource forms and MAP shall cause the members of the MAP Specialist Sales Force to provide such forms to prescribers and purchasers (if any).

15.	Product Trademarks and Product Copyrights.

MAP shall co-promote Licensed Products only under the Product Trademarks. AstraZeneca shall grant MAP a non-exclusive, royalty free license to use the Product Trademarks and Product Copyrights solely for purposes of performing its obligations under the Co-Promotion Agreement, which license shall terminate upon the expiration or earlier termination of the Co-Promotion Agreement for any reason. “Product Copyrights” means all copyrightable subject matter included in the product labels and inserts, the Promotional Materials, and training materials for any Licensed Product. “Product Trademarks” means the (i) any trademarks relating to Licensed Products and the registrations thereof, (ii) any pending or future trademark registration applications relating to any Licensed Product, (iii) any unregistered trademark rights relating to any Licensed Product as may exist through use prior to or as of the date hereof, (iv) any current or future modifications or variants of any of the foregoing trademarks, and (v) any future trademarks adopted by AstraZeneca or its Affiliates for use in connection with any Licensed Product, in each case excluding the AstraZeneca corporate name and related logos (except to the extent appearing on Promotional Materials provided by AstraZeneca to MAP for use in co-promoting Licensed Products pursuant to this Agreement).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

16.	Insurance.

During the Term and commencing upon the date that MAP hires the first member of the MAP Specialist Sales Force, at a minimum, and not in derogation of any of MAP’s insurance obligations under the Master Agreement, MAP shall maintain in full force and effect the following types and amounts of insurance:

(a) commercial general liability insurance covering bodily injury, property damage and personal injury with minimum limits of [***] each occurrence and [***] general aggregate, including Premises Liability and Contractual Liability coverage;

(b) commercial automobile liability insurance with a [***] combined single limit on MAP owned, hired and non-owned vehicles at any time during the term of the Co-Promotion Agreement;

(c) workers’ compensation insurance as required by the laws of the states in which MAP performs under the Co-Promotion Agreement, and employers liability insurance with limits of [***] each accident, [***] by disease/each employee and [***] by disease/policy limit;

(d) umbrella or excess liability insurance with limits of [***] each occurrence and [***] general aggregate;

(e) employment practices liability insurance with limits of [***] per event; and

(f) property insurance covering AstraZeneca’s property in the care, custody and control of MAP at MAP’s site with limits of [***] for “each and every loss”, and in the care, custody and control of members of MAP’s Specialist Sales Force with limits of [***] for “each and every loss.”

As of the effective date of the Co-Promotion Agreement and during the Term, MAP shall represent and warrant that its general liability, automobile liability and employers’ liability insurance policies are scheduled as “underlying” insurance on its umbrella or excess liability insurance policy(ies).

Each of the policies in Sections 16(a) and 16(b) shall name AstraZeneca as an additional insured and shall be primary to any liability insurance carried by AstraZeneca with respect to any liability for which MAP is responsible under the Co-Promotion Agreement, which insurance shall be excess for claims and losses arising out of the performance of the Co-Promotion Agreement.

Certificates evidencing at least the above-required insurance coverage shall be submitted by MAP prior to the commencement of the work and thereafter prior to each renewal or replacement period and shall not be canceled or terminated without at least thirty (30) days’ prior written notice to AstraZeneca. All such insurance policies shall be written with one or more companies authorized to do business in the states in which MAP operates, which companies have a financial rating of not less than A- in the most current edition of Best’s Key Rating Guide.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

17.	Indemnification.

(a) Indemnification of AstraZeneca. In addition to any other remedy available to AstraZeneca, MAP shall defend, indemnify and hold harmless AstraZeneca, its Affiliates and its and their respective officers, directors, partners, shareholders, employees and agents from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with (i) any breach of any obligation in the Co-Promotion Agreement by MAP (including any breach of its obligation to conduct its activities under the Co-Promotion Agreement in accordance with Applicable Law and the AZ Policies), other than its obligations under Section 5, (ii) the inaccuracy or breach of any representation or warranty made by MAP in the Co-Promotion Agreement or (iii) the enforcement of AstraZeneca’s rights under this Section 17, except to the extent such Losses arise as a result of the negligence, fraud, willful misconduct or wrongful act of AstraZeneca, its Affiliates or its or their respective officers, directors, partners, shareholders, employees or agents.

(b) Indemnification of MAP. In addition to any other remedy available to MAP, AstraZeneca shall defend, indemnify and hold harmless MAP, its Affiliates and its and their respective officers, directors, partners, shareholders, employees and agents from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with (i) any breach of any obligation in the Co-Promotion Agreement by AstraZeneca, (ii) the inaccuracy or breach of any representation or warranty made by AstraZeneca in the Co-Promotion Agreement, (iii) the use by the MAP Specialist Sales Force of Promotional Materials without modification, in accordance with the training provided by AstraZeneca under the Co-Promotion Agreement, Applicable Law and the AZ Policies, or (iv) the enforcement of MAP’s rights under this Section 17, except to the extent such Losses arise as a result of the gross negligence, fraud, willful misconduct or wrongful act of MAP, its Affiliates or its or their respective officers, directors, partners, shareholders, employees (including members of the MAP Specialist Sales Force) or agents.

18.	Term and Termination.

(a) Term. The Term shall commence on the effective date of the Co-Promotion Agreement and shall continue until terminated pursuant to this Section 18.

(b) Termination. In addition to other customary provisions in the Co-Promotion Agreement providing for termination thereof, the Co-Promotion Agreement may be terminated:

(i) by MAP if prior to the thirtieth (30th) day following the date the Drug Approval Application for a Licensed Product is submitted to the FDA, MAP shall have notified AstraZeneca in writing that it does not desire to co-promote Licensed Products;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii) by AstraZeneca immediately upon written notice to MAP if the average vacancy rate of the MAP Specialist Sales Force during any [***] Calendar Periods within any period of [***] exceeds [***];

(iii) by AstraZeneca immediately upon written notice to MAP if MAP fails to perform at least [***] of its aggregate required PDEs for the Licensed Product in any [***] as set forth in the Co-Promotion Plan;

(iv) by AstraZeneca immediately upon written notice pursuant to Section 9(e);

(v) by either Party in the event of any other material breach of the Co-Promotion Agreement by the other Party, which breach remains uncured [***] days after written notice thereof is given to the breaching Party;

(vi) by MAP upon ninety (90) days’ prior written notice to AstraZeneca;

(vii) by AstraZeneca upon ninety (90) days’ prior written notice to MAP if, with respect to the class of prescribers called on by the MAP Specialist Sales Force, the promotion of the Licensed Product by AstraZeneca, its Affiliates, or any Sublicensee or designee of AstraZeneca that is a joint venture or similar collaborative enterprise in which AstraZeneca owns an interest substantially ceases in the United States;

(viii) by either Party upon thirty (30) days’ prior written notice to the other Party in the event the FDA recommends or otherwise causes the withdrawal of a Licensed Product from the market at any time after launch for a period in excess of one-hundred and twenty (120) days;

(ix) immediately upon termination of the Master Agreement in its entirety or with respect to the United States; or

(x) by either Party immediately upon written notice if the other Party shall file in any court or agency, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall propose or be a Party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors.

(c) Termination Not Exclusive Remedy. The termination rights set forth in the Co-Promotion Agreement shall be in addition to any other rights or remedies available under the Co-Promotion Agreement or otherwise available to the Parties, and any exercise thereof shall not operate to exclude either Party from exercising any other right or remedy available to them, including the credits described in Section 6.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d) Effect of Termination or Expiration. Upon the effective date of termination or expiration of the Co-Promotion Agreement, MAP immediately shall cease all Detailing and co-promotion of the Licensed Product and immediately shall discontinue the use of any Promotional Materials and samples.

(e) Return of All Materials. Upon the termination or expiration of the Co-Promotion Agreement, MAP shall promptly return to AstraZeneca all Licensed Product samples (if any), all Promotional Materials, and all training materials that AstraZeneca provided to MAP pursuant to the Co-Promotion Agreement that are in the possession of, or under the control of, MAP or the MAP Specialist Sales Force.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 10

Form of Confirmatory Patent License Agreement

Date:

Parties:

(1)	‘The Licensor’: having its registered office at .

(2)	‘The Licensee’: having its registered office at .

Recitals:

By an Agreement (‘the Main Agreement’) dated                      and made between the Licensor and the Licensee the Licensor granted for the consideration therein contained to the Licensee a license under [Patent No                     ] (‘the Patent’).

Operative provisions:

1. Pursuant to the Main Agreement and for the consideration referred to in the Main Agreement, the Licensor hereby confirms the grant to the Licensee of an exclusive license from the Effective Date (as defined in the Main Agreement) for the term specified in the Main Agreement to manufacture, market, sell and otherwise dispose of Licensed Products (as defined in the Main Agreement) for the life of the Patent and subject to the provisions of the Main Agreement.

2. Subject as provided in the Main Agreement this License shall terminate without notice in the event of the termination for any reason of the Main Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS of which this Agreement has been executed as a deed and delivered the day and year first above written.

EXECUTED as a Deed by                      acting by:

[name of director] and:

[name of director/secretary]

EXECUTED as a Deed by                      acting by:

[name of director] and:

[name of director/secretary]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2

Schedule 16.1.1(A)

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 16.1.1(B)

In-Licensed Patents

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 17.6

Form of Press Release

[See Attached]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AstraZeneca and MAP Pharmaceuticals Announce Worldwide

Collaboration to Develop and Commercialize Unit Dose Budesonide

London, UK and Mountain View, CA, December 19, 2008 – AstraZeneca (NYSE: AZN) and MAP Pharmaceuticals, Inc. (NASDAQ: MAPP) announced today an exclusive worldwide agreement to develop and commercialize Unit Dose Budesonide (UDB), MAP Pharmaceuticals’ proprietary nebulized formulation of budesonide. UDB is being developed by MAP Pharmaceuticals as a potential treatment for pediatric asthma and is currently in Phase III clinical development. UDB has the potential to be nebulized more quickly and at a lower nominal dose than the commercially available product.

Under the terms of the agreement, AstraZeneca will pay MAP Pharmaceuticals an upfront cash payment of $40 million and an additional $35 million upon the successful achievement of primary endpoint and safety results in the currently ongoing Phase III clinical study. In addition, upon the occurrence of certain events and conditions, MAP Pharmaceuticals is eligible to receive up to $240 million in other potential development and regulatory milestones. The agreement also provides for additional progressively demanding sales performance-related milestone payments of up to $585 million in the event the product is a considerable commercial success. This agreement is subject to review by the United States Government under the Hart-Scott-Rodino Act and becomes effective after the expiration or earlier termination of the waiting period (or any extension thereof).

AstraZeneca also will support and fund the establishment of a MAP Pharmaceuticals sales force to co-promote UDB in the United States for a certain period of time after product launch. MAP Pharmaceuticals is also eligible to receive significant double-digit royalty payments on net sales of UDB worldwide.

MAP Pharmaceuticals and AstraZeneca will develop UDB in the United States and AstraZeneca has rights to develop and commercialize UDB outside of the United States. Under the agreement, AstraZeneca will be responsible for future UDB development costs and AstraZeneca will reimburse MAP Pharmaceuticals for the costs of future UDB development activities with respect to United States registration incurred by MAP Pharmaceuticals.

David Brennan, Chief Executive Officer of AstraZeneca said, “MAP Pharmaceuticals’ advancement in Unit Dose Budesonide represents an important potential new option for treating children confronting asthma. AstraZeneca’s heritage in treating pediatric asthma, combined with MAP Pharmaceuticals’ expertise can open new areas of opportunity for both companies and has the potential to bring significant medical benefit to the wider community.”

“AstraZeneca is an ideal partner for UDB given their extensive expertise in developing and commercializing respiratory therapies, including for pediatric asthma,” said Timothy S. Nelson, President and Chief Executive Officer of MAP Pharmaceuticals. “We recognize AstraZeneca’s leadership position in this therapeutic area and their potential to help MAP Pharmaceuticals achieve its key objective of reaching the broadest set of children who suffer from asthma. This relationship represents an important step in the evolution of our company, as we leverage our partner’s significant expertise and resources to help us build a commercial infrastructure for subsequent product launches. In addition, this transaction greatly strengthens our balance sheet and provides us with additional financial resources moving forward.”

UDB is being developed utilizing a license to Elan’s proprietary NanoCrystal® Technology. The small size and stability of NanoCrystal® drug particles are designed to enable improved delivery efficiency of drug formulations to the lung via nebulization.

About UDB

UDB is being studied as a novel version of nebulized budesonide. Budesonide has been used clinically for more than 20 years. UDB is designed to be nebulized more quickly at a lower nominal dose than the commercially available product. MAP Pharmaceuticals has completed enrollment and randomized approximately 360 patients in a Phase 3 clinical trial to evaluate UDB for the potential treatment of pediatric asthma. The last patient in this trial is expected to complete the 12-week treatment period by the end of 2008. The safety data generated to date has shown UDB to be well tolerated with no significant adverse events.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

About MAP Pharmaceuticals

MAP Pharmaceuticals, Inc. develops and plans to commercialize new therapies for children and adults who suffer from chronic conditions that it believes are not adequately treated by currently available medicines. The company applies its proprietary inhalation technologies to enhance the therapeutic benefits and commercial attractiveness of proven drugs while minimizing risk by capitalizing on their known safety, efficacy and commercialization history. MAP Pharmaceuticals has two drug candidates in Phase 3 clinical trials. Unit Dose Budesonide is being developed for the potential treatment of pediatric asthma, and MAP0004 is being developed for the potential treatment of migraine. MAP Pharmaceuticals’ pipeline also includes a drug candidate in early clinical development for the treatment of asthma and chronic obstructive pulmonary disease. Additional information about MAP Pharmaceuticals can be found at http://www.mappharma.com.

About AstraZeneca

AstraZeneca is a major international healthcare business engaged in research, development, manufacturing and marketing of prescription pharmaceuticals and supplier for healthcare services. AstraZeneca is one of the world’s leading pharmaceutical companies with healthcare sales of US $29.55 billion and is a leader in gastrointestinal, cardiovascular, neuroscience, respiratory, oncology and infection product sales. AstraZeneca is listed in the Dow Jones Sustainability Index (Global) as well as the FTSE4Good Index. For more information visit www.astrazeneca.com.

NanoCrystal® Technology is a registered trademark of Elan Pharma International Limited, Ireland, a subsidiary of Elan Corporation, plc (NYSE: ELN).

Forward-Looking Statements

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology, including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology. These forward-looking statements relate to, among other things, the impact and effects of the development and commercialization arrangement on MAP Pharmaceuticals and AstraZeneca, future demand for pediatric asthma products, potential benefits of the joint collaboration between MAP Pharmaceuticals and AstraZeneca and the timing of the joint collaboration. The material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: regulatory review and approval of UDB; the conduct and timing of clinical trials; the availability, pricing and marketing of competitive products, including generic products; any inability to realize all of the anticipated benefits of the development and commercialization arrangement fully or on the anticipated timeline; failure to obtain clearance of the collaboration agreement under the Hart-Scott-Rodino Act; a downturn in the pharmaceutical industry; unexpected variations in market growth and demand for pediatric asthma products; or the effect of political or economic instability internationally on the sales or production of UDB. MAP Pharmaceuticals and AstraZeneca urge investors to review in detail the risks and uncertainties in their Securities and Exchange Commission filings, including but not limited to MAP Pharmaceuticals’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and AstraZeneca’s Annual Report on Form 20-F for the year ended December 31, 2007. MAP Pharmaceuticals and AstraZeneca disclaim any intent or obligation to update these forward-looking statements.

AstraZeneca Contacts

Media Enquiries UK:

Neil McCrae	+44 207 304 5045 (24 hours)
Chris Sampson	+44 20 7304 5130 (24 hours)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

US Media Enquires:

Emily Denney	+1 302 885 3451

Investor Enquiries UK:

Jonathan Hunt	+44 207 304 5087	mob: +44 7775 704032
Mina Blair	+44 20 7304 5084	mob: +44 7718 581021
Karl Hard	+44 207 304 5322	mob: +44 7789 654364

Investor Enquiries US:

Ed Seage	+1 302 886 4065	mob: +1 302 373 1361
Jorgen Winroth	+1 212 579 0506	mob: +1 917 612 4043
Peter Vozzo (MedImmune)	+1 301 398 4358	mob: +1 301 252 7518

MAP Pharmaceuticals Contact

Christopher Y. Chai

CFO, MAP Pharmaceuticals

+1 650 386 3107

Daryl Messinger

WeissComm Partners

+1 415 999 2361

dmessinger@wcpglobal.com

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 19.3.3(b)

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.